Filed Pursuant to Rule 424(b)(2)
Registration No. 333-287332

PROSPECTUS SUPPLEMENT
(To Prospectus Dated May 15, 2025)
FIDELIS INSURANCE HOLDINGS LIMITED
$400,000,000 7.750% FIXED-RATE RESET SUBORDINATED
NOTES DUE 2055
We are offering $400,000,000 aggregate principal amount of 7.750% Fixed-Rate Reset Subordinated Notes due 2055 (the “Notes”). The Notes will bear interest (i) from the date of original issuance to, but excluding, June 15, 2035, at the fixed rate of 7.750% per annum and (ii) from, and including, June 15, 2035, during each Reset Period (as defined herein), at a rate per annum equal to the Five-Year Treasury Rate (as defined herein) as of the most recent Reset Interest Determination Date (as defined herein) plus 4.280% to be reset on each Reset Date (as defined herein). Interest on the Notes is payable semi-annually in arrears on June 15 and December 15 of each year, beginning on December 15, 2025. Under certain conditions, we will be required to postpone interest payments on the Notes. See “Description of the Notes—Interest—Mandatory Deferral of Interest Payments” and “—Arrears of Interest.” In addition, in certain circumstances, we may elect to defer payment of interest on the Notes. See “Description of Notes—Interest—Optional Deferral of Interest Payments.” The Notes are scheduled to mature on June 15, 2055. Under certain conditions, we will be required to postpone repayment of the Notes on the scheduled maturity date. See “Description of the Notes—General” and “—Conditions to Redemption and Repayment.”
The Notes will be unsecured and subordinated obligations of Fidelis Insurance Holdings Limited (“FIHL”) and will rank equally in right of payment with all existing and future unsecured and subordinated debt of FIHL, will rank senior in right of payment to all FIHL’s existing and future junior subordinated debt, and will be effectively subordinated to all existing and future secured obligations of FIHL to the extent of the security therefor, contractually subordinated to all existing and future liabilities of our subsidiaries and junior in right of payment to all existing and future senior debt of FIHL. See “Description of the Notes—Ranking.”
The Notes will be redeemable at our option (subject to the BMA Redemption Requirements (as defined herein)), in whole or in part, at any time that is not during a Par Call Period (as defined herein), at a redemption price equal to 100% of the principal amount of the Notes to be redeemed, plus a “make whole” premium calculated to the next Reset Date, plus accrued and unpaid interest, if any. At any time during a Par Call Period, we may (subject to the BMA Redemption Requirements) redeem the Notes, in whole or in part, at a redemption price equal to 100% of the principal amount of the Notes to be redeemed, plus accrued and unpaid interest, if any. See “Description of the Notes—Redemption—Make-Whole Redemption” and “—Optional Redemption.”
In addition, subject to the BMA Redemption Requirements, the Notes will be redeemable at our option, in whole but not in part, at any time, at a redemption price equal to 100% of the principal amount, plus accrued and unpaid interest, if any, (i) within 90 days of the date on which we have reasonably determined that a Capital Disqualification Event (as defined herein) has occurred and (ii) after the occurrence of a Tax Event (as defined herein). See “Description of the Notes—Redemption—Optional Redemption upon a Capital Disqualification Event” and “—Optional Redemption upon a Tax Event.” Furthermore, the Notes will be redeemable at our option, subject to the BMA Redemption Requirements, in whole but not in part, at any time, at a redemption price equal to 102% of the principal amount, plus accrued and unpaid interest, if any, within 90 days after the occurrence of a Rating Agency Event (as defined herein). See “Description of the Notes—Redemption—Optional Redemption upon a Rating Agency Event.”
Under certain circumstances set forth in “Description of the Notes—Variation and Substitution,” the Notes may be subject to variation and substitution. The Notes are not subject to a sinking fund provision.
Investing in the Notes involves risks. See “Risk Factors” on page S-11 in this prospectus supplement and on page 7 in the accompanying prospectus.

	Per Note	Total
Public Offering Price	100.000%	$400,000,000
Underwriting Discount(1)	1.125%	$4,500,000
Proceeds to Fidelis Insurance Holdings Limited	98.875%	$395,500,000
_______________________
(1)The initial public offering price set forth above does not include accrued interest, if any. Interest on the Notes will accrue from  June 13, 2025 and must be paid by the purchasers if the Notes are delivered after June 13, 2025.
FIHL will apply for the Notes to be admitted to the official list of the Bermuda Stock Exchange (the “BSX”). However, there can be no assurance that the official listing will be obtained or, if obtained, maintained. Currently there is no public market for the Notes.
The BSX takes no responsibility for the contents of this prospectus supplement, makes no representations as to its accuracy or completeness and expressly disclaims any liability whatsoever for any loss howsoever arising from or in reliance upon any part of the contents of this prospectus supplement.
This prospectus supplement includes particulars given in compliance with the Listing Regulations of the BSX for the purpose of giving information with regard to the Issuer. The Issuer accepts full responsibility for the accuracy of (or, in the case of information obtained from other sources as set out in this prospectus supplement, the accurate reproduction of) the information contained in this prospectus supplement and confirms, having made all reasonable enquiries, that to the best of its knowledge and belief as of the date hereof there are no other facts the omission of which would make any statement herein misleading.
None of the U.S Securities and Exchange Commission, the Registrar of Companies in Bermuda, the Bermuda Monetary Authority (the “BMA”), the BSX or any other regulatory body has approved or disapproved of these securities or determined if this prospectus supplement or the attached prospectus is truthful or complete. Any representation to the contrary is a criminal offense.
The underwriters expect to deliver the Notes to investors in book-entry form only through the facilities of The Depository Trust Company (“DTC”) and its direct participants, including Euroclear Bank S.A./N.V. and Clearstream Banking, société anonyme, on or about June 13, 2025 (which settlement cycle is herein referred to as T+3).
Joint Book-Running Managers

Wells Fargo Securities	Barclays	Lloyds Securities
Co-Managers

BMO Capital Markets	Citigroup
The date of this prospectus supplement is June 10, 2025.

You should carefully read this prospectus supplement and the accompanying prospectus delivered with this prospectus supplement. We have not, and the underwriters have not, authorized anyone to provide you with different information. If anyone provides you with different or inconsistent information, you should not rely on it. Neither we nor the underwriters take any responsibility for, or provide any assurances as to the reliability of, any additional or different information that others may give you. We are not, and the underwriters are not, making an offer to sell these securities in any jurisdiction where the offer or sale is not permitted. You should not assume that the information contained or incorporated by reference in this prospectus supplement, the accompanying prospectus or any related free writing prospectus is accurate as of any date other than the respective dates specified in these documents. Our business, financial condition, results of operations and prospects may have changed since those respective dates.
We are offering to sell, and are seeking offers to buy, the Notes only in jurisdictions where offers and sales of the Notes are permitted. The distribution of this prospectus supplement and the accompanying prospectus and the offering of the Notes in certain jurisdictions may be restricted by law. Persons outside the United States who come into possession of this prospectus supplement and the accompanying prospectus must inform themselves about and observe any restrictions relating to the offering of the Notes and the distribution of this prospectus supplement and the accompanying prospectus outside the United States. This prospectus supplement and the accompanying prospectus do not constitute, and may not be used in connection with, an offer to sell, or a solicitation of an offer to buy, any Notes offered by this prospectus supplement and the accompanying prospectus by any person in any jurisdiction in which it is unlawful for such person to make such an offer or solicitation.
The Notes are not intended to be offered, sold or otherwise made available to and should not be offered, sold or otherwise made available to any retail investor in the European Economic Area (“EEA”). For these purposes, a retail investor means a person who is one (or more) of: (i) a retail client as defined in point (11) of Article 4(1) of Directive 2014/65/EU (as amended, “MiFID II”); or (ii) a customer within the meaning of Directive (EU) 2016/97 (as amended, the “Insurance Distribution Directive”), where that customer would not qualify as a professional client as defined in point (10) of Article 4(1) of MiFID II; or (iii) not a qualified investor as defined in Regulation (EU) 2017/1129 (as amended, the “Prospectus Regulation”). Consequently, no key information document required by Regulation (EU) No 1286/2014 (as amended, the “PRIIPs Regulation”) for offering or selling the Notes or otherwise making them available to retail investors in the EEA has been prepared and therefore offering or selling the Notes or otherwise making them available to any retail investor in the EEA may be unlawful under the PRIIPs Regulation.
The Notes are not intended to be offered, sold or otherwise made available to and should not be offered, sold or otherwise made available to any retail investor in the United Kingdom (“UK”). For these purposes, a retail investor means a person who is one (or more) of: (i) a retail client, as defined in point (8) of Article 2 of Regulation (EU) No 2017/565 as it forms part of domestic law by virtue of the European Union (Withdrawal) Act 2018, as amended (“EUWA”); (ii) a customer within the meaning of the provisions of the Financial Services and Markets Act 2000, as amended (“FSMA”), and any rules or regulations made under the FSMA to implement Directive (EU) 2016/97, where that customer would not qualify as a professional client, as defined in point (8) of Article 2(1) of Regulation (EU) No 600/2014 as it forms part of domestic law by virtue of the EUWA; or (iii) not a qualified investor as defined in Article 2 of Regulation (EU) 2017/1129 as it forms part of domestic law by virtue of the EUWA. Consequently, no key information document required by Regulation (EU) No 1286/2014 as it forms part of domestic law by virtue of the EUWA (the “UK PRIIPs Regulation”) for offering or selling the Notes or otherwise making them available to retail investors in the UK has been prepared and therefore offering or selling the Notes or otherwise making them available to any retail investor in the UK may be unlawful under the UK PRIIPs Regulation.
This prospectus supplement may be distributed in Bermuda and/or the Notes may be offered or sold in Bermuda only in compliance with the provisions of the Companies Act 1981, the Investment Business Act 2003 and the Exchange Control Act 1972 (and the regulations made thereunder).
Consent under the Exchange Control Act 1972 (and its related regulations) has been given by the BMA for the issue and transfer of the Notes for exchange control purposes. Neither the BMA nor the Registrar of Companies in Bermuda accepts any responsibility for our financial soundness or the correctness of any of the statements made or opinions expressed in this prospectus supplement and the accompanying prospectus.

ABOUT THIS PROSPECTUS SUPPLEMENT
This document is in two parts. The first part is this prospectus supplement, which describes the specific terms of this offering of the Notes. The second part is the accompanying prospectus which gives more general information, some of which may not apply to this offering. If the description of this offering varies between this prospectus supplement and the accompanying prospectus, you should rely on the information in this prospectus supplement. In addition, prior to making an investment decision, you should review the risks of investing in the Notes discussed in this prospectus supplement, including under “Risk Factors”, as well as the risk factors contained in FIHL’s Annual Report on Form 20-F for the year ended December 31, 2024 (the “Annual Report”), filed with the U.S Securities and Exchange Commission (the “SEC”) on March 11, 2025 and incorporated herein by reference. Important information is incorporated into this prospectus supplement and the accompanying prospectus by reference. You may obtain the information incorporated by reference into this prospectus supplement and the accompanying prospectus without charge by following the instructions under “Where You Can Find More Information.”
In this prospectus supplement, references to “Fidelis Insurance Group” refer to Fidelis Insurance Holdings Limited (“FIHL”) and its consolidated subsidiaries and references herein to “Fidelis,” “Group,” “we,” “our,” “us,” and other similar references refer to Fidelis Insurance Group, unless the context suggests otherwise. On January 3, 2023, a number of separation and reorganization transactions occurred to create two distinct holding companies and businesses: Fidelis Insurance Group and The Fidelis Partnership (the “Separation Transactions”). The term “The Fidelis Partnership” refers to Shelf Holdco II Limited. Shelf Holdco II Limited is the parent company of an external managing general underwriting platform known as “The Fidelis Partnership.” References in this prospectus supplement to “$” are to the lawful currency of the United States of America.

CAUTIONARY STATEMENT REGARDING FORWARD-LOOKING STATEMENTS
This prospectus supplement, the accompanying prospectus and any free writing prospectus we have authorized, including the documents incorporated by reference herein, contain forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended (the “Securities Act”) and Section 21E of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and are intended to qualify for the safe harbor for liability established by the Private Securities Litigation Reform Act of 1995. These forward-looking statements are intended to enhance the reader’s ability to assess our future financial and business performance. These statements are based on the beliefs and assumptions of our management, and are subject to known and unknown risks and uncertainties. Generally, statements that are not about historical facts, including statements concerning our possible or assumed future actions or results of operations, are forward-looking statements. Forward-looking statements include, but are not limited to, statements that represent our beliefs, expectations or estimates concerning future operations, strategies, financial results or performance, financings, investments, acquisitions, expenditures or other developments and anticipated trends and competition in the markets in which we operate.
Forward-looking statements can also be identified by the use of forward-looking terminology such as “may,” “believes,” “intends,” “anticipates,” “plans,” “estimates,” “targets,” “potential,” “will,” “can have,” “likely,” “continue,” “expects,” “should,” “could” or similar expressions. Forward looking statements are not guarantees of performance and we caution prospective investors not to rely on them. We qualify all of our forward-looking statements by these cautionary statements, because these forward-looking statements are based on estimates and assumptions that are subject to significant business, economic and competitive uncertainties, many of which are beyond our control or are subject to change. Actual results or other outcomes could differ materially from those expressed or implied in our forward-looking statements, as a result of several factors, including the following:
•our ability to manage risks associated with macroeconomic conditions including any escalation of the Ukraine Conflict or those in the Middle East, or related sanctions and other geopolitical events globally;
•the recent trend of premium rate hardening and factors likely to drive continued rate hardening or a softening leading to a cyclical downturn of pricing in the (re)insurance industry;
•the impact of inflation (including social inflation) or deflation in relevant economies in which we operate;
•our ability to evaluate and measure our business, prospects and performance metrics and respond accordingly;
•the failure of our risk management policies and procedures to be adequate to identify, monitor and manage risks, which may leave us exposed to unidentified or unanticipated risks;
•any litigation to which we are party being resolved unfavorably to our prior expectations, whether through court decisions or otherwise through effecting settlements (where such settlements are capable of being achieved), based on emerging information, the actions of other parties or any other failure to resolve such litigation favorably;
•the inherent unpredictability of litigation and any related settlement negotiations which may or may not lead to an agreed settlement of particular matters;
•the outcomes of probabilistic models which are based on best estimate assumptions and which can differ from actual results or other emerging information as compared to such assumptions;
•the less developed data and parameter inputs for industry catastrophe models for perils such as wildfires and flood;
•the effect of climate change on our business, including the trend towards increasingly frequent and severe catastrophic events;
•the possibility of greater frequency or severity of claims and loss activity than our underwriting, reserving or investment practices have anticipated;

•the development and pattern of earned and written premiums impacting embedded premium value;
•the reliability of pricing, accumulation and estimated loss models;
•the impact of complex causation and coverage issues associated with attribution of losses;
•the actual development of losses and expenses impacting estimates for claims which arose as a result of loss activity, particularly for events where estimates are preliminary until the development of such reserves based on emerging information over time;
•our ability to successfully implement our long-term strategy and compete successfully with more established competitors and increased competition relating to consolidation in the reinsurance and insurance industries;
•any downgrades, potential downgrades or other negative actions by rating agencies relating to us or our industry;
•changes to our strategic relationship with TFP (as defined below) and our dependence on the Delegated Underwriting Authority Agreements for our underwriting and claims-handling operations;
•our dependence on key executives and ability to attract qualified personnel;
•our dependence on letter of credit facilities that may not be available on commercially acceptable terms;
•our potential inability to pay dividends or distributions in accordance with our current dividend policy, due to changing conditions;
•availability of outwards reinsurance on commercially acceptable terms;
•the recovery of losses and reinstatement premiums from our reinsurance providers;
•our potential need for additional capital in the future and the potential unavailability of such capital to us on favorable terms or at all;
•our dependence on clients’ evaluation of risks associated with such clients’ insurance underwriting;
•the suspension or revocation of our subsidiaries’ insurance licenses;
•our potentially being subject to certain adverse tax or regulatory consequences in the U.S., U.K. or Bermuda;
•risks associated with our investment strategy such as market risk, interest rate risk, currency risk and credit default risk;
•the impact of tax reform and changes in the regulatory environment and the potential for greater regulatory scrutiny of the Group as a result of the outsourcing arrangements;
•heightened risk of cybersecurity incidents and their potential impact on our business;
•risks associated with our use or anticipated use emerging technologies, such as artificial intelligence technologies, including potential legal, regulatory and operational risks;
•operational failures, including the operational risk associated with outsourcing to TFP, failure of information systems or failure to protect the confidentiality of customer information, including by service providers, or losses due to defaults, errors or omissions by third parties and affiliates;
•risks relating to our ability to identify and execute opportunities for growth or our ability to complete transactions as planned or realize the anticipated benefits of our acquisitions or other investments;

•FIHL’s status as a foreign private issuer means that it will be subject to Exchange Act reporting obligations that, to some extent, are more lenient and less frequent than those of a U.S. domestic public company (including, for example, that FIHL is not subject to the reporting obligations established by the U.S. proxy rules);
•our ability to maintain the listing of our common shares on the NYSE or another national securities exchange; and
•the other risks identified in this prospectus supplement, the accompanying prospectus, the Annual Report and any other documents incorporated by reference herein.
Consequently, such forward-looking statements should be regarded solely as our current plans, estimates or belief as of the date of this prospectus supplement. We do not intend, and do not undertake, any obligation to update any forward-looking statements to reflect future events or circumstances after the date of this prospectus supplement. Given such limitations, prospective investors should not rely on these forward-looking statements in deciding whether to invest in our securities.
In addition, statements that contain “we believe” and similar statements reflect our beliefs and opinions on the relevant subject. These statements are based on information available to us as of the date of this prospectus supplement or the applicable document in which they were made. While we believe that this information provides a reasonable basis for these statements, this information may be limited or incomplete. These statements are inherently uncertain, and investors are cautioned not to unduly rely on these statements.
Prospective investors should review carefully the section captioned “Risk Factors” in this prospectus supplement, the accompanying prospectus and the documents incorporated by reference for a more complete discussion of risks and uncertainties relating to an investment in our securities.

PROSPECTUS SUPPLEMENT SUMMARY
This summary highlights information contained in or incorporated by reference within this prospectus supplement and the accompanying prospectus. While we have highlighted what we believe is the most important information about us and this offering in this summary, you should read the entire prospectus supplement and the accompanying prospectus carefully, including FIHL’s consolidated financial statements and the notes to those consolidated financial statements, in each case incorporated by reference herein, and the “Risk Factors” and “Cautionary Statement Regarding Forward-Looking Statements” sections of this prospectus supplement before making an investment decision.
Fidelis Insurance Holdings Limited
Fidelis Insurance Group is a global specialty insurer, leveraging strategic partnerships to offer innovative and tailored insurance solutions. We have a highly diversified portfolio focused on two segments: Insurance and Reinsurance, which we believe allows us to take advantage of the opportunities presented by evolving (re)insurance markets, proactively shift our business mix, and produce superior underwriting returns across market cycles. Headquartered in Bermuda, with subsidiaries located in Ireland and the UK, Fidelis Insurance Group operating companies have a financial strength rating of A from AM Best, A- from S&P and A3 from Moody’s, as of the date of this prospectus.
FIHL was formed under the principles of a focused, process-driven and disciplined underwriting and risk selection, strong client and broker relationships and nimble capital deployment. Fidelis completed its initial funding and began underwriting business in June 2015 under the direction of an innovative and experienced management team. Currently, Fidelis Insurance Group is led by Mr. Daniel Burrows who has more than 35 years of experience in the insurance industry and is supported by a highly experienced management team that manages the operations of Fidelis Insurance Group based on our founding principles.
On January 3, 2023, the Separation Transactions were completed and two distinct holding companies and businesses were created: FIHL and TFP HoldCo. FIHL, the parent holding company for Fidelis Insurance Group, owns the insurance operating subsidiaries of Fidelis comprised of Fidelis Insurance Bermuda Limited (“FIBL”), Fidelis Underwriting Limited (“FUL”) and Fidelis Insurance Ireland DAC (“FIID”). Fidelis Insurance Group also has its own service company, FIHL (UK) Services Limited, with a branch in Ireland (“FIHL (UK) Services”). TFP HoldCo is the parent holding company for the managing general underwriting platform, The Fidelis Partnership (“TFP”) that carries on origination and underwriting activities on behalf of Fidelis Insurance Group. The underwriting activities of each of the licensed insurance carriers of Fidelis Insurance Group are outsourced to the corresponding operating subsidiaries of TFP on a jurisdictional basis and each of the operating subsidiaries of TFP has delegated underwriting authority to source and bind contracts for and on behalf of Fidelis Insurance Group. On December 20, 2022, FIHL and TFP HoldCo entered into a rolling 10-year framework agreement (the “Framework Agreement”) that governs the ongoing relationship between the two groups of companies.
Following the consummation of the Separation Transactions, FIHL can access the underwriting expertise of TFP while enabling TFP to attract and retain highly sophisticated underwriting talent by allowing them to focus their time and expertise on underwriting activities which we believe has structural benefits for both groups of companies, including increased flexibility to quickly respond to evolving insurance and reinsurance market conditions and to help sustain our strong underwriting results through access to top talent.
Fidelis Insurance Holdings Limited is a Bermuda incorporated insurance holding company that was established in 2014. Its principal executive office is located at Wellesley House South, 90 Pitts Bay Road, Pembroke, Bermuda, HM08 and our telephone is +1 (441) 279-2590. Our website is www.fidelisinsurance.com. Information contained on, or that can be accessed through, our website is not part of, and is not incorporated by reference into, this prospectus, and prospective investors should not consider information on our website to be part of this prospectus. Its authorized representative and agent for service of process in the United States is Puglisi & Associates of 850 Library Avenue, Suite 204, Newark, Delaware 19711, United States.

The Offering
The summary below describes the principal terms of the Notes. Some of the terms and conditions described below are subject to important limitations and exceptions. For a more complete understanding of this offering and the terms of the Notes, we encourage you to read this entire prospectus supplement, including the information under the caption “Description of the Notes,” and the accompanying prospectus, including the information under the caption “Description of Debt Securities,” and the documents incorporated by reference into this prospectus supplement and the accompanying prospectus.

Issuer	Fidelis Insurance Holdings Limited

Notes Offered	$400,000,000 aggregate principal amount of 7.750% Fixed-Rate Reset Subordinated Notes due 2055.

Final Maturity Date
(1) June 15, 2055 (the “Scheduled Maturity Date”), if, on the Scheduled Maturity Date, the BMA Redemption Requirements are satisfied, or (2) otherwise, following the Scheduled Maturity Date, the earlier of (a) the date falling 10 business days after the BMA Redemption Requirements are satisfied and would continue to be satisfied if such payment were made and (b) the date on which a Winding-Up (as defined herein) of the Issuer occurs.
In the event the Scheduled Maturity Date and the Final Maturity Date are not the same, failure to repay the Notes on the Scheduled Maturity Date will constitute neither an Event of Default under the Indenture nor a default of any kind and will not give holders of the Notes or the Trustee any right to accelerate repayment of the Notes or any other remedies (whether contractual, legal, equitable or otherwise). See “Description of the Notes—Maturity.”

Interest Rate and Payment Dates
The Notes will bear interest (i) from the date of original issuance to, but excluding, June 15, 2035 (the “First Reset Date”) at the fixed rate of 7.750% per annum and (ii) from, and including, the First Reset Date, during each Reset Period, at a rate per annum equal to the Five-Year Treasury Rate as of the most recent Reset Interest Determination Date plus 4.280% to be reset on each Reset Date.
Interest on the Notes will be payable semi-annually in arrears on June 15 and December 15 of each year, commencing December 15, 2025.

Ranking
The Notes:
•will be unsecured and subordinated obligations of FIHL and will rank junior in right of payment to all FIHL’s existing and future senior debt;
•subject to “—Mandatory Interest Deferral,” will rank equally in right of payment with any indebtedness of FIHL that ranks on a parity with the Notes upon our liquidation (the “Parity Securities”);
•will rank senior in right of payment to all FIHL’s existing and future junior subordinated debt, including FIHL’s 6.625% Fixed Rate Reset Junior Subordinated Notes due 2041 (the “2041 Junior Subordinated Notes”);
•will be contractually subordinated in right of payment to any existing and future liabilities of our subsidiaries, including our letter of credit (“LOC”) facilities, amounts owed to holders of reinsurance and insurance policies issued by our reinsurance and insurance company subsidiaries; and
•will be effectively subordinated to all future secured obligations of FIHL to the extent of the security therefor.

After giving effect to the issuance of the Notes and the application of the net proceeds therefrom as described under “Use of Proceeds,” as of March 31, 2025, the total consolidated indebtedness of FIHL (which, for avoidance of doubt, shall exclude any intercompany obligations and LOC facilities) would have been $855.0 million. All of such amount (other than the Notes) would have been debt of the Issuer, including $330.0 million aggregate principal amount of the 4.875% Senior Notes due 2030 (the “4.875% Senior Notes”) and $125.0 million aggregate principal amount of the 2041 Junior Subordinated Notes. As of March 31, 2025, the total liabilities of our subsidiaries (excluding intercompany obligations) were $9,865.7 million. The Notes will be effectively subordinated in right of payment to our existing and future secured indebtedness and other obligations, including our obligations under the LOC facilities, to the extent of the value of the assets securing that indebtedness and other obligations. As of March 31, 2025, the value of the assets securing our obligations under the LOC facilities was $205.7 million, comprising restricted cash in an amount of $42.2 million and pledged investments in an amount of $163.5 million. In the event of the insolvency, bankruptcy, liquidation, reorganization, dissolution or Winding-Up of FIHL, any of our assets that secure other indebtedness and other obligations will be available to pay obligations on the Notes only after such secured indebtedness has been paid in full.
See “Description of the Notes—Ranking.”

Optional Interest Deferral
The Issuer may elect at one or more times to defer payment of all (but not less than all) of the interest accrued on the Notes for one or more consecutive interest periods or interest payment dates. The Issuer may not defer the payment of such interest beyond the Final Maturity Date, any earlier accelerated maturity date arising from an Event of Default (which, under the Indenture, is limited to certain payment defaults and events of bankruptcy, insolvency or receivership involving us) or any other earlier redemption of the Notes. See “Description of the Notes—Interest—Optional Deferral of Interest Payments.”
Any such accrued interest, the payment of which is so deferred, so long as such interest remains unpaid, will constitute Arrears of Interest (as defined herein) and will be subject to the provisions described under “Description of the Notes—Interest” and “—Arrears of Interest.”

Mandatory Interest Deferral
If, as of any interest payment date, a Mandatory Deferral Event (as defined herein) has occurred and is continuing, the Issuer shall be required to defer payment of all (but not less than all) of the interest accrued on the Notes as of such interest payment date. Any such accrued interest, the payment of which is so deferred, so long as such interest remains unpaid, will constitute Arrears of Interest (as defined herein) and will be subject to the provisions described under “Description of the Notes—Interest—Mandatory Deferral of Interest Payments” and “—Arrears of Interest.”
Such deferral resulting from a Mandatory Deferral Event will constitute neither an Event of Default under the Indenture or the Notes nor a default of any kind, and will not give holders of the Notes or the Trustee any right to accelerate repayment of the Notes or any other remedies.

A “Mandatory Deferral Event” will be deemed to have occurred if the Insurance Group (as defined herein) is in breach of the Enhanced Capital Requirement (as defined herein), or would breach the Enhanced Capital Requirement if payment of accrued and unpaid interest on (i) FIHL’s indebtedness constituting Tier 2 Capital (as defined herein), including the Notes and (ii) on any Parity Securities outstanding were made.

Arrears of Interest
Any interest in respect of the Notes not paid on an interest payment date, together with any interest in respect of the Notes not paid on an earlier interest payment date will, so long as they remain unpaid, constitute “Arrears of Interest” in respect of the Notes. Arrears of Interest shall be compounded on each subsequent interest payment date and bear interest at the interest rate payable on the Notes (such compounded interest also constituting Arrears of Interest). Arrears of Interest on the Notes will remain outstanding, and will accumulate interest, for so long as they remain unpaid.
So long as no Event of Default or Mandatory Deferral Event has occurred and is continuing, at the Issuer’s option, Arrears of Interest on the Notes may be paid in whole or in part to the persons in whose names the Notes are registered as of the close of business on the 15th calendar day immediately preceding the date on which payment of such Arrears of Interest is to be made, at any time upon the expiration of not more than 15 nor less than five Business Days’ (as defined herein) written notice.
If not previously paid, Arrears of Interest with respect to the Notes shall become due and payable, and shall be paid in whole (and not in part), on the earliest of: (i) so long as no Event of Default or Mandatory Deferral Event has occurred and is continuing, the next interest payment date for the Notes, unless we elect that accrued interest is further deferred as provided in “—Optional Deferral of Interest Payments”; (ii) the date of redemption of the Notes in accordance with the applicable redemption provisions; (iii) the date on which a Winding-Up of FIHL occurs; or (iv) the Final Maturity Date for the Notes; provided that in the event of there being Arrears of Interest on the Final Maturity Date, such Arrears of Interest shall be paid before any repayment of principal.
See “Description of the Notes—Interest—Mandatory Deferral of Interest Payments” and “—Arrears of Interest.”

Dividend Stoppages
The Issuer will agree in the Indenture that as long as the Notes remain outstanding, if (a) the Issuer has given notice of its election to defer interest payments on the Notes, but the related Deferral Period has not yet commenced, (b) the Issuer has given notice that a Mandatory Deferral Event has occurred, but the related Mandatory Deferral Period has not yet commenced, or (c) a Deferral Period has commenced and is continuing, then the Issuer or its subsidiaries will not declare certain dividends or distributions on its Capital Stock (as defined herein), make payment of principal or interest on certain Parity Securities or make any guarantee payments on any Parity Securities or securities ranking junior to the Notes, subject to certain exceptions. See “Description of the Notes—Interest—Dividend and Other Payment Stoppages During Deferral Periods and Under Certain Other Circumstances.”

Make-Whole Redemption
Subject to the BMA Redemption Requirements, the Notes will be redeemable, at our option, in whole or in part, at any time that is not during a Par Call Period, at a make-whole redemption price as described under the heading “Description of the Notes—Redemption—Make-Whole Redemptions”, plus accrued and unpaid interest, if any, on such Notes to, but excluding, such redemption date. See “Description of the Notes—Redemption—Make-Whole Redemptions.”

Optional Redemption
At any time during a Par Call Period, subject to the BMA Redemption Requirements, the Notes will be redeemable, at the Issuer’s sole option, in whole or in part, at a redemption price equal to 100% of the principal amount of the Notes to be redeemed, plus accrued and unpaid interest to, but excluding, such redemption date. See “Description of the Notes—Redemption—Optional Redemption.”In addition, subject to the BMA Redemption Requirements, the Notes will be redeemable, at the Issuer’s sole option, in whole but not in part, at any time, (i)(a) within 90 days of the date on which the Issuer has reasonably determined that a Capital Disqualification Event has occurred or (b) after the occurrence of a Tax Event, in each case, at a redemption price equal to 100% of the aggregate principal amount of the Notes to be redeemed, plus accrued and unpaid interest, if any, on such Notes to, but excluding, such Redemption Date; or (ii) within 90 days after the occurrence of a Rating Agency Event at a redemption price equal to 102% of the aggregate principal amount of the Notes to be redeemed, plus accrued and unpaid interest, if any, on such Notes to, but excluding, such Redemption Date. See “Description of the Notes—Redemption—Optional Redemption upon a Capital Disqualification Event,” “—Optional Redemption upon a Rating Agency Event” and “—Optional Redemption upon a Tax Event.”
“Par Call Date” means December 15 of each year preceding a year in which a Reset Date will occur.
“Par Call Period” means the six-month period beginning on, and including, each Par Call Date and concluding on, and including, the next Reset Date.

Conditions to Redemption and Repayment
The Notes will not be redeemable or repaid at any time if the Enhanced Capital Requirement would be breached immediately before or after giving effect to the redemption or repayment of the Notes unless FIHL or another member of the Insurance Group replaces the capital represented by the Notes to be redeemed or repaid with capital having equal or better capital treatment as the Notes under the Group Rules (the “BMA Redemption Requirements”). Further, notwithstanding anything to the contrary set forth herein, the Notes will not be redeemable or repaid at any time prior to June 15, 2030 without BMA Approval (as defined herein) (provided that such BMA Approval would be required at such time in order for the Notes to qualify as Tier 2 Capital). See “Description of the Notes—Conditions to Redemption and Repayment.”

Variation and Substitution
If a Capital Disqualification Event, Rating Agency Event or Tax Event occurs, FIHL may, as an alternative to redemption of the Notes, at any time, without the consent of any holder of the Notes, vary any term or condition of the Notes or substitute all (but not less than all) of the Notes for other notes, so that the varied Notes or the substituted notes, as the case may be, become Qualifying Equivalent Securities (as defined herein), in accordance with the procedures set forth under “Description of the Notes—Variation and Substitution.”

Use of Proceeds
We intend to use a portion of the net proceeds from this offering for the redemption of our 9.00% Fixed Rate/Floating Rate Cumulative Preference Shares, Series A, par value U.S. $0.01 (the “Series A Preference Shares”). We intend to use the remaining net proceeds from this offering for general corporate purposes. See “Use of Proceeds.”

No Prior Market
The Notes are a new issue of securities with no established trading market. The underwriters have advised us that they currently intend to make a market in the Notes, but they are not obligated to do so and may, in their sole discretion, discontinue market making at any time without notice. See “Underwriting” for more information about possible market making by the underwriters.

BSX Listing	The Issuer will apply for the Notes to be admitted to the official list of the BSX. However, there can be no assurance that the official listing will be obtained or, if obtained, maintained.

Indenture
The Notes are to be issued under the subordinated indenture (the “Base Indenture”) between the Issuer and Trustee, to be dated as of June 13, 2025, as amended and supplemented by the first supplemental indenture (the “First Supplemental Indenture”) thereto, between the Issuer and the Trustee, to be dated June 13, 2025 (the Base Indenture and the First Supplemental Indenture, the “Indenture”).

Trustee	The Bank of New York Mellon.

Paying Agent	The Bank of New York Mellon.

Governing Law	The Notes and the Indenture will be governed by and construed in accordance with the laws of the State of New York.

Risk Factors
Investing in the Notes involves risks. See the section titled “Risk Factors” beginning on page S-11 of this prospectus supplement and other information contained in or incorporated by reference into this prospectus supplement and the accompanying prospectus for a discussion of factors you should carefully consider before deciding to invest in the Notes.

RISK FACTORS
An investment in the Notes involves risk. Before investing in the Notes, you should carefully consider the risks described below and other information contained in this prospectus supplement, the accompanying prospectus and the documents incorporated by reference herein and therein. The risks described below are not the only ones we are facing. Additional risks not presently known to us or that we currently consider less significant may also impair our business operations. Our business, results of operations or financial condition could be materially adversely affected by any of these risks.
This prospectus supplement and the accompanying prospectus also contain or incorporate by reference forward-looking statements that involve risks and uncertainties. Our actual results could differ materially from those anticipated in such forward-looking statements as a result of certain factors, including the risks faced by us described below and elsewhere in this prospectus supplement and the accompanying prospectus, as well as the information under the heading “Risk Factors” in our Annual Report and in other filings that we make from time to time after the date hereof that are incorporated by reference into this prospectus supplement and the accompanying prospectus. See “Cautionary Statement Regarding Forward-Looking Statements” above and in the accompanying prospectus.
Risks Relating to this Offering and the Notes
The Notes are unsecured and subordinated in right of payment to our existing and future senior debt, contractually subordinated to all liabilities of our subsidiaries and effectively subordinated to our future secured indebtedness (to the extent of the value of the assets securing that indebtedness).
The Notes are unsecured and subordinated obligations and will rank junior in right of payment to our existing and future senior debt, and equally in right of payment with our future subordinated debt, upon the insolvency, bankruptcy, liquidation, reorganization, dissolution or winding up of the Issuer. We and certain of our subsidiaries have entered into four LOC facilities, which permit us to issue standby letters of credit up to an aggregate amount of $475.0 million. The LOC facilities are primarily used for the issuance of letters of credit to certain reinsurance entities which require us to post collateral. The letters of credit issued under the secured LOC facilities are fully collateralized. As of March 31, 2025, our subsidiaries had $254.4 million face amount of letters of credit outstanding under four LOC facilities, which have been specifically or generally guaranteed by FIHL. As of March 31, 2025, we had outstanding $330.0 million in aggregate principal amount of 4.875% Senior Notes due 2030. In the event of a bankruptcy, liquidation or dissolution of the Issuer, its assets that are not otherwise pledged as collateral for any secured indebtedness must be used to pay off its senior indebtedness in full before any payment may be made on the Notes and any other subordinated indebtedness. As of March 31, 2025, we also had outstanding $125.0 million in aggregate principal amount of 2041 Junior Subordinated Notes and $58.4 million in liquidation preference of the Series A Preference Shares, which Series A Preference Shares we plan to redeem using the proceeds of this offering. See “Use of Proceeds.”
The Notes are contractually subordinated to all liabilities of our subsidiaries, including liabilities and other obligations owed to policyholders, trade creditors, debtholders, secured creditors, taxing authorities and guarantee holders. As of March 31, 2025, the total liabilities of our subsidiaries (excluding intercompany obligations) were $9,865.7 million. Therefore, the rights of the holders of the Notes (the “Noteholders”) to participate in any assets of any of our subsidiaries upon winding up, liquidation or reorganization of such subsidiaries will be contractually subordinated to the claims of such subsidiaries’ policyholders and creditors. In addition, even if we were a creditor of any of our subsidiaries, our rights as a creditor could be subordinate to policyholder obligations under (re)insurance policies written by such subsidiaries and would be effectively subordinated to any indebtedness or other obligations with a security interest in the assets of such subsidiaries to the extent of the value of the assets securing that indebtedness or other obligations. Our rights as a creditor would also be subordinated to any indebtedness of such subsidiaries that is senior in right of payment to their indebtedness to us. The Notes and the Indenture do not limit the amount of policyholders’ obligations that can be incurred by our subsidiaries.
Our four LOC facilities are either partially or fully secured. As such, the Notes are effectively subordinated in right of payment to such secured indebtedness and other obligations to the extent of the value of the assets securing such indebtedness and other obligations, including our obligations under the LOC facilities. As of March 31, 2025, the value of the assets securing our obligations under the LOC facilities was $205.7 million, comprising restricted cash in an amount of $42.2 million and pledged investments in an amount of $163.5 million. In the event of our insolvency, bankruptcy, liquidation, reorganization, dissolution or winding up, any of our assets that secure other indebtedness and other obligations will be available to pay obligations on the Notes only after our secured indebtedness and other obligations have been paid in full. We may not have sufficient assets to pay all or any of the amounts due on the Notes then outstanding, and we may incur additional secured indebtedness or other obligations in the future to which the rights of Noteholders are subordinated. See “Description of the Notes—Ranking.”
We are a holding company, and we are dependent on the ability of our subsidiaries to distribute funds to us.
We are a holding company and conduct substantially all of our operations through subsidiaries. Our only significant assets are the capital stock of our subsidiaries. Because substantially all of our operations are conducted through our insurance and reinsurance subsidiaries, substantially all of our consolidated assets are held by our subsidiaries and most of our cash flow, and consequently, our ability to pay any amounts due on the Notes, is dependent on the earnings of those subsidiaries and the transfer of funds by those subsidiaries to us in the form of dividends, other distributions or loans. In addition, we may not necessarily have access to the full amount of cash flows generated by our Operating Subsidiaries, due in particular to legal or tax constraints, contractual restrictions, collateral obligations and our subsidiaries’ financial requirements and regulatory capital requirements. The Notes are exclusively the Issuer’s obligations, and are not guaranteed by any of our subsidiaries. Our subsidiaries are separate and distinct legal entities and have no obligation, contingent or otherwise, to pay holders any amounts due on the Notes or to make any funds available for payment on the Notes, whether by dividends, loans or other payments. In addition, the ability of our insurance and reinsurance subsidiaries to make distributions to us is limited by applicable insurance laws and regulations in the jurisdictions in which the relevant subsidiaries are incorporated and regulated. These laws and regulations and the determinations by the regulators implementing them may significantly restrict such dividends or other distributions, and, as a result, adversely affect our overall liquidity. The ability of all of our subsidiaries to make distributions to us may also be restricted by, among other things, other applicable laws and regulations, the terms of our indebtedness and conditions imposed by independent rating agencies which must be satisfied in order for our subsidiaries to maintain their financial strength ratings.
We may not have the ability to raise the funds necessary to pay the principal of or interest on the Notes.
At the Final Maturity Date, the entire principal amount of the Notes then outstanding, plus any accrued and unpaid interest (including any Arrears of Interest), will become due and payable. Other than during a Deferral Period or a Mandatory Deferral Period, we must pay interest on the Notes on June 15 and December 15 of each year, beginning on December 15, 2025. We may not have enough available cash or be able to obtain sufficient financing, on favorable terms or at all, at the times we are required to make these principal and interest payments. Furthermore, our ability to make principal and interest payments may be limited by law, by regulatory authority, the Enhanced Capital Requirement or by agreements governing our existing or future indebtedness. Our failure to pay interest when due and payable, if continuing for 30 days, other than any payment validly deferred as provided in “Description of the Notes—Interest—Optional Deferral of Interest Payments” or “Description of the Notes— Interest—Mandatory Deferral of Interest Payments,” or our failure to pay the principal amount when due and payable, other than if we are required to postpone payment due to the failure to satisfy the BMA Redemption Requirements, will constitute an Event of Default under the Indenture governing the Notes. A default under the Indenture could also lead to a default under agreements governing our existing or future indebtedness and other obligations, including our obligations under the LOC facilities. If the repayment of that indebtedness is accelerated as a result, then we may not have sufficient funds to repay that indebtedness or to pay the principal of, or interest on, the Notes. See “Description of the Notes—Events of Default.”
We will be required to defer payment of the principal amount of the Notes beyond the Scheduled Maturity Date if the BMA Redemption Requirements are not satisfied.
You may be required to bear the financial risks of an investment in the Notes beyond the Scheduled Maturity Date for the Notes. We will be required to defer payment of the principal amount of the Notes beyond the Scheduled Maturity Date if the BMA Redemption Requirements are not satisfied. Any such deferral could last for an indefinite period of time. If payment of the principal amount of the Notes is deferred on the Scheduled Maturity Date because such payment would not satisfy the BMA Redemption Requirements, you will only be entitled to receive the principal amount of your Notes after we have determined that such payment would satisfy the BMA Redemption Requirements. Holders will have no remedies against us for deferral of payment of principal as a result of a failure to satisfy the BMA Redemption Requirements and if we cannot satisfy the BMA Redemption Requirements on the Scheduled Maturity Date, the probability that holders will be repaid at a later date will be reduced. See “Description of the Notes—Maturity,” “Description of the Notes—Redemption—Conditions to Redemption and Repayment” and “Description of the Notes—Events of Default.”
To the extent a secondary market develops for the Notes, the market price of the Notes may be adversely affected if repayment of the Notes has been deferred. If repayment of the Notes has been deferred or if investors perceive that there is a likelihood that repayment of the Notes will be deferred, the market for the Notes may become less active or be discontinued during such a deferral period, and the market price of the Notes may be lower and/or more volatile than the market prices of other securities that are not subject to deferral.
We may elect to defer interest payments on the Notes in certain circumstances and will be required to defer interest payments on the Notes upon the occurrence of a Mandatory Deferral Event.
We may elect at one or more times, at our sole discretion, to defer payment of all (but not less than all) interest on the Notes for one or more consecutive interest periods, except we may not defer the payment of interest beyond the Final Maturity Date, any earlier accelerated maturity date arising from an Event of Default or any other earlier redemption of the Notes. In addition, if a Mandatory Deferral Event has occurred, we shall be required to defer payment of all interest on the Notes.
Non-payment of the amounts so deferred will constitute neither an Event of Default under the Indenture nor a default of any kind, and will not give Noteholders or the Trustee any right to accelerate repayment of the Notes or any other remedies or compensation as a result of such deferral.
Any interest in respect of the Notes so deferred will, so long as it remains unpaid, constitute Arrears of Interest. See “Description of the Notes—Interest—Optional Deferral of Interest Payments,” “Description of the Notes—Interest—Mandatory Deferral of Interest Payments” and “Description of the Notes—Interest—Arrears of Interest.”
To the extent a secondary market develops for the Notes, the market price of the Notes may be adversely affected if interest on the Notes has been deferred. If interest on the Notes has been deferred or if investors perceive that there is a likelihood that interest on the Notes will be deferred, the market for the Notes may become less active or be discontinued during such a deferral period, and the market price of the Notes may be lower and/or more volatile than the market prices of other securities that are not subject to deferral.
The interest rate will reset on the First Reset Date and each subsequent Reset Date and the interest rate after a Reset Date may be lower than the interest rate for prior periods.
The interest rate on the Notes for each Reset Period will equal the Five-Year Treasury Rate as of the most recent Reset Interest Determination Date plus 4.280% to be reset on each Reset Date. Therefore, the interest rate after the First Reset Date could be less than the fixed rate for the initial ten-year period and any interest rate after a subsequent Reset Date may be less than a prior rate. We have no control over the factors that may affect U.S. Treasury rates, including geopolitical conditions and economic, financial, political, regulatory, judicial or other events that may impact U.S. Treasury rates.
Historical U.S. Treasury rates are not an indication of future U.S. Treasury rates.
In the past, U.S. Treasury rates have experienced significant fluctuations. Historical levels, fluctuations and trends of U.S. Treasury rates are not necessarily indicative of future levels. Any historical upward or downward trend in U.S. Treasury rates is not an indication that U.S. Treasury rates are more or less likely to increase or decrease at any time after the First Reset Date and you should not take the historical U.S. Treasury rates as an indication of future Five-Year Treasury Rates.

The Notes will be subject to variation and substitution without the Noteholders’ consent.
Subject to compliance with all requirements set forth in “Description of the Notes—Variation and Substitution,” if a Capital Disqualification Event, Rating Agency Event or Tax Event occurs, we may, at our sole discretion, at any time, without the consent of any Noteholders, elect either to (i) vary any term or condition of the Notes or (ii) substitute all (but not less than all) of the Notes for other notes, in each case so that the varied Notes or the substituted notes, as the case may be, become Qualifying Equivalent Securities.
Any such variation or substitution may have adverse consequences for Noteholders, depending on a number of factors, including the nature and terms and conditions of the Notes following such variation or substitution, and any tax laws to which a particular Noteholder is subject.
We are able to redeem the Notes prior to maturity at a price equal to par (100%) at our option at any time occurring during a Par Call Period or following the occurrence of certain events, but are under no obligation to do so. Redemption may adversely affect your return on the Notes.
We are able to redeem the Notes at par at any time during a Par Call Period, at any time if we have reasonably determined that a Capital Disqualification Event has occurred or following the occurrence of a Tax Event. We may also redeem the Notes at any time at a price equal to 102% of the principal amount of the Notes being redeemed following the occurrence of a Rating Agency Event, or at par plus a “make-whole” premium at any time that is not during a Par Call Period. Each such redemption is subject to the BMA Redemption Requirements. See “Description of the Notes—Optional Redemption” and “Description of the Notes—Conditions to Redemption and Repayment.”
We do not need your consent in order to redeem the Notes as described in the paragraph above. You may not require us to redeem or repurchase the Notes under any circumstances. If we choose to redeem the Notes, subject to the BMA Redemption Requirements, prevailing interest rates at the time of redemption may be lower than the interest rate on the Notes. As a result, you may not be able to reinvest the redemption proceeds in a comparable security at an interest rate equal to or higher than the interest rate on the Notes. In addition, the redemption of the Notes may be a taxable event to you for income tax purposes.
Increased leverage as a result of this offering may adversely affect our financial condition and results of operations.
After giving effect to the sale of the Notes and the anticipated use of proceeds (including the redemption of the Series A Preference Shares), our total consolidated indebtedness (which, for avoidance of doubt, shall exclude any intercompany obligations and LOC facilities) as of March 31, 2025 would have been approximately $855.0 million, none of which was secured. The Indenture governing the Notes will not restrict our ability or the ability of our subsidiaries to incur additional unsecured indebtedness and will allow us and our subsidiaries to incur secured indebtedness. We may also incur additional indebtedness or obtain lines of credit to meet future financing needs. Our indebtedness could have significant negative consequences for our business, financial condition and results of operations, including:
•increasing our vulnerability to adverse economic and industry conditions;
•limiting our ability to obtain additional financing on favorable terms or at all;
•requiring the dedication of a substantial portion of the cash flow from our subsidiaries’ operations to service our indebtedness, thereby reducing the amount of cash flow available for other purposes;
•limiting our flexibility in planning for, or reacting to, changes in our business;
•placing us at a possible competitive disadvantage with less leveraged competitors and competitors that may have better access to capital resources; and
•resulting in a downgrade of our credit rating by a credit rating agency.

There is no restriction on the amount of securities which we may issue and, accordingly, we cannot assure you that we will continue to maintain sufficient cash reserves or that our business will generate cash flow from operations at levels sufficient to permit us to pay principal, premium, if any, and interest on our indebtedness, or that our cash needs will not increase. If we are unable to generate sufficient cash flow or otherwise obtain funds necessary to make required payments, or if we fail to comply with the various requirements of our existing indebtedness, the Notes or any indebtedness that we may incur in the future (including by issue of further debt securities), we would be in default, which would permit the holders of such indebtedness to accelerate the maturity of that indebtedness and could cause defaults under other indebtedness. Any default on our indebtedness would likely have a material adverse effect on our business, financial condition and results of operations.
The Indenture under which the Notes will be issued will not contain any protection for Noteholders if in the future we are involved in certain transactions, including a highly leveraged transaction.
The Indenture will not contain any provisions restricting our ability to:
•incur additional secured or unsecured debt, including debt senior in right of payment to the Notes;
•grant security over collateral in the ordinary course of the Group’s (re)insurance activities;
•pay dividends on or purchase or redeem our share capital (other than certain restrictions described below under “Description of the Notes—Interest—Dividend and Other Payment Stoppages During Deferral Periods and Under Certain Other Circumstances”);
•consolidate, merge or sell assets (other than certain restrictions requiring the Notes to be assumed);
•enter into transactions with affiliates, including to transfer assets from the Issuer to another member of the Group;
•create liens or enter into sale and leaseback transactions;
•enter into highly leveraged transactions;
•repurchase or prepay any of its other securities or other indebtedness;
•create restrictions on the payment of dividends or other amounts to us from our subsidiaries; or
•issue equity securities, including preference securities.
Additionally, the Indenture will not require us to offer to purchase the Notes in connection with a change of control or require that we adhere to any financial tests or ratios or specified levels of net worth, revenues, income, cash flow or liquidity. Our ability to recapitalize, incur additional debt and take a number of other actions that are not limited by the terms of the Notes could have the effect of diminishing our ability to make payments on the Notes when due.
As a result, when evaluating the terms of the Notes, investors should be aware that the terms of the Indenture and the Notes do not restrict our ability to engage in, or to otherwise be a party to, a variety of corporate transactions, circumstances and events that could have a materially adverse impact on their investment in the Notes.
The Indenture under which the Notes will be issued will include limited Events of Default.
The Indenture contains limited Events of Default and remedies. The ability of the Trustee under the Indenture and the Noteholders to accelerate the maturity of, and our obligation to pay immediately the principal of, and any accrued and unpaid interest on, the Notes will be limited to the following Events of Default:
•a default in payment of principal or any premium, if any, when due and payable, other than if we are required to defer payment due to the failure to satisfy the BMA Redemption Requirements;

•a default in payment of any interest beyond the date when due and payable, continuing for a period of 30 days, other than any interest payment validly deferred as provided in “Description of the Notes— Interest—Optional Deferral of Interest Payments” or “Description of the Notes—Interest—Mandatory Deferral of Interest Payments”; and
•certain events of bankruptcy, insolvency or reorganization.
Neither the Trustee nor the Noteholders will have the right to accelerate the maturity of the Notes in the case of our non-performance of any other covenant under the Notes or the Indenture.
Covenants contained in the existing LOC facilities and our debt arrangements restrict our current and future operations and could trigger prepayment obligations.
The LOC facilities contain various business and financial covenants that impose restrictions on us and certain of our subsidiaries with respect to, among other things:
•consummating mergers, dissolutions, liquidations, winding-ups, consolidations or dispositions of all or substantially all assets;
•creating, incurring, assuming or suffering indebtedness and providing guarantees;
•disposing of stock and other assets;
•paying dividends, and repurchasing share capital;
•making certain investments or acquisitions;
•entering into transactions with affiliates; and
•creating, incurring, assuming or suffering any liens.
In addition, our 4.875% Senior Notes restrict our ability to create liens on the stock of certain of our significant subsidiaries and to consummate mergers, amalgamations or sales of all or substantially all of our assets.
Complying with these covenants could limit our financial and operational flexibility. We may also enter into future debt or credit arrangements containing similar or different restrictive covenants. In addition, our failure to comply with these covenants could result in an event of default under one or more of the LOC facilities or 4.875% Senior Notes. Such a default may allow the lenders thereunder to accelerate the loans and other obligations or the holders of the 4.875% Senior Notes to accelerate such notes and may result in the acceleration of any other debt which has a cross-acceleration or cross-default provision that applies to the relevant LOC facility or the 4.875% Senior Notes. In addition, an event of default under one or more of the LOC facilities would permit the relevant lenders or credit providers to terminate all commitments to extend further credit under the relevant LOC facilities and demand early repayment or to apply collateral to satisfy our obligations under the relevant LOC facilities. In the event our lenders or other debt holders accelerate the repayment of any borrowings that may be outstanding, we and our subsidiaries may not have sufficient assets or liquidity to repay that indebtedness, we may not be able to refinance such indebtedness on favorable terms, or at all, and these prepayment obligations could have a material adverse effect (which effect may be material) on our results of operations and financial condition.
Our credit ratings and the credit rating of the Notes may change and affect the market price and marketability of the Notes and have a materially adverse effect on the Group’s business, prospects, financial condition and/or results of operations.
Credit ratings are limited in scope, and do not address all material risks relating to an investment in the Notes, but rather reflect only the view of each rating agency at the time the rating is issued. An explanation of the significance of such rating may be obtained from such rating agency. There can be no assurance that such credit ratings will remain in effect for any given period of time or that a rating will not be lowered, suspended or withdrawn entirely by the applicable rating agency, if, in such rating agency’s judgment, circumstances so warrant. Credit ratings are not a recommendation to buy, sell or hold any security. Actual or anticipated changes or downgrades in our credit ratings or the credit rating of the Notes, including any announcement that our ratings are under further review for a downgrade, could affect the market price or marketability of the Notes.
Our perceived creditworthiness, including any increases in the spread between the yield on our securities and the yield on U.S. Treasury securities (the “credit spread”) and any actual or anticipated decreases in our credit ratings, may adversely affect the market value of the Notes. In general, we expect the longer the amount of time that remains until maturity, the more significant the impact will be on the value of the Notes. However, a decrease in our credit spreads or an improvement in our credit ratings will not necessarily increase the market value of the Notes.
If we experience a credit rating downgrade or withdrawal or a rating agency places us on negative watch/ outlook in the future, we could incur higher borrowing costs and may have more limited means to access capital. Additionally, a credit rating downgrade or withdrawal could trigger an event of default under our existing LOC facilities. Consequently, we may be unable to obtain any replacement LOC facilities or such replacement LOC facilities available to us could be on materially different terms as to, without limitation, pricing and covenants.
If we cannot obtain adequate capital on favorable terms, or at all, our business, results of operations and financial condition could be materially adversely affected.
The Notes will initially be held in book-entry form and, therefore, you must rely on the procedures and relevant clearing systems to exercise your rights and remedies.
Unless certificated notes are issued in exchange for book-entry interests in the Notes, owners of book-entry interests will not be considered owners or Noteholders. Instead, DTC, or its nominee, will be the sole holder of the Notes. Payments of principal, interest and other amounts owing on or in respect of the Notes in global form will be made to the Paying Agent, which will make payments to DTC. Thereafter, such payments will be credited to DTC Participants’ accounts that hold book-entry interests in the Notes in global form and credited by such participants to indirect participants. Unlike Noteholders themselves, owners of book-entry interests will not have the direct right to act upon our solicitations for consents or requests for waivers or other actions from Noteholders. Instead, if you own a book-entry interest, you will be permitted to act only to the extent you have received appropriate proxies to do so from DTC or, if applicable, a DTC Participant. We cannot assure you that procedures implemented for the granting of such proxies will be sufficient to enable you to vote on any requested actions on a timely basis.
Management will have broad discretion to use the proceeds from this offering.
We intend to use a portion of the net proceeds from this offering for the redemption of our Series A Preference Shares. We intend to use the remaining net proceeds from this offering for general corporate purposes, which may include acquisitions, working capital, deployment in underwriting opportunities and other business opportunities. Accordingly, you will be relying on the judgment of our management and our Board of Directors with regard to the use of these proceeds and you will not have the opportunity, as part of your investment decision, to assess whether proceeds are being used appropriately. It is possible that the proceeds will be invested or used in a way that does not yield a favorable, or any, return for us.
The Notes are a new issue of securities for which there is currently no public market. You may be unable to sell your Notes if an active trading market for the Notes does not develop.
In addition, the Notes will constitute a new issue of securities with no established trading market. If an active trading market for the Notes does not develop or is not maintained, Noteholders may experience difficulty in reselling the Notes or may be unable to sell them at all. Application will be made to the BSX for the listing of the Notes and permission to deal in the Notes thereon. There are no assurances that such listing will be granted and, if granted, maintained. Furthermore, if listed, we may discontinue such listing at any time in our discretion without notice to the holders. The issuance and settlement of the Notes are not conditioned on the listing of the Notes.

If our financial condition deteriorates materially, such circumstances can be expected to have a material adverse effect on the market price of the Notes. Investors in the Notes may find it difficult to sell their Notes in such circumstances, or may only be able to sell their Notes at a price that may be significantly lower than the price at which they purchased their Notes. In such a sale, investors may lose some or substantially all of their investment in the Notes.
Even if an active market develops, the liquidity of any market for the Notes will depend on the number of Noteholders, the interest of securities dealers in making a market in the Notes and other factors; therefore, a market for the Notes may develop though it may not be liquid and the level of liquidity may vary from time to time. If an active trading market does not develop, the market price and liquidity of the Notes may be materially adversely affected, possibly to a material extent. If the Notes are traded, they may trade at a discount from their initial offering price depending upon prevailing interest rates, the market for similar securities, general economic conditions, our performance and business prospects, assigned credit and financial strength ratings and other factors.
We cannot assure you as to the market price for the Notes; therefore, you may suffer a loss.
Even if an active market develops for the Notes, we cannot assure you as to the market price for the Notes. If you are able to resell your Notes, the price you receive will depend on many other factors that may vary over time, including:
•the number of potential eligible buyers;
•the level of liquidity of the Notes;
•our credit ratings or the ratings of our (re)insurance subsidiaries’ financial strength and claims paying ability published by major credit ratings agencies;
•the credit rating of the Notes;
•our financial performance and financial condition;
•the amount of total indebtedness we have outstanding;
•the level, direction and volatility of market interest rates and credit spreads generally;
•the market for similar securities;
•the ranking of the Notes;
•the repayment and redemption features of the Notes; and
•the time remaining until the Notes mature.
As a result of these and other factors, you may be able to sell your Notes only at a price below that which you believe to be appropriate, including a price below the price you paid for them.
An increase in market interest rates could result in a decrease in the value of the Notes.
In general, as market interest rates rise, notes bearing interest at a fixed rate or at a rate adjusting infrequently generally decline in value. Consequently, if you purchase the Notes and market interest rates increase, the market value of your Notes may decline. We cannot predict the future level of market interest rates.

U.S. persons who own our Notes may have more difficulty in protecting their interests than U.S. persons who are creditors of a U.S. corporation or U.S. person.
Creditors of a company in Bermuda, such as the Issuer, may enforce their rights against the company by legal process in Bermuda, although enforcement in Bermuda may not be the only means of enforcement. Where a creditor seeks to use legal process in Bermuda, it would first have to obtain a judgment in its favor against the Issuer by pursuing a legal action against the Issuer in Bermuda. This would entail retaining attorneys in Bermuda and (in the case of a plaintiff who is a U.S. person) pursuing an action in a jurisdiction that would be foreign to the plaintiff. Pursuing such an action could be more costly than pursuing corresponding proceedings against a U.S. corporation or U.S. person.
Appeals from decisions of the Supreme Court of Bermuda (the first instance court for most civil proceedings in Bermuda) may be made in certain cases to the Court of Appeal for Bermuda. In turn, appeals from the decisions of the Court of Appeal may be made in certain cases to the English Privy Council. Rights of appeal in Bermuda may be more restrictive than rights of appeal in the United States.
In the event that we become insolvent, the rights of a creditor against us could be severely impaired due to our Bermuda domicile.
In the event of our insolvent liquidation (or appointment of a provisional liquidator), a creditor may pursue legal action only upon obtaining permission to do so from the Supreme Court of Bermuda. The rights of unsecured creditors in an insolvent liquidation will extend only to proving a claim in the liquidation and receiving a distribution pro rata along with other unsecured creditors to the extent of our available assets (after the payment of costs of the liquidation and the distribution of assets to creditors with higher priority, such as secured creditors, preferential creditors and policyholders of our (re)insurance subsidiaries). However, creditors not subject to the Bermuda jurisdiction are not prevented from taking action against us in jurisdictions outside Bermuda unless there has been a stay or an injunction by the courts of that jurisdiction preventing them from doing so. In those circumstances, any judgment thus obtained may be capable of enforcement against our assets located outside Bermuda.
The impairment of the rights of an unsecured creditor may be more severe in an insolvent liquidation in Bermuda than would be the case where a U.S. person has a claim against a U.S. corporation that becomes insolvent. This is so mainly because in the event of an insolvency, Bermuda law may be more generous to secured creditors (and hence less generous to unsecured creditors) than U.S. law. The rights of secured creditors in an insolvent liquidation in Bermuda remain largely unimpaired, with the result that secured creditors will be paid in full to the extent of the value of the security they hold. Another possible consequence of the favorable treatment of secured creditors under Bermuda insolvency law is that a rehabilitation of an insolvent company in Bermuda may be more difficult to achieve than the rehabilitation of an insolvent U.S. corporation.
You may have difficulty effecting service of process on us or enforcing judgments against us in the United States.
We are a Bermuda domiciled company. In addition, some of our Directors and officers and some of the named experts referred to in this prospectus are not residents of the United States, and a substantial portion of our assets is located outside the United States. As a result, it may be difficult for investors to effect service of process on those persons in the United States or to enforce in the United States judgments obtained in U.S. courts against us or those persons based on the civil liability provisions of the U.S. securities laws. It is doubtful whether courts in Bermuda will enforce judgments obtained in other jurisdictions, including the United States, against us or our Directors or officers under the securities laws of those jurisdictions or entertain actions in Bermuda against us or our Directors or officers under the securities laws of other jurisdictions.
The Notes may not constitute our Tier 2 Capital.
We have applied for and received from the BMA approval which will permit the Notes to qualify as Tier 2 Capital (subject to any applicable limitations on the amount of such capital). However, there is a risk that following any change to the Group Supervision Rules (as defined herein), the Notes will cease to qualify as Tier 2 Capital of the Insurance Group. Under such circumstances, we may be required to raise additional capital that would constitute Tier 2 Capital at such time. Any such capital raise would be subject to market and other conditions, and there can be no assurance that we would be able to raise such capital when needed. In addition, if the Notes no longer qualify as Tier 2 Capital, we may at our option and without your consent redeem the Notes in whole, but not in part, at a price equal to the principal amount of the Notes, plus accrued and unpaid interest on the Notes. As used herein, “Tier 2 Capital” means Tier 2 Ancillary Capital under the Group Supervision Rules or, if the Group Supervision Rules are amended so as to no longer refer to Tier 2 Ancillary Capital in this respect, the nearest corresponding concept (if any) under the Group Supervision Rules, as amended. See “Description of the Notes—Optional Redemption—Optional Redemption upon a Capital Disqualification Event.”
U.S. Tax Risks
It is possible that legislation could be introduced and enacted by the current Congress or future Congresses of the U.S., or that regulations or other interpretations could be issued, possibly with retroactive effect, that could have an adverse impact on us. U.S. federal and state tax legislation could be enacted that would result in higher taxes on insurance companies and their policyholders, lessen or eliminate some or all of the tax advantages currently benefiting us and adversely affect the value of our investment portfolio. Additionally, U.S. tax laws and interpretations regarding whether a non-U.S. company is engaged in a U.S. trade or business are subject to change, possibly on a retroactive basis. Potential future changes in U.S. federal or state tax law or interpretation could materially adversely affect our business, financial condition and results of operations and access to capital.

USE OF PROCEEDS
We estimate that, after deducting estimated expenses and underwriting discounts and commissions, our net proceeds from this offering will be approximately $394.5 million. We intend to use a portion of the net proceeds from this offering for the redemption of our Series A Preference Shares. We intend to use the remaining net proceeds from this offering for general corporate purposes.

CAPITALIZATION
The following table sets forth FIHL’s consolidated capitalization as of March 31, 2025, on an actual basis and as adjusted to reflect the issuance of the Notes and the application of the net proceeds therefrom as described under “Use of Proceeds.”
You should read this table in conjunction with “Item 5. Operating and Financial Review and Prospects” and the consolidated financial statements and related notes in our Annual Report, as well as our unaudited consolidated financial statements and related notes contained in Exhibit 99.1 of our Current Report on Form 6-K, as filed with the SEC on May 15, 2025, each of which are incorporated herein by reference.

	At March 31, 2025
	Actual	Adjusted
	(in thousands, except for share data)
Debt(1):
4.875% Senior Notes due 2030	$330,000	$330,000
6.625% Junior Subordinated Notes due 2041	125,000	125,000
Series A Preference Shares ($0.01 par value: 5,835 shares issued and outstanding)	58,400	—
Fixed Rate Reset Subordinated Notes due 2055 offered hereby	—	400,000
Total Debt	$513,400	$855,000

Shareholders’ Equity:
Common shares ($0.01 par value: 110,335,061 shares issued and outstanding)	$1,100	$1,100
Common shares held in treasury, at cost (1,438,278 shares)	(22,100)	(22,100)
Additional paid-in capital	1,940,500	1,940,500
Accumulated other comprehensive income	22,000	22,000
Retained earnings	449,900	448,800
Total shareholders’ equity	$2,391,400	$2,390,300
Total Capitalization	$2,904,800	$3,245,300
__________________
(1)Amounts (i) reflect the aggregate principal amount of the Notes and (ii) do not reflect amortization of fees and expenses.

DESCRIPTION OF THE NOTES
We will issue the Notes pursuant to the Indenture. The Indenture is subject to, and governed by, the U.S. Trust Indenture Act of 1939, as amended (the “Trust Indenture Act”).
This Description of the Notes is a summary only, is not complete and is subject to, and qualified by reference to, all of the provisions of the Indenture and the Notes. We urge you to read the Indenture and the Notes because they define your rights as a holder of Notes. A copy of the Indenture, including the form of the Notes, is available without charge upon request to us at the address provided under “Where You Can Find Additional Information.” Capitalized terms used in this Description of the Notes that are not defined herein have the meanings given to them in the Indenture.
As used in this Description of the Notes, “we,” “us,” “our,” the “Issuer,” “FIHL” and “Fidelis Insurance Holdings Limited” refer only to Fidelis Insurance Holdings Limited and do not include any current or future subsidiaries of Fidelis Insurance Holdings Limited.
General
The Notes are initially scheduled to mature on June 15, 2055. The Notes will initially bear interest at a rate of 7.750% per annum. See “—Interest.” The Notes will be issued only in registered form in denominations of $200,000 and any integral multiples of $1,000 in excess thereof.
The Notes will be issued in the form of one or more registered global notes (the “Global Notes”). The Global Notes will be deposited upon issuance with the Trustee as custodian for The Depository Trust Company (“DTC”) and registered in the name of DTC or its nominee, in each case, for credit to an account of a direct or indirect participant in DTC as described below. Beneficial interests in the Global Notes will be shown on, and transfers thereof will be effected only through, records maintained by DTC and its direct and indirect participants, including Euroclear Bank SA/NV (“Euroclear”) and Clearstream Banking, S.A. (“Clearstream”). Except in certain limited circumstances, certificated notes will not be issued in exchange for beneficial interests in the Global Notes.
The Trustee will initially act as our Paying Agent for the Notes. The Notes will be payable at the corporate trust office of the Trustee, or an office or agency maintained by us for such purpose. We will pay principal of, premium, if any, and interest on, Global Notes in immediately available funds to DTC or its nominee, as the case may be, as the registered holder of such Global Notes.
We will issue the Notes under the Indenture initially in an aggregate principal amount of $400,000,000. We may, without notice to, and without the consent of, the holders of the Notes, issue an unlimited principal amount of additional notes having identical terms as the Notes offered hereby other than issue date, public offering price and, in some cases, the first interest payment date and first interest accrual date (the “Additional Notes”) and which will be deemed to be in the same series as the Notes offered hereby. We will only be permitted to issue such Additional Notes if, at the time of such issuance, no Event of Default or Mandatory Deferral Event (each as defined herein) has occurred and is continuing under the Indenture with respect to the Notes. Any Additional Notes will be part of the same class as the Notes offered hereby and will vote on all matters with the holders of the Notes; provided that if any Additional Notes are not fungible with the Notes offered hereby for U.S. federal income tax purposes, they will be issued with a separate CUSIP number.
Application will be made to BSX for the listing of the Notes and permission to deal in the Notes thereon. There are no assurances that such listing will be granted and, if granted, maintained. Furthermore, if the Notes are so listed, we may discontinue such listing at any time in our sole discretion without notice to the holders of the Notes. The issuance and settlement of the Notes are not conditioned on the listing of the Notes.
Interest
General
The Notes will bear interest (i) from the date of original issuance to, but excluding, June 15, 2035 (the “First Reset Date”) at the fixed rate of 7.750% per annum and (ii) from, and including, the First Reset Date, during each Reset

Period, at a rate per annum equal to the Five-Year Treasury Rate as of the most recent Reset Interest Determination Date plus 4.280% to be reset on each Reset Date. Interest on the Notes will be payable semi-annually in arrears on June 15 and December 15 of each year, beginning on December 15, 2025. We will make each interest payment to the holders of record of the Notes at the close of business on the immediately preceding June 1 and December 1, as applicable. Interest on the Notes will accrue from the date of original issuance or, if interest has already been paid, from the date it was most recently paid. Interest will be computed on the basis of a 360-day year comprised of twelve 30-day months.
If an interest payment date or the date fixed for redemption of the Notes falls on a day that is not a Business Day, then the relevant payment date may be postponed to the next Business Day and no interest with respect to any such payment shall accrue for the intervening period. If the maturity date of the Notes falls on a day that is not a Business Day, we may pay principal and accrued and unpaid interest on the Notes on the next Business Day, and no interest on that payment will accrue from and after the maturity date.
For the purposes of this Description of the Notes, a “Business Day” means, with respect to any Note, a day that in the City of New York, New York, in Hamilton, Bermuda and in the City of London, United Kingdom, is not a day on which banking institutions are authorized or required by law, executive order or regulation to be closed.
We may at our sole discretion, except at the Final Maturity Date or any earlier accelerated payment date arising from an Event of Default or any other earlier redemption of the Notes, elect to defer payment of all interest on the Notes and, in certain circumstances, we shall be required to defer payment of all interest on the Notes (subject to the provisions described below under “—Optional Deferral of Interest Payments,” “—Mandatory Deferral of Interest Payments” and “—Arrears of Interest”).
Unless we have validly redeemed all outstanding Notes on or before the First Reset Date, we will appoint a Calculation Agent with respect to the Notes prior to the Reset Interest Determination Date preceding the First Reset Date. The applicable interest rate for each Reset Period will be determined by the Calculation Agent, as of the applicable Reset Interest Determination Date. Promptly upon such determination, the Calculation Agent will notify us of the interest rate for the relevant Reset Period. We shall then promptly notify the Trustee and Paying Agent in writing of such interest rate. The Calculation Agent’s determination of any interest rate and its calculation of the amount of interest for any Reset Period beginning on or after the First Reset Date will be on file at our principal offices and will be made available to any holder of the Notes upon request and will be final and binding in the absence of manifest error.
As used herein:
“Calculation Agent” means, at any time, the person or entity appointed by FIHL and serving as such agent with respect to the Notes at such time. We may terminate any such appointment as long as we appoint a successor agent at the time of termination. FIHL will initially act as Calculation Agent and may subsequently appoint one of its affiliates as Calculation Agent.
“Five-Year Treasury Rate” means, as of any Reset Interest Determination Date, the average of the yields on actively traded United States Treasury securities adjusted to constant maturity, for five-year maturities, for the most recent five business days appearing under the caption “Treasury Constant Maturities” in the most recent H.15. If the Five-Year Treasury Rate cannot be determined pursuant to the method described above, the Calculation Agent, after consulting such sources as it deems comparable to any of the foregoing calculations, or any such source as it deems reasonable from which to estimate the Five-Year Treasury Rate, will determine the Five-Year Treasury Rate in its sole discretion; provided that if the Calculation Agent determines there is an industry-accepted successor Five-Year Treasury Rate, then the Calculation Agent will use such successor rate. If the Calculation Agent has determined a substitute or successor base rate in accordance with the foregoing, the Calculation Agent in its sole discretion may determine the business day convention, the definition of “Business Day” for purposes of this paragraph and the Reset Interest Determination Date to be used and any other relevant methodology for calculating such substitute or successor base rate, including any adjustment factor needed to make such substitute or successor base rate comparable to the Five-Year Treasury Rate, in a manner that is consistent with industry-accepted practices for such substitute or successor base rate. If the Five-Year Treasury Rate cannot be determined pursuant to the methods described above, then the Five-Year Treasury Rate will be the same interest rate as in effect for the prior period.
“H.15” means the daily statistical release published by the Board of Governors of the Federal Reserve System designated as “Selected Interest Rates (Daily) - H.15” (or any successor designation or publication), and “most recent H.15” means the H.15 published closest in time but prior to the close of business on the applicable Reset Interest Determination Date.
“Reset Date” means the First Reset Date and each date falling on the fifth anniversary of the preceding Reset Date.
“Reset Interest Determination Date” means, in respect of any Reset Period, the day falling two Business Days prior to the beginning of such Reset Period.
“Reset Period” means the period from and including the First Reset Date to, but excluding, the next following Reset Date and thereafter each period from and including each Reset Date to, but excluding, the next following Reset Date, or the Final Maturity Date or date of redemption, as the case may be.
Optional Deferral of Interest Payments
We may elect at one or more times to defer payment of all (but not less than all) of the interest accrued on the Notes for one or more consecutive interest periods or interest payment dates. We may not defer the payment of such interest beyond the Final Maturity Date, any earlier accelerated maturity date arising from an Event of Default (which, under the Indenture, is limited to certain payment defaults and events of bankruptcy, insolvency or receivership involving us) or any other earlier redemption of the Notes.
During a Deferral Period, interest will continue to accrue on the Notes, and any such accrued interest, the payment of which is so deferred, so long as such interest remains unpaid, will constitute Arrears of Interest and will be subject to the provisions described below under “—Arrears of Interest.” As used herein, a “Deferral Period” refers to the period beginning on either (i) an interest payment date with respect to which we elect to defer interest or (ii) the first Mandatory Interest Deferral Date of a Mandatory Deferral Period (as defined below), and ending on the next payment date on which we have paid all Arrears of Interest and any current interest due on the Notes for such payment date.
If we have paid all Arrears of Interest and any current interest due on the Notes, we can again defer interest payments on the Notes as described above.
We will give the holders of the Notes and the Trustee written notice of our election to commence or continue a Deferral Period at least five and not more than 60 Business Days before the next interest payment date.
We have no present intention to defer interest payments on the Notes.
Notwithstanding any other provision in the Notes or the Indenture, the deferral of any interest payment in accordance with this section will constitute neither an Event of Default under the Indenture or on the Notes nor a default of any kind, and will not give holders of the Notes or the Trustee any right to accelerate repayment of the Notes or any other remedies.
Mandatory Deferral of Interest Payments
If, as of any interest payment date, a Mandatory Deferral Event has occurred and is continuing (the duration of such continuance, a “Mandatory Deferral Period”), we shall be required to defer payment of all (but not less than all) of the interest accrued on the Notes as of such interest payment date (such interest payment date being a “Mandatory Interest Deferral Date”). Any such accrued interest, the payment of which is so deferred, so long as such interest remains unpaid, will constitute Arrears of Interest and will be subject to the provisions described below under “—Arrears of Interest.”
Prior to any Mandatory Interest Deferral Date, we shall provide to the Trustee an officer’s certificate identifying the beginning or continuance of the Mandatory Deferral Period and shall notify the holders of the Notes at least five

Business Days before each interest payment date during the Mandatory Deferral Period, unless the Mandatory Deferral Event occurs within such five Business Day period, in which case we shall so notify the holders of the Notes promptly following the occurrence of such Mandatory Deferral Event.
Notwithstanding any other provision in the Notes or the Indenture, the deferral resulting from a Mandatory Deferral Event will constitute neither an Event of Default under the Indenture or on the Notes nor a default of any kind, and will not give holders of the Notes or the Trustee any right to accelerate repayment of the Notes or any other remedies.
A “Mandatory Deferral Event” will be deemed to have occurred if the Insurance Group is in breach of the Enhanced Capital Requirement, or would breach the Enhanced Capital Requirement if payment of accrued and unpaid interest on (i) FIHL’s indebtedness constituting Tier 2 Capital (as defined below), including the Notes and (ii) any Parity Securities (as defined below) outstanding, were made. For the definition of “Enhanced Capital Requirement,” see “—Conditions to Redemption and Repayment” below.
Arrears of Interest
Any interest in respect of the Notes not paid on an interest payment date, together with any interest in respect of the Notes not paid on an earlier interest payment date will, so long as the same remains unpaid, constitute “Arrears of Interest” in respect of the Notes. Arrears of Interest shall be compounded on each subsequent interest payment date and bear interest at the interest rate payable on the Notes (such compounded interest also constituting Arrears of Interest). Arrears of Interest on the Notes will remain outstanding, and will accumulate interest, for so long as they remain unpaid. Any references herein to “accrued and unpaid interest” shall include any Arrears of Interest. The amount of any Arrears of Interest will be calculated by FIHL or the Calculation Agent.
So long as no Event of Default or Mandatory Deferral Event has occurred and is continuing, at our option, Arrears of Interest on the Notes may be paid in whole or in part to the persons in whose names the Notes are registered as of the close of business on the 15th calendar day (whether or not such date is a Business Day) immediately preceding the date on which payment of such Arrears of Interest is to be made, at any time upon the expiration of not more than 15 nor less than five Business Days’ written notice to the Trustee, the Paying Agent and the holders of the Notes to such effect (which written notice shall specify the amount of such Arrears of Interest).
If not previously paid, Arrears of Interest with respect to the Notes shall become due and payable, and shall be paid in whole (and not in part), on the earliest of:
(a)so long as no Event of Default or Mandatory Deferral Event has occurred and is continuing, the next interest payment date for the Notes, unless we elect that accrued interest is further deferred as provided in “—Optional Deferral of Interest Payments” above;
(b)the date of redemption of the Notes in accordance with the applicable redemption provisions;
(c)the date on which a Winding-Up of FIHL occurs; or
(d)the Final Maturity Date for the Notes; provided that, in the event of there being Arrears of Interest on the Final Maturity Date, such Arrears of Interest shall be paid before any repayment of principal.
For the definitions of “Final Maturity Date” and “Winding-Up,” see “—Maturity” below.
Dividend and Other Payment Stoppages During Deferral Periods and Under Certain Other Circumstances
We will agree in the Indenture that, so long as any Notes remain outstanding, if:
(a)we have given notice of our election to defer interest payments on the Notes, but the related Deferral Period has not yet commenced, or

(b)we have given notice that a Mandatory Deferral Event has occurred, but the related Mandatory Deferral Period has not yet commenced, or
(c)a Deferral Period has commenced and is continuing;
then we will not, nor will we permit our subsidiaries, to:
(a)declare or pay any dividends or distributions on, or redeem, purchase, acquire or make a liquidation payment with respect to, any shares of our Capital Stock;
(b)make any payment of principal of, or interest or premium, if any, on, or repay, purchase or redeem any of our debt securities that rank upon our liquidation on a parity with or junior to the Notes (including the Parity Securities); or
(c)make any guarantee payments regarding any guarantee issued by us on securities of any of our subsidiaries if the guarantee ranks upon our liquidation on a parity with or junior to the Notes (including the Parity Securities).
As used herein, “Capital Stock” refers to FIHL’s common shares and any preference shares. The restrictions listed above do not apply to:
(a)any purchase, redemption or other acquisition of shares of our Capital Stock in connection with:
(1)any employment contract, benefit plan, compromise, settlement or other similar arrangement with or for the benefit of any one or more current or former employees, officers, directors, consultants or independent contractors;
(2)a dividend reinvestment or shareholder purchase plan;
(b)the issuance of our Capital Stock, or securities convertible into or exercisable for such Capital Stock, as consideration in an acquisition transaction, the definitive agreement for which is entered into prior to the applicable Deferral Period;
(c)any exchange, redemption or conversion of any class or series of our Capital Stock, or the capital stock of one of our subsidiaries, for any other class or series of our Capital Stock, or of any class or series of our indebtedness for any class or series of our Capital Stock;
(d)any purchase of fractional interests in shares of our Capital Stock pursuant to the conversion or exchange provisions of such Capital Stock or the securities being converted or exchanged;
(e)any declaration or payment of a dividend in connection with any shareholder rights plan, or the issuance of rights, shares or other property under any shareholder rights plan, or the redemption or purchase of rights pursuant thereto;
(f)any dividend in the form of shares, warrants, options or other rights where the dividend shares or shares issuable upon exercise of such warrants, options or other rights are the same shares as that on which the dividend is being paid or ranks equally with or junior to such shares;
(g)any payment of current or deferred dividend or other distributions, or amounts on any payment of principal of, or interest or premium on any Parity Securities (as defined below) that is made pro rata to the amounts due on such securities (including the Notes); or
(h)any payment of current or deferred dividend or other distributions, or amounts on any payment of principal of, or interest or premium on any securities that rank senior to the Notes.
“Parity Securities” means any of our indebtedness that ranks on a parity with the Notes upon our liquidation.

“Tier 2 Capital” means “Tier 2 Ancillary Capital” under the Group Supervision Rules (as defined below) or, if the Group Supervision Rules are amended so as to no longer refer to Tier 2 Ancillary Capital in this respect, the nearest corresponding concept (if any) under the Group Supervision Rules, as amended.
For the avoidance of doubt, no terms of the Notes or provisions under the Indenture will restrict in any manner the ability of any of our subsidiaries to pay dividends or make any distributions to us or to any of our other subsidiaries.
Maturity
Unless the Notes are redeemed or purchased and cancelled prior to their maturity, the Notes will mature, and the principal amount of the Notes will become payable, on the Final Maturity Date, together with accrued and unpaid interest on the Notes to, but excluding, the Final Maturity Date.
The “Final Maturity Date” means either (i) the Scheduled Maturity Date, if, on the Scheduled Maturity Date, the BMA Redemption Requirements (as defined herein) are satisfied, or (ii) if the BMA Redemption Requirements are not satisfied on the Scheduled Maturity Date, then following the Scheduled Maturity Date, the earlier of (A) the date falling ten Business Days after the BMA Redemption Requirements are satisfied and would continue to be satisfied if such repayment of the Notes were made on such date and (B) the date on which a Winding-Up of the Issuer occurs.
For the avoidance of doubt, interest shall continue to accrue and be payable (and any deferred interest shall constitute Arrears of Interest) for so long as the principal amount of the Notes remains outstanding. In the event the Scheduled Maturity Date and the Final Maturity Date are not the same, the failure to repay the Notes on the Scheduled Maturity Date will constitute neither an Event of Default under the Indenture nor a default of any kind and will not give holders of the Notes or the Trustee any right to accelerate repayment of the Notes or any other remedies (whether contractual, legal, equitable or otherwise).
We will only be permitted to repay the Notes on the Scheduled Maturity Date if the BMA Redemption Requirements are satisfied on the Scheduled Maturity Date. We shall notify the Trustee and the holders of the Notes at least ten Business Days before the Scheduled Maturity Date if the BMA Redemption Requirements (i) will not be satisfied on the Scheduled Maturity Date, or (ii) will be satisfied on the Scheduled Maturity Date, unless the BMA Redemption Requirements are no longer satisfied within such ten Business Day period, in which case we shall so notify the Trustee and the holders of the Notes as soon as reasonably practicable following the occurrence of such failure to satisfy the BMA Redemption Requirements, which notice (as applicable) shall state the cause of the failure to satisfy the BMA Redemption Requirements, and the repayment shall be deferred until such time as the BMA Redemption Requirements are satisfied. In such event, we shall further notify the Trustee and the holders of the Notes not more than ten Business Days following the satisfaction of the BMA Redemption Requirements that the BMA Redemption Requirements have been satisfied and stating the new repayment date for the Notes, which shall be no later than the 15th Business Day following the date the BMA Redemption Requirements were satisfied.
As used herein:
“Scheduled Maturity Date” means June 15, 2055.
A “Winding-Up” will occur, with respect to any person, if: (i) at any time an order is made, or an effective resolution is passed, for the winding-up of such person (except, in any such case, a solvent winding-up solely for the purpose of a reorganization, merger or amalgamation or the substitution in place of such person of a successor in business of such person, the terms of which reorganization, merger, amalgamation or substitution (A) have previously been approved in writing by holders of a majority in aggregate principal amount of the outstanding Notes and (B) do not provide that the Notes or any amount in respect thereof shall thereby become payable); or (ii) an administrator of such person is appointed and such administrator gives notice that it intends to declare and distribute a dividend.
For the definition of “BMA Redemption Requirements,” see “—Conditions to Redemption and Repayment” below.

Ranking
The Notes:
•will be unsecured and subordinated obligations of FIHL and will rank junior in right of payment to all FIHL’s existing and future senior debt;
•subject to “—Mandatory Deferral of Interest Payments,” will rank equally in right of payment with all Parity Securities of FIHL;
•will rank senior in right of payment to all FIHL’s existing and future junior subordinated debt, including FIHL’s 6.625% Fixed Rate Reset Junior Subordinated Notes due 2041 (the “2041 Junior Subordinated Notes”);
•will be contractually subordinated in right of payment to any existing and future liabilities of our subsidiaries, including the LOC facilities, amounts owed to holders of reinsurance and insurance policies issued by our reinsurance and insurance company subsidiaries; and
•will be effectively subordinated to all future secured obligations of FIHL to the extent of the security therefor.
We and certain of our subsidiaries have entered into four LOC facilities, which permit us to issue standby letters of credit up to an aggregate amount of $475.0 million. The LOC facilities are primarily used for the issuance of letters of credit to certain reinsurance entities which require us to post collateral. The letters of credit issued under the secured LOC facilities are fully collateralized. As of March 31, 2025, our subsidiaries had $254.4 million face amount of letters of credit outstanding under four LOC facilities, which have been specifically or generally guaranteed by FIHL.
As of March 31, 2025, we had outstanding $330.0 million of indebtedness that would be senior to the Notes, comprised of our 4.875% Senior Notes. In the event of a bankruptcy, liquidation or dissolution of FIHL, its assets that are not otherwise pledged as collateral for any secured indebtedness must be used to pay off its senior indebtedness in full before any payment may be made on the Notes and any other subordinated indebtedness. As of March 31, 2025, we also had outstanding $125.0 million in aggregate principal amount of 2041 Junior Subordinated Notes and $58.4 million in liquidation preference of our 9.00% Fixed Rate/Floating Rate Cumulative Preference Shares, Series A, par value U.S. $0.01 (the “Series A Preference Shares”), which Series A Preference Shares we intend to redeem using the proceeds of this offering. See “Use of Proceeds.”
After giving effect to the issuance of the Notes and the redemption of the Series A Preference Shares in full, as of March 31, 2025, our total consolidated indebtedness (which, for avoidance of doubt, shall exclude any intercompany obligations and LOC facilities) would have been approximately $855.0 million. All of such amount (other than the Notes) would have been debt of the Issuer, including $330.0 million aggregate principal amount of the 4.875% Senior Notes and $125.0 million aggregate principal amount of the 2041 Junior Subordinated Notes.
The Notes are contractually subordinated to all liabilities of our subsidiaries, including liabilities and other obligations owed to policyholders, trade creditors, debtholders, secured creditors, taxing authorities and guarantee holders. As of March 31, 2025, the total liabilities of our subsidiaries (excluding intercompany obligations) were $9,865.7 million. Therefore, the rights of the holders of the Notes to participate in any assets of any of our subsidiaries upon liquidation or reorganization of such subsidiaries will be contractually subordinated to the claims of such subsidiary’s policyholders and creditors. In addition, even if we were a creditor of any of our subsidiaries, our rights as a creditor could be subordinate to policyholder obligations under (re)insurance policies written by such subsidiaries and would be effectively subordinated to any indebtedness or other obligations with a security interest in the assets of such subsidiaries to the extent of the value of the assets securing that indebtedness or other obligations and would be subordinated to any indebtedness of such subsidiaries senior to that held by them.
Our four LOC facilities are either partially or fully secured. The Notes will be effectively subordinated in right of payment to our existing and future secured indebtedness and other obligations, including our obligations under the

LOC facilities, to the extent of the value of the assets securing that indebtedness and other obligations. As of March 31, 2025, the value of the assets securing our obligations under the LOC facilities was $205.7 million, comprising restricted cash in an amount of $42.2 million and pledged investments in an amount of $163.5 million. In the event of the insolvency, bankruptcy, liquidation, reorganization, dissolution or Winding-Up of FIHL, any of our assets that secure other indebtedness and other obligations will be available to pay obligations on the Notes only after such secured indebtedness has been paid in full.
Because we are a holding company and a significant part of our operations is conducted through subsidiaries, a significant portion of our cash flow, and consequently our ability to service debt, including the Notes, is dependent upon the earnings of our subsidiaries and the transfer of funds by those subsidiaries to us in the form of dividends or other transfers or distributions.
There are legal restrictions on payments of dividends and other distributions to shareholders that may affect our subsidiaries’ ability to transfer funds to FIHL. Therefore, FIHL may not have sufficient assets or funds to repay principal and interest on the Notes. In addition, (re)insurance companies, including some of our direct and indirect subsidiaries, are subject to (re)insurance laws and regulations that, among other things, require (re)insurance companies to maintain certain levels of capital and surplus, and further restrict the amount of dividends and other distributions that may be paid to FIHL. These restrictions can include obtaining prior approval of insurance regulators having jurisdiction over our (re)insurance subsidiaries before a (re)insurance subsidiary can pay dividends or distributions to FIHL. Our creditors (including the holders of the Notes) may be materially adversely affected if FIHL is unable to receive sufficient dividends or distributions from its direct and indirect subsidiaries, including our (re)insurance subsidiaries.
In accordance with the Group Supervision Rules, the Notes are unencumbered and do not give rise to a right of set-off against the claims and obligations of FIHL or any (re)insurance subsidiary thereof to an investor or creditor. By purchasing the Notes, each holder of the Notes is deemed to agree and acknowledge that (1) no security or encumbrance of any kind is, or will at any time be, provided by FIHL or any of its subsidiaries to secure the rights of holders of the Notes and (2) the Notes will not in any way give rise to any rights of set-off, recoupments or counterclaims against any claims and obligations of FIHL or its regulated Operating Subsidiaries to any person in whose name the Notes are registered or any creditor of FIHL or its regulated Operating Subsidiaries.
The Notes and the Indenture will not limit the amount of policyholders’ obligations that can be incurred.
Redemption
Make-Whole Redemptions
Subject to the provisions set forth under “—Conditions to Redemption and Repayment,” the Notes will be redeemable, at our sole option, in whole or in part (equal to $200,000 and integral multiples of $1,000 in excess thereof), at any time that is not during a Par Call Period, at a redemption price, as calculated by us, equal to the greater of:
(a)100% of the principal amount of the Notes to be redeemed; and
(b)the sum of the present values of the remaining scheduled payments of principal and interest on such Notes (not including any portion of such payments of interest accrued as of such Redemption Date) that would be due if the Notes matured on the next Par Call Date, discounted to such Redemption Date on a semi-annual basis (assuming a 360-day year comprising twelve 30-day months) at the Treasury Rate, plus 50 basis points;
plus, in each case, accrued and unpaid interest on such Notes to, but excluding, such Redemption Date.

As used herein:
“Par Call Date” means December 15 of each year preceding a year in which a Reset Date will occur.
“Par Call Period” means the six-month period beginning on, and including, each Par Call Date and concluding on, and including, the next Reset Date.
“Treasury Rate” means, with respect to any Redemption Date, the yield determined by us in accordance with the following two paragraphs.
The Treasury Rate shall be determined by us after 4:15 p.m., New York City time (or after such time as yields on U.S. government securities are posted daily by the Board of Governors of the Federal Reserve System), on the third Business Day preceding the Redemption Date based upon the yield or yields for the most recent day that appear after such time on such day in the most recent H.15 under the caption “U.S. government securities—Treasury constant maturities—Nominal” (or any successor caption or heading) (“H.15 TCM”). In determining the Treasury Rate, the Company shall select, as applicable: (1) the yield for the Treasury constant maturity on H.15 exactly equal to the period from the redemption date to the next Par Call Date (the “Remaining Life”); or (2) if there is no such Treasury constant maturity on H.15 exactly equal to the Remaining Life, the two yields—one yield corresponding to the Treasury constant maturity on H.15 immediately shorter than and one yield corresponding to the Treasury constant maturity on H.15 immediately longer than the Remaining Life—and shall interpolate to the next Par Call Date on a straight-line basis (using the actual number of days) using such yields and rounding the result to three decimal places; or (3) if there is no such Treasury constant maturity on H.15 shorter than or longer than the Remaining Life, the yield for the single Treasury constant maturity on H.15 closest to the Remaining Life. For purposes of this paragraph, the applicable Treasury constant maturity or maturities on H.15 shall be deemed to have a maturity date equal to the relevant number of months or years, as applicable, of such Treasury constant maturity from the redemption date.
If on the third Business Day preceding the redemption date H.15 TCM is no longer published, we shall calculate the Treasury Rate based on the rate per annum equal to the semi-annual equivalent yield to maturity at 11:00 a.m., New York City time, on the second Business Day preceding such redemption date of the United States Treasury security maturing on, or with a maturity that is closest to, the next Par Call Date, as applicable. If there is no United States Treasury security maturing on such Par Call Date but there are two or more United States Treasury securities with a maturity date equally distant from the Par Call Date, one with a maturity date preceding such Par Call Date and one with a maturity date following such Par Call Date, the Company shall select the United States Treasury security with a maturity date preceding such Par Call Date. If there are two or more United States Treasury securities maturing on the next Par Call Date or two or more United States Treasury securities meeting the criteria of the preceding sentence, we shall select from among these two or more United States Treasury securities the United States Treasury security that is trading closest to par based upon the average of the bid and asked prices for such United States Treasury securities at 11:00 a.m., New York City time. In determining the Treasury Rate in accordance with the terms of this paragraph, the semi-annual yield to maturity of the applicable United States Treasury security shall be based upon the average of the bid and asked prices (expressed as a percentage of principal amount) at 11:00 a.m., New York City time, of such United States Treasury security, and rounded to three decimal places.
Our actions and determinations in determining the Redemption Price shall be conclusive and binding for all purposes, absent manifest error.
Optional Redemption
At any time during a Par Call Period, subject to the provisions set forth under “—Conditions to Redemption and Repayment,” the Notes will be redeemable, at our sole option, in whole or in part, at a redemption price equal to 100% of the principal amount of the Notes to be redeemed, plus accrued and unpaid interest to, but excluding, such Redemption Date (as defined herein).

Optional Redemption upon a Capital Disqualification Event
Subject to the provisions set forth under “—Conditions to Redemption and Repayment,” the Notes will be redeemable, at our sole option, in whole but not in part, at any time, at a redemption price equal to 100% of the principal amount of the Notes to be redeemed, plus accrued and unpaid interest on such Notes to, but excluding, such Redemption Date, within 90 days of the date on which we have reasonably determined that, as a result of (i) any amendment to, or change in, the laws or regulations of Bermuda that is enacted or becomes effective after the initial issuance of the Notes; (ii) any proposed amendment to, or change in, those laws or regulations that is announced or becomes effective after the initial issuance of the Notes; or (iii) any official administrative decision, judicial decision, administrative action or other official pronouncement interpreting or applying those laws or regulations that is announced after the initial issuance of the Notes, a Capital Disqualification Event (as defined herein) has occurred.
Optional Redemption upon a Tax Event
We may, at our sole option, subject to the provisions set forth under “—Conditions to Redemption and Repayment,” redeem the Notes, at any time, in whole but not in part, following the occurrence of a Tax Event (as defined herein) at a redemption price equal to 100% of the principal amount of the Notes to be redeemed, plus accrued and unpaid interest on the Notes to, but excluding, the Redemption Date.
Optional Redemption upon a Rating Agency Event
Subject to the provisions set forth under “—Conditions to Redemption and Repayment,” the Notes will be redeemable, at our sole option, in whole but not in part, at any time, at a redemption price equal to 102% of the principal amount of the Notes to be redeemed, plus accrued and unpaid interest on such Notes to, but excluding, such Redemption Date, within 90 days after the occurrence of a Rating Agency Event (as defined herein).
General
As used herein:
“Capital Disqualification Event” shall be deemed to have occurred if the Notes cease to qualify, in whole or in part (including as a result of any transitional or grandfathering provisions or otherwise), for purposes of determining the solvency margin, capital adequacy ratios or any other comparable ratios, regulatory capital resource or level, of the Insurance Group (as defined below), where capital is subdivided into tiers, as Tier 2 Capital securities under then-applicable Applicable Supervisory Regulations (as defined below) imposed upon the Insurance Group by the BMA (as defined below), which would include, without limitation, the Enhanced Capital Requirement (as defined below), except as a result of any applicable limitation on the amount of such capital.
“Rating Agency Event” shall be deemed to have occurred if any nationally recognized statistical rating organization, as defined in Section 3(a)(62) of the Exchange Act, that then publishes a rating for FIHL (a “Rating Agency”) amends, clarifies or changes the criteria it uses to assign equity credit to securities such as the Notes, which amendment, clarification or change results in (1) the shortening of the length of time the Notes are assigned a particular level of equity credit by that Rating Agency as compared to the length of time they would have been assigned that level of equity credit by that Rating Agency or its predecessor on the initial issuance of the Notes; or (2) the lowering of the equity credit (including up to a lesser amount) assigned to the Notes by that Rating Agency as compared to the equity credit assigned by that Rating Agency or its predecessor on the initial issuance of the Notes.
“Redemption Date” with respect to any Note or portion thereof to be redeemed, means the date fixed for such redemption by or pursuant to the Indenture.
“Tax Event” means, with respect to the Notes, if at any time we receive an opinion of counsel that as a result of (1) any change in or amendment to the laws or treaties (or any regulations or rulings promulgated under these laws or treaties) of Bermuda, the United Kingdom or any other jurisdiction in which FIHL is resident for tax purposes or has a permanent establishment or any other jurisdiction from or through which payment on the Notes is made by

FIHL (including in each case any political subdivision or taxation authority thereof or therein) (a “Taxing Jurisdiction”) or (2) any change in the application or official interpretation of such laws, regulations or rulings (including, for the avoidance of doubt, any action taken by a Taxing Jurisdiction, which action is applied generally or is taken with respect to us, or a decision rendered by a tribunal or court of competent jurisdiction in a Taxing Jurisdiction whether or not such decision was rendered with respect to us), in each case, which change is formally announced and becomes effective after the date of original issuance of the Notes (or, in the case of a jurisdiction that becomes a Taxing Jurisdiction at a later date, after such date), (A) the Issuer will be required as of the next interest payment date to pay Additional Amounts with respect to the Notes as provided in “—Payment of Additional Amounts,” and such requirement cannot be avoided by the use of reasonable measures (consistent with practices and interpretations generally followed or in effect at the time such measures could be taken) then available or (B) the Issuer would not be entitled to claim a deduction in respect of any payments in respect of the Notes in computing its taxation liabilities in the applicable Taxing Jurisdiction or the value of such deduction would be materially reduced.
We will provide notice of any redemption in the manner provided in the Indenture at least 30 days but not more than 60 days before the Redemption Date to each holder of the Notes to be redeemed and to the Trustee. The notice of redemption to each holder of the Notes to be redeemed will specify, among other items, the redemption price (or the method for determination thereof). We will notify the Trustee and the holders of the Notes at least ten Business Days before the applicable Redemption Date if the BMA Redemption Requirements will not be satisfied on the applicable Redemption Date, unless the BMA Redemption Requirements are no longer satisfied within such ten Business Day period, in which case we will so notify the Trustee and the holders of the Notes as soon as reasonably practicable following the occurrence of such failure to satisfy the BMA Redemption Requirements, which notice will state the cause of the failure to satisfy the BMA Redemption Requirements, and the redemption shall be deferred until such time as the BMA Redemption Requirements are satisfied. In such event, we will further notify the Trustee and the holders of the Notes not more than ten Business Days following the satisfaction of the BMA Redemption Requirements that the BMA Redemption Requirements have been satisfied and stating the new Redemption Date for the Notes, which will be no later than the 15th Business Day following the date the BMA Redemption Requirements were satisfied.
Unless we default in payment of the redemption price, on and after the Redemption Date, interest will cease to accrue on the Notes or portions of the Notes called for redemption.
If fewer than all of the Notes are to be redeemed at any time, the particular Notes to be redeemed shall be selected, from the outstanding Notes not previously called for redemption, in accordance with the applicable rules and procedures of the depositary, which may be made on a pro rata pass-through distribution of principal basis.
If any Note is to be redeemed in part only, the notice of redemption that relates to that Note must state the portion of the principal amount thereof to be redeemed. A new Note in principal amount equal to the unredeemed portion of the original Note will be issued (or transferred through a book-entry system) in the name of the holder thereof upon cancellation of the original Note. If less than all of the outstanding Notes are to be redeemed, the Notes to be redeemed will be selected in principal amounts of $200,000 and integral multiples of $1,000 in excess thereof.
For the avoidance of doubt, whenever any determination is required to be made as to whether any redemption occurs within or not within a Par Call Period or any other specified period, the actual date of redemption and not the date of notice of redemption shall govern.
Notice of Redemption
Any notice of redemption may, in our sole discretion, be subject to one or more conditions precedent, including but not limited to, the completion of an equity offering, financing or other corporate transaction. Additionally, if such redemption or notice is subject to the satisfaction of one or more conditions precedent, such notice shall describe such condition(s) and shall state that, in our sole discretion, the Redemption Date may be postponed by up to 60 days following the notice of redemption, and such notice may be rescinded in the event that any or all such conditions shall not have been satisfied by the Redemption Date (including as it may be postponed). We shall provide written notice to the Trustee prior to the close of business not less than two Business Days prior to the

Redemption Date if any such redemption has been rescinded or delayed, and upon receipt, the Trustee shall provide such notice to each holder of the Notes.
Variation and Substitution
If a Capital Disqualification Event, Tax Event or Rating Agency Event occurs, we may, at our sole option, as an alternative to redemption of the Notes, at any time, without the consent of any holder of the Notes, vary any term or condition of the Notes or substitute all (but not less than all) of the Notes for other notes, so that the varied Notes or the substituted notes, as the case may be, constitute Qualifying Equivalent Securities (as defined herein).
The principal amount of the Qualifying Equivalent Securities to be received by holders of the Notes in substitution shall be equal to the principal amount of the Notes without any payment of premium. Any variation or substitution of the Notes is subject to no more than 60 nor less than 30 calendar days’ prior notice by FIHL to the holders of the Notes (which notice shall be irrevocable and shall specify the date fixed for such variation or substitution) in accordance with the notice provisions governing the Notes and to:
(a)FIHL being in compliance with the Applicable Supervisory Regulations on the date of such variation or substitution (after giving effect to such variation or substitution), and such variation or substitution not resulting directly or indirectly in a breach of the Applicable Supervisory Regulations;
(b)FIHL complying with the rules of the BSX or any stock exchange (or any other relevant authority) on which FIHL has had the Notes listed or admitted to trading;
(c)in respect of substitution only, all payments of interest, including Arrears of Interest, and any other amount payable under the Notes (including, for the avoidance of doubt, any Additional Amounts, as set forth below under “—Payment of Additional Amounts”) that, in each case, has accrued to holders of the Notes and has not been paid, being satisfied in full on or prior to the date thereof; and
(d)immediately after the substitution or variation, FIHL not triggering its right to redeem the Notes pursuant to “—Redemption—Optional Redemption upon a Capital Disqualification Event,” “—Redemption—Redemption upon a Tax Event” or “—Redemption—Optional Redemption upon a Rating Agency Event.”
As used herein:
“Qualifying Equivalent Securities” means any securities having terms not materially less favorable to the holders than the Notes, as reasonably determined by FIHL in consultation with an independent investment bank, consulting firm or comparable expert of international standing on the subject, and which:
(a)satisfy the criteria for the eligibility for inclusion of the proceeds of the Notes as Tier 2 Capital under the Applicable Supervisory Regulations;
(b)contain terms providing for the same interest rate and interest payment dates applying to the Notes;
(c)rank senior to the Notes or are Parity Securities;
(d)preserve all obligations as to repayment of the Notes, including (without limitation) as to timing of such repayment (including preserving the same Scheduled Maturity Date and Final Maturity Date);
(e)do not contain terms providing for loss absorption through principal write-down or conversion to ordinary shares; and

(f)preserve any rights to any accrued and unpaid interest, and any existing rights to other amounts payable under the Notes (including, for the avoidance of doubt, any right to Arrears of Interest or Additional Amounts, as set forth below under “—Payment of Additional Amounts”) which has accrued to holders and not been paid.
Conditions to Redemption and Repayment
Notwithstanding anything to the contrary set forth herein, the Notes will not be redeemable or repaid at any time if the Enhanced Capital Requirement would be breached immediately before or after giving effect to the redemption or repayment of such Notes, unless, we or another member of the Insurance Group replaces the capital represented by the Notes to be redeemed or repaid with capital having equal or better capital treatment as the Notes under the Group Rules (as defined herein) (collectively, the “BMA Redemption Requirements”). Further, notwithstanding anything to the contrary set forth herein, the Notes will not be redeemable or repaid at any time prior to June 15, 2030 without BMA Approval (as defined herein) (provided that such BMA Approval would be required at such time in order for the Notes to qualify as Tier 2 Capital).
In the event that the Notes are not redeemed or repaid as a result of a failure to satisfy the BMA Redemption Requirements, interest on the Notes will continue to accrue and be paid on each interest payment date (subject to “—Interest—Optional Deferral of Interest Payments,” “—Interest—Mandatory Deferral of Interest Payments” and “—Interest—Arrears of Interest”) until the first date on which final payment on the Notes may be made, at which time the Notes will become due and payable, and will be finally repaid at the principal amount of the Notes, together with any accrued and unpaid interest.
Notwithstanding any provision of the Notes or the Indenture, in the event of non-payment on a scheduled Redemption Date or the Final Maturity Date resulting from a failure to satisfy the BMA Redemption Requirements, the Notes to be redeemed or repaid will not become due and payable on such date, and such non-payment will constitute neither an Event of Default under the Indenture or the Notes nor a default of any kind with respect to the Notes, and will not give holders of the Notes or the Trustee any right to accelerate repayment of the Notes or any other remedies.
An officer’s certificate relating to the Notes in connection with repayment or any redemption certifying the following (as applicable):
(i)the BMA Redemption Requirements have not been met or would not be met if the Notes were repaid or the applicable redemption payment were made;
(ii)the BMA Redemption Requirements have been met and would continue to be met if the Notes were to be repaid or the applicable redemption payment were made; or
(iii)no such BMA Redemption Requirements apply;
shall, in the absence of manifest error, be treated and accepted by the Trustee, the holders of the Notes and all other interested parties as correct and sufficient evidence thereof, shall be final and binding on such parties, and the Trustee shall be entitled to conclusively rely on such officer’s certificate without liability to any person and shall have no duty to ascertain the existence of any such manifest error.
As used herein:
“Applicable Supervisory Regulations” means such insurance supervisory laws, rules and regulations relating to group supervision or the supervision of single (re)insurance entities, as applicable, which are applicable to the Insurance Group at the relevant time and from time to time, and which shall initially mean the Group Supervision Rules, until such time as the BMA no longer has jurisdiction or responsibility to regulate the Insurance Group.
“BMA” means the Bermuda Monetary Authority, or, should the Bermuda Monetary Authority no longer have jurisdiction or responsibility to regulate the Insurance Group, as the context requires, a regulator which is otherwise subject to Applicable Supervisory Regulations.

“BMA Approval” means we have delivered notice to the BMA of a planned redemption or repayment and have not received within 30 days following delivery of such notice an objection from BMA to the redemption or repayment of such Notes.
“ECR” means the enhanced capital and surplus requirement applicable to the Insurance Group and as defined in the Insurance Act or, should the Insurance Act or the Group Rules no longer apply to the Insurance Group, any and all other solvency capital requirements defined in the Applicable Supervisory Regulations.
“Enhanced Capital Requirement” means the ECR or any other requirement to maintain assets, capital and/or surplus applicable to the Insurance Group, as applicable, pursuant to the Applicable Supervisory Regulations.
“Group Rules” means the Group Solvency Standards, together with the Group Supervision Rules, as those rules and regulations may be amended or replaced from time to time.
“Group Solvency Standards” means the Bermuda Insurance (Prudential Standards) (Insurance Group Solvency Requirement) Rules 2011, as those rules and regulations may be amended or replaced from time to time.
“Group Supervision Rules” means the Bermuda Insurance (Group Supervision) Rules 2011, as those rules and regulations may be amended or replaced from time to time.
“Insurance Act” means the Bermuda Insurance Act 1978, as amended or replaced from time to time.
“Insurance Group” means all subsidiaries of FIHL that are regulated insurance or reinsurance companies (or part of such regulatory group) pursuant to the Applicable Supervisory Regulations.
Mandatory Redemption; Open Market Purchases
We are not required to make any mandatory redemption or sinking fund payments with respect to the Notes. We or our affiliates may at any time and from time to time purchase Notes in the open market, in privately negotiated transactions or otherwise.
Transfer of Notes
Notes may be transferred in whole or in part in an authorized denomination upon the surrender of the Note to be transferred, together with the form of transfer endorsed on it duly completed and executed, at the specified office of the Registrar or the specified office of the Transfer Agent. Each new Note to be issued upon exchange of Notes or transfer of Notes will, within three Business Days of the receipt of a request for exchange or form of transfer, be delivered at the risk of the holder entitled to the Note to such address as may be specified in such request or form of transfer.
Transfer of beneficial interests in the Global Notes will be effected only through records maintained by DTC and its participants. See “—Book-Entry System.”
Transfers will be effected without charge by or on behalf of the Issuer, the Registrar or the Transfer Agent, but upon payment, or the giving of such indemnity as the Issuer, the Registrar or the Transfer Agent may require, in respect of any tax or other governmental charges which may be imposed in relation to it. The Issuer is not required to transfer or exchange any Note selected for redemption.
No holder may require the transfer of a Note to be registered during the period of fifteen days ending on the due date for any payment of principal or interest on that Note, including any Redemption Date.
Certain Covenants
The Indenture under which the Notes will be issued will not contain any protection for holders of the Notes if in the future we are involved in certain transactions, including a highly leveraged transaction. Other than the limitation on consolidation, merger, amalgamation and sales of assets described below, the Indenture will not limit our ability to restructure our businesses or dispose of assets. Compliance with the covenants described below and any additional covenants with respect to the Notes may not be waived unless the holders of at least a majority in aggregate principal amount of all outstanding Notes consent to such waiver. Neither the Trustee nor the holders of the Notes will have the right to accelerate the maturity of the Notes in the case of our non-performance of any other covenant under the Notes or the Indenture, except as set forth under “—Events of Default” below. In addition, neither the Indenture nor the Notes will contain any terms or conditions designed to accelerate or induce FIHL or any of its subsidiaries’ insolvency or effect similar proceedings. Notwithstanding the foregoing, the Indenture will contain the following principal covenants:
Consolidation, Merger, Amalgamation and Sale of Assets
We will not (1) consolidate with or merge or amalgamate into a third-party, or (2) sell, assign, convey, transfer or lease all, or substantially all, of our properties and assets to any third-party, other than a direct or indirect wholly owned subsidiary, unless:
•we are the continuing entity in the transaction or the successor entity is organized under the laws of the United States, any state thereof, the District of Columbia, Bermuda, the Cayman Islands, Barbados or any country or state which was a member of the Organisation for Economic Cooperation and Development as of the date of the Indenture, and expressly assumes our obligations on the Notes and under the Indenture (including, for the avoidance of doubt, the obligation to pay Additional Amounts, as set forth below under “—Payment of Additional Amounts”);
•immediately following the completion of the transaction, no Event of Default, and no event which, after notice or lapse of time or both, would become an Event of Default, shall have occurred and be continuing; and
•certain other conditions are met.
Reports
We will provide to the Trustee and the holders of the Notes copies of our annual report and of the information, documents and other reports (or copies of such portions of any of the foregoing as the SEC may by rules and regulations prescribe) which we are required to file with the SEC pursuant to Section 13 or 15(d) of the Exchange Act within 15 days after we file such annual reports, information, documents and other reports with the SEC. For purposes of this covenant, the Issuer will be deemed to have provided a required report to the Trustee and the holders of the Notes if it has filed such report with the SEC via the EDGAR filing system (or any successor system).
If at any time we are not subject to Section 13 or Section 15(d) of the Exchange Act or any successor provision, and for so long as any Notes are outstanding, we will provide to the Trustee and the holders of the Notes such information as would have been contained in reports required to be filed pursuant to Section 13 or 15(d) of the Exchange Act if the Issuer were subject thereto.
Delivery of reports, documents and information to the Trustee is for informational purposes only and its receipt of such reports shall not constitute actual or constructive knowledge or notice of any information contained therein or determinable from information contained therein, including our compliance with any of our covenants under the Indenture or the Notes (as to which the Trustee is entitled to rely exclusively on officer’s certificates).
Events of Default
The following events will constitute an “Event of Default” under the Indenture with respect to the Notes:
•a default in payment of principal, premium, if any, or any Additional Amounts when due and payable, other than if we are required to defer payment due to the failure to satisfy the BMA Redemption Requirements;

•a default in payment of any interest beyond the date when due and payable, continuing for a period of 30 days, other than any interest payment validly deferred as provided in “—Interest—Optional Deferral of Interest Payments” or “—Interest—Mandatory Deferral of Interest Payments”; and
•certain events of bankruptcy, insolvency or reorganization.
If an Event of Default described in the last bullet point above occurs, then the principal amount of the Notes shall be immediately due and payable without any declaration or any other action on the part of the Trustee or any holder of the Notes.
If an Event of Default described in any other bullet point above occurs and is continuing, either the Trustee or the holders of not less than 25% in aggregate principal amount of the Notes may declare the principal and accrued interest of the Notes to be due and payable immediately. In order to declare the Notes due and immediately payable, the Trustee or the holders of the Notes must deliver a notice that satisfies the requirements of the Indenture. Upon a declaration by the Trustee or the holders of the Notes in accordance with the terms of the Indenture, we will be obligated to pay the principal amount of the Notes and the interest accrued thereon, if any. Other than with respect to the Events of Default listed above, neither the Trustee nor the holders of the Notes will have the right to accelerate the maturity of the Notes in the case of our non-performance of any other covenant under the Notes or the Indenture.
An Event of Default may be waived by the holders of a majority in aggregate principal amount of the Notes at any time after a declaration of acceleration, but before a judgment for payment of the money due has been obtained if:
•we have paid or deposited with the Trustee all overdue interest, Additional Amounts, if any, the principal and any premium due otherwise than by the declaration of acceleration and any interest on such amounts, and any interest on overdue interest (including, for the avoidance of doubt, Arrears of Interest), to the extent legally permitted, and all amounts due to the Trustee; and
•all Events of Default, other than the non-payment of the principal which became due solely by virtue of the declaration of acceleration, have been cured or waived.
Subject to the conditions specified in the Indenture, however, the holders of a majority in aggregate principal amount of the Notes may waive past defaults under the Indenture or rescind and annul an acceleration. Such a waiver, rescission or annulment may not occur where there is a continuing default in payment of principal, any premium or interest on the Notes.
In case an Event of Default or other failure of compliance with any other term or provision under this Indenture has occurred, has not been waived and is continuing, the Trustee may, in its discretion, proceed to protect and enforce the rights vested in it by this Indenture by such appropriate judicial proceedings as the Trustee shall deem most effectual to protect and enforce any of such rights, either at law or in equity or in bankruptcy or otherwise, whether for the specific enforcement of any covenant or agreement contained in this Indenture or in aid of the exercise of any power granted in this Indenture or to enforce any other legal or equitable right vested in the Trustee by this Indenture or by law.
The Indenture entitles the Trustee to obtain assurances of indemnity or security reasonably satisfactory to it by the holders of the Notes for any actions taken by the Trustee at the request of the holders of the Notes. An indemnity or indemnification is an undertaking by one party to reimburse another upon the occurrence of an anticipated loss.
Subject to the right of the Trustee to indemnification as described above and except as otherwise described in the Indenture, the Indenture provides that the holders of a majority of the aggregate principal amount of the Notes may direct the time, method and place of any proceeding to exercise any right or power conferred in the Indenture or for any remedy available to the Trustee.

The Indenture provides that no holders of the Notes may institute any action against us, except for actions for payment of overdue principal, any premium or interest, unless:
•such holder previously gave written notice of the continuing default to the Trustee;
•the holders of at least 25% in aggregate principal amount of the outstanding Notes asked the Trustee to institute the action and offered to the Trustee indemnity reasonably satisfactory to the Trustee for doing so;
•the Trustee did not institute the action within 60 days of the request and offer of indemnity; and
•no direction inconsistent with such request has been given to the Trustee by the holders of a majority in aggregate principal amount of the outstanding Notes.
The Indenture provides that we will file annually with the Trustee a certificate either stating that no default exists or specifying any default that does exist.
Payment of Additional Amounts
We will make all payments of principal of, interest and any other amounts on, or in respect of, the Notes without withholding or deduction at source for, or on account of, any present or future taxes or governmental charges imposed or levied by or on behalf of a Taxing Jurisdiction, unless such taxes or governmental charges are required to be withheld or deducted by (x) the laws (or any regulations or rulings promulgated thereunder) of any Taxing Jurisdiction or any political subdivision or taxing authority thereof or therein or (y) an official position regarding the application, administration, interpretation or enforcement of any such laws, regulations or rulings (including, without limitation, a holding by a court of competent jurisdiction or by a taxing authority in a Taxing Jurisdiction or any political subdivision thereof). If a withholding or deduction at source is required, we will, subject to certain limitations and exceptions described below and in the Indenture, pay to the holder of any Notes such additional amounts as may be necessary so that any payment of principal, premium, if any, interest or any other amount made to such holder (including any such withholding or deduction from such additional amounts), after the withholding or deduction, will not be less than the amount provided for in such Notes or in the Indenture to be then due and payable (such amounts, “Additional Amounts”).
We will not be required to pay any Additional Amounts for or on account of:
(1)any tax, fee, duty, assessment or governmental charge of whatever nature that would not have been imposed but for the fact that such holder (a) was a resident, domiciliary or national of, or engaged in business or maintained a permanent establishment or was physically present in, the relevant Taxing Jurisdiction or any political subdivision thereof or otherwise had some connection with the relevant Taxing Jurisdiction other than by reason of the mere ownership of, or receipt of payment under, such Note, (b) presented, where presentation is required, such Note for payment in the relevant Taxing Jurisdiction or any political subdivision thereof, unless such Note could not have been presented for payment elsewhere, or (c) presented, where presentation is required, such Note for payment more than 30 days after the date on which the payment in respect of such Note became due and payable or provided for, whichever is later, except to the extent that the holder would have been entitled to such Additional Amounts if it had presented such Note for payment on any day within that 30-day period;
(2)any estate, inheritance, gift, sale, transfer, personal property or similar tax, assessment or other governmental charge;
(3)any tax, assessment or other governmental charge that is imposed or withheld by reason of the failure by the holder or the beneficial owner of such Note to comply with any reasonable request by us addressed to the holder within 90 days of such request (a) to provide information concerning the nationality, residence or identity of the holder or the beneficial owner or (b) to make any declaration or other similar claim or satisfy any information or reporting requirement, which is required or imposed by statute, treaty, regulation or administrative practice of the relevant Taxing Jurisdiction or any political subdivision thereof as a precondition to exemption from all or part of such tax, assessment or other governmental charge;
(4)any withholding or deduction imposed on or in respect of any Notes pursuant to Sections 1471 through 1474 of the U.S. Internal Revenue Code of 1986, as amended (the “Code”), any current or future regulations or official interpretations thereof or intergovernmental agreements in connection therewith, and any agreements entered into pursuant to Section 1471(b)(1) of the Code;
(5)required to be made pursuant to EU Council Directive 2003/48/EC of 3 June 2003 on the taxation of savings income in the form of interest payments (the “EU Directive”), or any law implementing or complying with, or introduced in order to conform to such EU Directive; or
(6)any combination of items (1), (2), (3), (4) and (5) above.
In addition, we will not pay Additional Amounts with respect to any payment of principal, premium, if any, interest or any other amounts on, any such Note to any holder who is a fiduciary or partnership or other than the sole beneficial owner of such Note if such payment would be required by the laws of the relevant Taxing Jurisdiction (or any political subdivision or relevant taxing authority thereof or therein) to be included in the income for tax purposes of a beneficiary or partner or settlor with respect to such fiduciary or a member of such partnership or a beneficial owner to the extent such beneficiary, partner or settlor would not have been entitled to such Additional Amounts had it been the holder of the Notes.
Whenever the Indenture or this Description of Notes refers to, in any context, the payment of principal, premium, if any, interest or any other amount payable under or with respect to any Note, such reference shall include the payment of Additional Amounts as described above to the extent that, in such context, Additional Amounts are, were or would be payable in respect thereof, and express mention of the payment of Additional Amounts (if applicable) in any provision hereof shall not be construed as excluding the payment of Additional Amounts in those provisions hereof where such express mention is not made.
We will pay any present or future stamp, court or documentary taxes or other similar taxes, charges or levies that arise in any Taxing Jurisdiction from the execution, delivery, enforcement or registration of the Notes, the Indenture, or any other document or instrument required in relation thereof, and we will agree to indemnify the holders for any such taxes paid by such holders.
The obligations described under this heading will survive any termination, defeasance or discharge of the Indenture and will apply mutatis mutandis to any jurisdiction in which any successor person to the Issuer is organized or any political subdivision or taxing authority or agency thereof or therein.
Subordination
The payment of the principal, any premium and interest with respect to the Notes will be subordinate and junior in right of payment to all of our senior indebtedness. Our senior indebtedness is the principal of, premium, if any, and interest on all indebtedness, whether incurred prior to or after the date of the Indenture:
•for money borrowed by us;
•for money borrowed by, or obligations of, others that we directly or indirectly either assume or guarantee;
•in respect of letters of credit and acceptances issued or made by banks in favor of us; or
•constituting purchase money indebtedness, or indebtedness secured by property included in our property, plant and equipment accounts at the time of the acquisition of such property by us, for the payment of which we are directly liable.

Our senior indebtedness also includes all deferrals, renewals, extensions and refundings of, and amendments, modifications and supplements to, the indebtedness listed above. The term “purchase money indebtedness” used above means indebtedness evidenced by a note, debenture, bond or other instrument (whether or not secured by any lien or other security interest) issued or assumed as all or a part of the consideration for the acquisition of property, whether by purchase, merger, consolidation or otherwise, unless by its terms such indebtedness is subordinate to our other indebtedness.
Our senior indebtedness does not include any indebtedness which, by its terms or the terms of the instrument creating or evidencing it, has a subordinate or equivalent right to payment with any subordinated debt securities that we can issue, including the Notes.
The Indenture does not limit the amount of additional indebtedness that we can incur, including senior indebtedness and other indebtedness that ranks senior in right of payment to the Notes.
The holders of all of our senior indebtedness will be entitled to receive payment of the full amount due on that indebtedness before the holders of any of our subordinated debt securities receive any payment on account of such subordinated debt securities, including the Notes, in the event:
•of any insolvency, bankruptcy, receivership, liquidation, reorganization or other similar proceedings in respect of FIHL or its property; or
•that subordinated debt securities of any series are declared due and payable before their expressed maturity because of an Event of Default other than an insolvency, bankruptcy, receivership, liquidation, reorganization or other similar proceeding in respect of FIHL or its property.
We may not make any payment of the principal or interest on the Notes during a continued default in payment of any of our senior indebtedness or if any event of default exists under the terms of any of our senior indebtedness.
Discharge, Defeasance and Covenant Defeasance
We can discharge and defease our obligations under the Indenture and the Notes as set forth below and as provided in the Indenture. For purposes of the Indenture, obligations with respect to the Notes are discharged and defeased when, through the fulfillment of the conditions summarized below, we are released and discharged from performing any further obligations under the Indenture with respect to the Notes. Covenant defeasance occurs when we are released from performing any further obligations under specific covenants in the Indenture relating to the Notes.
We may elect to defease and be discharged from any and all future obligations with respect to the Notes if the Notes (1) remain outstanding and have not been delivered to the Trustee for cancellation, (2) have either become due and payable or are by their terms due and payable, or scheduled for redemption, within one year or (3) are redeemable at our option and are to be called for redemption within one year under arrangements satisfactory to the Trustee for the giving of notice of redemption by the Trustee in the name, and at the expense, of the Issuer. We may make such discharge and defeasance election by irrevocably depositing cash or U.S. government obligations with the Trustee in an amount sufficient, in the opinion of a nationally recognized firm of independent certified public accountants or chartered professional accountants (as applicable) expressed in a written certification thereof delivered to the Trustee, upon which it may conclusively rely, to pay in full the principal, any premium and interest on the Notes when due. Any election that we make to discharge or defease our obligations with respect to the Notes is subject to the provisions of the Indenture described in “—Ranking” and “—Redemption.”
We may elect to defease and be discharged from our specific obligations with respect to the covenants, including under “—Certain Covenants—Consolidation, Merger, Amalgamation and Sale of Assets.” We may make this covenant discharge and defeasance election by irrevocably depositing cash or U.S. government obligations with the Trustee in an amount certified by us to be sufficient to pay in full the principal, any premium and interest on the Notes when due.
As a condition to any discharge and defeasance or covenant discharge and defeasance, we must provide the Trustee an opinion of counsel to the effect that the holders of the Notes will not recognize income, gain or loss for U.S.

federal income tax purposes as a result of the discharge and defeasance and will be taxed by the U.S. federal government on the same amounts, in the same manner, and at the same times as if such discharge and defeasance had not occurred. This opinion of counsel, in the case of discharge and defeasance of any and all obligations with respect to the Notes, must refer to and be based upon a ruling of the Internal Revenue Service or a change in applicable U.S. federal income tax law occurring after the date of the Indenture.
We may exercise our discharge and defeasance option notwithstanding any prior covenant discharge and defeasance upon the Notes. If we exercise our discharge and defeasance option, payment of the Notes may not be accelerated because of an Event of Default. If we exercise our covenant discharge and defeasance option, payment of the Notes may not be accelerated by reason of a default or an Event of Default with respect to the covenants which have been discharged and defeased. If, however, acceleration of the indebtedness under the Notes occurs by reason of another Event of Default, the value of the money and U.S. government obligations in the defeasance trust on the date of acceleration could be less than the principal and interest then due on the Notes because the required defeasance deposit is based upon scheduled cash flow rather than market value, which will vary depending upon interest rates and other factors. However, we would remain liable to make payment of such amounts due at the time of acceleration.
Modification of the Indenture
Changes Not Requiring Holder Approval. The Indenture provides that we and the Trustee may enter into one or more supplemental indentures without the consent of the holders of the Notes to:
•evidence a successor person’s assumption of our obligations under the Indenture and the Notes;
•add covenants or other provisions that protect holders of the Notes;
•cure any ambiguity or inconsistency in the Indenture, or between the Indenture and this prospectus supplement, or to make any other provision with respect to matters or questions arising under the Indenture, provided that such correction or clarification does not materially adversely affect the holders of the Notes;
•provide for the issuance of Additional Notes;
•evidence a successor Trustee’s acceptance of appointment;
•to vary or substitute the Notes in accordance with “—Variation and Substitution”; or
•make any other change that does not materially adversely affect the interests of the holders of the Notes.
Changes Requiring a Majority Vote. The Indenture also permits us and the Trustee, with the consent of the holders of at least a majority in aggregate principal amount of the Notes, to change, in any manner, the Indenture and the rights of the holders of the Notes, except for the changes described immediately below.
Changes Requiring Approval of All Holders. The consent of each holder of an affected Note is required for changes to the Indenture and the rights of the holders of the Notes that:
•change the stated maturity of the principal of, or any premium or installment of interest on, any of the Notes, or reduce the principal of any Note;
•reduce the rate or extend the time of payment of interest;
•reduce any amount payable upon redemption;
•change the currency in which the principal, any premium or interest is payable;

•impair the right to institute a suit for the enforcement of any payment on any Note when due; or
•reduce the percentage of aggregate principal amount of the Notes required to approve changes to the Indenture.
In addition, no modification or amendment may, without the consent of each holder of an affected Note and the BMA (if required), change the stated maturity of, the principal of, or any premium or installment of interest on, or any Additional Amounts with respect to, any of the Notes. Further, the Indenture may not be amended to alter the subordination of any outstanding Notes without the consent of each holder of outstanding senior indebtedness and subordinated indebtedness that would be adversely affected by the amendment.
Book-Entry System
The Notes will be issued in the form of one or more registered Global Notes and will be deposited upon issuance with the Trustee as custodian for DTC and registered in the name of a nominee of DTC.
Direct and indirect participants in DTC (“DTC Participants”) will record beneficial ownership of the Notes by individual investors. The transfer of ownership of beneficial interests in a Global Note will be effected only through records maintained by DTC or its nominee, or by participants or persons that hold through participants. Except in the limited circumstances described herein, owners of beneficial interests in the Global Notes will not be entitled to receive physical delivery of the Notes in certificated form.
Investors may elect to hold beneficial interests in the Global Notes through either DTC, or Euroclear or Clearstream, if they are participants in these systems, or indirectly through organizations that are participants in these systems. Upon receipt of any payment in respect of a Global Note, DTC or its nominee will immediately credit participants’ accounts with amounts proportionate to their respective beneficial interests in the principal amount of the Global Note as shown in the records of DTC or its nominee. Payments by participants to owners of beneficial interests in a Global Note held through participants will be governed by standing instructions and customary practices and will be the responsibility of those participants.
DTC holds securities of institutions that have accounts with it or its participants. Through its maintenance of an electronic book-entry system, DTC facilitates the clearance and settlement of securities transactions among its participants and eliminates the need to deliver securities certificates physically. DTC Participants include securities brokers and dealers, including the underwriters, banks, trust companies, clearing corporations and other organizations. DTC is owned by a number of its participants and by the New York Stock Exchange, Inc. and the Financial Industry Regulatory Authority, Inc. Access to DTC’s book-entry system is also available to others such as banks, brokers, dealers and trust companies that clear through or maintain a custodial relationship with a participant, either directly or indirectly.
DTC agrees with and represents to its participants that it will administer its book-entry system in accordance with its rules and bylaws and requirements of law. The rules applicable to DTC and its participants are on file with the SEC.
Clearstream and Euroclear will hold interests on behalf of their participants through customers’ securities accounts in Clearstream’s and Euroclear’s names on the books of their respective depositaries, which in turn will hold interests in customers’ securities accounts in the depositaries’ names on the books of DTC.
Clearstream holds securities for its participating organizations (“Clearstream Participants”) and facilitates the clearance and settlement of securities transactions between Clearstream Participants through electronic book-entry changes in accounts of Clearstream Participants, thereby eliminating the need for physical movement of certificates. Clearstream provides to Clearstream Participants, among other things, services for safekeeping, administration, clearance and settlement of internationally traded securities and securities lending and borrowing. Clearstream interfaces with domestic markets in several countries.
Clearstream is registered as a bank in Luxembourg and as such is subject to regulation by the Commission de Surveillance du Secteur Financier and the Banque Centrale du Luxembourg, which supervise and oversee the activities of Luxembourg banks. Clearstream Participants are worldwide financial institutions, including underwriters, securities brokers and dealers, banks, trust companies and clearing corporations, and may include the underwriters or their affiliates. Indirect access to Clearstream is available to other institutions that clear through or maintain a custodial relationship with a Clearstream Participant. Clearstream has established an electronic bridge with Euroclear as the operator of the Euroclear system (the “Euroclear Operator”) in Brussels to facilitate settlement of trades between Clearstream and the Euroclear Operator.
Distributions with respect to the Notes held beneficially through Clearstream will be credited to cash accounts of Clearstream Participants in accordance with its rules and procedures, to the extent received by the U.S. depositary for Clearstream.
Euroclear holds securities and book-entry interests in securities for participating organizations (“Euroclear Participants”) and facilitates the clearance and settlement of securities transactions between Euroclear Participants, and between Euroclear Participants and participants of certain other securities intermediaries, through electronic book-entry changes in accounts of such participants or other securities intermediaries. Euroclear provides Euroclear Participants with, among other things, safekeeping, administration, clearance and settlement, securities lending and borrowing, and related services.
Euroclear Participants are investment banks, securities brokers and dealers, banks, central banks, supranationals, custodians, investment managers, corporations, trust companies and certain other organizations and may include the underwriters or their affiliates. Non-participants in Euroclear may hold and transfer beneficial interests in a Global Note through accounts with a Euroclear Participant or any other securities intermediary that holds a book-entry interest in a Global Note through one or more securities intermediaries standing between such other securities intermediary and Euroclear.
Distributions with respect to the Notes held beneficially through Euroclear will be credited to the cash accounts of Euroclear Participants in accordance with the terms and conditions of Euroclear, to the extent received by the U.S. depositary for Euroclear.
Transfers between Euroclear Participants and Clearstream Participants will be effected in the ordinary way in accordance with their respective rules and operating procedures.
Cross-market transfers between DTC Participants, on the one hand, and Euroclear Participants or Clearstream Participants, on the other hand, will be effected through DTC in accordance with DTC’s rules on behalf of Euroclear or Clearstream, as the case may be, by its U.S. Depositary; however, such cross-market transactions will require delivery of instructions to Euroclear or Clearstream, as the case may be, by the counterparty in such system in accordance with the rules and procedures and within the established deadlines (European time) of such system. Euroclear or Clearstream, as the case may be, will, if the transaction meets its settlement requirements, deliver instructions to its U.S. Depositary to take action to effect final settlement on its behalf by delivering or receiving interests in the relevant Global Note in DTC, and making or receiving payment in accordance with normal procedures for same-day fund settlement applicable to DTC. Euroclear Participants and Clearstream Participants may not deliver instructions directly to their respective U.S. Depositaries.
Due to time zone differences, the securities accounts of a Euroclear Participant or Clearstream Participant purchasing an interest in a Global Note from a DTC Participant in DTC will be credited, and any such crediting will be reported to, the relevant Euroclear Participant or Clearstream Participant during the securities settlement processing day (which must be a Business Day for Euroclear or Clearstream) immediately following the settlement date of DTC. Cash received in Euroclear or Clearstream as a result of sales of interests in a Global Note by or through a Euroclear Participant or Clearstream Participant to a DTC Participant will be received with value on the settlement date of DTC but will be available in the relevant Euroclear or Clearstream cash account only as of the Business Day for Euroclear or Clearstream following DTC’s settlement date.
The information in this section concerning DTC, Euroclear and Clearstream and their book-entry systems has been obtained from publicly available sources that we believe to be reliable, but we take no responsibility for the accuracy of that information.

Neither we nor the Trustee will have any responsibility or liability for the performance by DTC, Euroclear or Clearstream or their respective participants of their respective obligations under the rules and procedures governing their operations.
Although we understand that DTC, Clearstream and Euroclear have agreed to the foregoing procedures in order to facilitate transfers of interests in Global Notes among participants of DTC, Clearstream and Euroclear, they are under no obligation to perform or continue to perform such procedures and they may discontinue the procedures at any time.
Initial settlement for the Notes will be made in immediately available funds. Secondary market trading between DTC Participants will occur in the ordinary way in accordance with DTC rules and will be settled in immediately available funds using DTC’s Same-Day Funds Settlement System.
Certificated Notes
We will issue certificated notes to each person that DTC identifies as a beneficial owner of the Notes represented by the Global Notes upon surrender by DTC of such Global Note if:
•DTC notifies us that it is no longer willing or able to continue as depositary for such Global Note or if DTC ceases to be a clearing agency registered under the Exchange Act, at a time when DTC is required to be so registered in order to act as depositary, and we have not appointed a successor depositary within 90 days of that notice; or
•we execute and deliver to the Trustee a Company Order (as defined in the Indenture) stating that such Global Note shall be so exchangeable.
Persons exchanging interests in a Global Note for certificated notes will be required to provide the Registrar with (a) written instruction and other information required by us and the Registrar to complete, execute and deliver such certificated notes and (b) certification that such interest is being transferred in compliance with the Securities Act, including, if any, an exemption from the registration requirements thereof.
Enforceability of Judgments
Since substantially all the assets of the Issuer are located outside the United States, any judgment obtained in the United States against the Issuer, including judgments with respect to the payment of principal, premium, interest, Additional Amounts, if any, and any redemption price and any purchase price with respect to the Notes may not be collectable within the United States.
Consent to Jurisdiction and Service
In relation to any legal action or proceedings arising out of or in connection with the Indenture and the Notes, the Issuer will, in the Indenture, appoint CT Corporation System, as its agent for service of process and irrevocably submit to the jurisdiction of the federal and state courts in the Borough of Manhattan in the City of New York, County and State of New York, United States.
Governing Law; Waiver of Jury Trial
The Indenture and the Notes, and the rights and duties of the parties thereunder, shall be governed by, and construed in accordance with, the laws of the State of New York without giving effect to conflict of laws principles thereof. The Indenture provides that we and the Trustee, and each holder of a Note by its acceptance thereof, irrevocably waives, to the fullest extent permitted by applicable law, any and all right to trial by jury in any legal proceeding arising out of or relating to the Indenture, the Notes or any transaction contemplated thereby.

Regarding the Trustee
The Bank of New York Mellon acts as Trustee under the Indenture. We and certain of our subsidiaries have in the past and may from time to time in the future utilize the commercial banking, custodial and/or other investment related services regularly offered by the Trustee or its affiliates in the ordinary course of our business.
The Indenture and provisions of the Trust Indenture Act incorporated by reference therein contain limitations on the rights of the Trustee thereunder, should it become a creditor of the Issuer, to obtain payment of claims in certain cases or to realize on certain property received by it in respect of any such claims, as security or otherwise. The Trustee is permitted to engage in other transactions; provided, however, that if it acquires any conflicting interest (as defined in the Trust Indenture Act) it must eliminate such conflict or resign.

TAXATION
The following summary of the taxation of an investment in Notes is for general information only. This summary is based upon current law. Legislative, judicial or administrative changes, interpretations, clarifications or pronouncements may be forthcoming, that could affect this summary possibly on a retroactive basis. We cannot be certain, if, when or in what form such guidance may be provided and whether such guidance will have a retroactive effect. This summary does not address the taxation of an investment in any securities other than the Notes. The tax treatment of a holder of the Notes, or of a person treated as a holder of the Notes, for United States, Bermuda or other tax purposes, may vary depending on the holder’s particular situation. Prospective investors should carefully examine this prospectus supplement and the accompanying prospectus and should consult their professional advisors concerning the possible tax consequences of an investment in the Notes under the laws of their countries of citizenship, residence or domicile.
United States Federal Income Taxation
The following discussion is a summary of the material U.S. federal income tax consequences relevant to the purchase, ownership and disposition of the Notes by U.S. Holders (as defined below), and does not purport to be a complete analysis of all potential tax effects. The discussion deals only with Notes held as “capital assets” within the meaning of Section 1221 of the Code. This discussion does not address all the U.S. federal income tax consequences that may be relevant to a holder of the Notes in light of such holder’s particular circumstances (including U.S. holders that are directly or indirectly related to us) or to holders subject to special rules, such as financial institutions, banks, partnerships and other pass-through entities, U.S. expatriates, controlled foreign corporations, passive foreign investment companies, insurance companies, dealers in securities or currencies, traders in securities or currencies, persons required under Section 451(b) of the Code to conform the timing of income accruals with respect to the Notes to their financial statements, U.S. Holders (defined below) whose functional currency is not the U.S. dollar, tax-exempt organizations and persons holding the Notes as part of a “straddle,” “hedge,” “conversion transaction” or other integrated transaction. In addition, this discussion is limited to persons purchasing the Notes for cash pursuant to this prospectus at the offering price on the cover page of this prospectus and does not discuss the tax considerations applicable to subsequent purchasers of the Notes. Moreover, the effect of any applicable state, local or foreign tax laws is not discussed.
The discussion is based on the provisions of the Code, U.S. Treasury regulations issued thereunder, rulings and pronouncements of the IRS and judicial decisions, all as in effect as of the date of this prospectus and all of which are subject to change or to different interpretation at any time. Any such change may be applied retroactively in a manner that could adversely affect a holder of the Notes.
We have not sought and will not seek any rulings from the IRS with respect to the matters discussed below. There can be no assurance that the IRS will not take a different position concerning the tax consequences of the purchase, ownership or disposition of the Notes or that any such position would not be sustained.
Prospective investors also should consult their own tax advisors with regard to the application of any U.S. state, local, foreign or other tax laws, including gift and estate tax laws.
U.S. Holders
As used herein, “U.S. Holder” means a beneficial owner of the Notes who or that is for U.S. federal income tax purposes:
•an individual who is a citizen or resident of the United States;
•a corporation or other entity taxable as a corporation created or organized in or under the laws of the U.S. or any state thereof or the District of Columbia;
•an estate, the income of which is subject to U.S. federal income tax regardless of its source;

•a trust, if a U.S. court can exercise primary supervision over the administration of the trust and one or more U.S. persons can control all substantial trust decisions, or, if the trust was in existence on August 20, 1996, and has elected to continue to be treated as a U.S. person; or
•a person whose worldwide income or gain is otherwise subject to U.S. federal income tax on a net income basis.
If a partnership (or other entity treated as a partnership for U.S. federal income tax purposes) holds Notes, the tax treatment of a partner will generally depend on the status of the partner and the activities of the partnership. Each partner of a partnership (or other entity treated as a partnership for U.S. federal income tax purposes) holding Notes should consult its own tax advisor.
Treatment of the Notes
The determination of whether a security should be classified as indebtedness or equity for U.S. federal income tax purposes requires a judgment based on all relevant facts and circumstances, and there is no statutory, judicial or administrative authority that directly addresses the U.S. federal income tax treatment of securities substantially similar to the Notes. We believe that the Notes should be classified as indebtedness for U.S. federal income tax purposes and intend to so treat the Notes. There can be no assurance, however, that the IRS will not treat the Notes as equity for U.S. federal income tax purposes, and such treatment, if successfully asserted by the IRS, may have adverse U.S. federal income tax consequences to a holder of the Notes. By investing in the Notes, holders of the Notes agree to treat the Notes as indebtedness of the Issuer for U.S. federal income tax purposes, unless otherwise required by applicable law. Prospective investors are urged to consult their own tax advisors regarding the appropriate characterization of the Notes and the tax consequences that would apply if the IRS were to successfully assert that the Notes are not indebtedness for U.S. federal income tax purposes. The remainder of this discussion assumes that the Notes will be treated as indebtedness for U.S. federal income tax purposes.
Contingent Payment Debt Instrument Rules
Under applicable U.S. Treasury regulations, a “remote” or “incidental” contingency will be ignored in determining whether a debt instrument is a contingent payment debt instrument (“CPDI”) for U.S. federal income tax purposes. The terms of the Notes provide for certain contingencies, for example the possibility that the payment of principal on the Notes may be deferred beyond the Scheduled Maturity Date if the BMA Redemption Requirements are not satisfied on the Scheduled Maturity Date (see “Description of the Notes — Maturity”) and U.S. Holders may also receive additional payments on the Notes due to the withholding or deduction of certain taxes (see “Description of the Notes — Payment of Additional Amounts”). We believe that the likelihood of any contingent deferral or additional payments on the Notes is either remote or represents an incidental contingency and, therefore, we intend to take the position that the Notes should not be treated as CPDIs. If the IRS successfully challenged this position, however, and the Notes were treated as CPDIs, a U.S. Holder could be required to accrue interest income at a rate higher than the stated interest rate on the Notes and to treat as ordinary income (rather than capital gain) any gain realized on a sale, exchange, retirement, redemption or other taxable disposition of the Notes.
You are urged to consult your tax advisors regarding the potential application of the CPDI rules to the Notes and the consequences thereof. The remainder of this discussion assumes that the Notes will not be treated as CPDIs for U.S. federal income tax purposes.
Interest
We anticipate, and this discussion assumes, that the Notes will be treated as variable rate debt instruments and will not be treated as issued with an issue price that is less than their stated redemption price at maturity by more than the statutory de minimis amount of original issue discount (“OID”). The Notes would be treated as issued with OID at the time of issuance if the Notes were not treated as variable rate debt instruments for U.S. federal income tax purposes, or were otherwise treated as issued with OID under the rules that apply to variable rate debt instruments. In such case, a U.S. Holder would be required to include some or all of the interest in income as it accrued, regardless of the holder’s regular method of accounting, using the constant-yield-to-maturity method of accrual, which may occur before such U.S. Holder received any payment attributable to such income. This conclusion is based on certain assumptions with respect to existing facts and circumstances on the issue date of the Notes, including assumptions about the expected payment schedule on the Notes on that date, and there can be no assurances that those assumptions will not be successfully challenged by the IRS, resulting in OID. The remainder of this discussion assumes that the Notes will not be issued with OID for U.S. federal income tax purposes.
In general, interest payable on a Note will be taxable to a U.S. Holder as ordinary interest income when it is received or accrued, in accordance with such U.S. Holder’s regular method of accounting for U.S. federal income tax purposes.
Interest income on a Note will be considered foreign source ordinary income, and for purposes of the U.S. foreign tax credit, generally will be considered passive income. The rules governing foreign tax credits are complex and, therefore, you are urged to consult your own tax advisors regarding the availability of foreign tax credits in your particular circumstances.
Sale or Other Taxable Disposition of the Notes
A U.S. Holder will generally recognize gain or loss on the sale, exchange, redemption, retirement or other taxable disposition of a Note equal to the difference between the amount realized upon the disposition of the Note and the U.S. Holder’s adjusted tax basis in the Note. A U.S. Holder’s adjusted tax basis in a Note generally will be the U.S. Holder’s cost therefor. Such recognized gain or loss generally will be a capital gain or loss and, if the U.S. Holder is an individual that has held the Note for more than one year, such capital gain will generally be eligible for a reduced rate of taxation (currently at a maximum rate of 20%). All or a portion of such capital gain may also be subject to a 3.8% tax imposed on “net investment income.” A U.S. Holder’s ability to deduct capital losses may be limited. Any gain or loss realized by a U.S. Holder on the disposition of a Note will generally be U.S. source gain or loss.
Notwithstanding the foregoing, amounts realized in connection with any sale, exchange, redemption, retirement or other taxable disposition of a Note will not include any amount attributable to accrued interest, which will be taxable as interest to the extent not previously included in income.
Information Reporting and Backup Withholding
Information returns may be filed with the IRS and backup withholding tax may be collected in connection with certain payments of principal and interest on a Note and payments of the proceeds on the sale or exchange of a Note by a holder. A U.S. Holder will not be subject to backup withholding tax if such U.S. Holder provides its taxpayer identification number to us or the appropriate withholding agent and complies with certain certification procedures or otherwise establishes an exemption from backup withholding. Certain holders, including corporations, are generally not subject to backup withholding.
Backup withholding tax is not an additional tax. Rather, the U.S. federal income tax liability of persons subject to backup withholding tax will be offset by the amount of tax withheld. If backup withholding tax results in an overpayment of U.S. federal income taxes, a refund or credit may be obtained from the IRS, provided the required information is timely furnished.
Disclosure Requirements
Individuals that own “specified foreign financial assets” with an aggregate value in excess of $50,000 on the last day of the tax year or $75,000 at any time during the tax year are generally required to file information reports with respect to such assets with their U.S. federal income tax returns. Depending on an individual’s circumstances, higher threshold amounts may apply. “Specified foreign financial assets” generally include any financial account maintained with a non-U.S. financial institution, as well as any of the following, but only if they are not held in accounts maintained by financial institutions: (i) stocks and securities issued by non-U.S. persons, (ii) financial instruments and contracts held for investment that have non-U.S. issuers or counterparties and (iii) interests in foreign entities. U.S. Holders may be subject to this information reporting regime and required to file IRS Form 8938 with their U.S. federal income tax return. Penalties may apply for failure to properly complete and file IRS Form 8938.

Foreign Account Tax Compliance Act (“FATCA”) Withholding
The FATCA provisions of the Hiring Incentives to Restore Employment Act of 2010 and regulations issued thereunder require certain foreign financial institutions (“FFIs”) to enter into an agreement with the IRS to disclose to the IRS the name, address, tax identification number, and other specified information of certain U.S. and non-U.S. persons who own a direct or indirect interest in the FFI and to withhold on certain shareholders that fail to provide such information, or otherwise be subject to a 30% withholding tax with respect to (i) certain U.S. source income (including interest and dividends) and gross proceeds from any sale or other distribution of property that can produce U.S. source interest or dividends (“withholdable payments”) and (ii) “foreign passthru payments” (generally, withholdable payments and payments that are attributable to withholdable payments) made by FFIs. The U.S. Treasury Department has issued regulations to implement this legislation. Under current guidance, this withholding tax is currently imposed with respect to payments of certain types of income and proposed U.S. Treasury regulations provide that this withholding tax will not be imposed with respect to payments of gross proceeds from the sale of such property. A withholding tax under FATCA will not apply to foreign passthru payments before the date that is two years after the date that final U.S. Treasury regulations define the term “foreign passthru payment.” Taxpayers are permitted to rely on these provisions of the proposed U.S. Treasury regulations until final U.S. Treasury regulations are published.
It is not expected that interest and principal paid under, or in respect of, the Notes will be treated as withholdable payments or pass-thru payments under current guidance. Prospective investors should nonetheless consult their tax advisors regarding the possibility of this withholding.
Bermuda Tax Considerations
In response to the OECD Pillar Two initiative, on December 27, 2023, Bermuda enacted the Corporate Income Tax Act 2023 (“CIT Act”). Entities subject to tax under the CIT Act are the Bermuda constituent entities of multi-national groups. A multi-national group is defined under the CIT Act as a group with entities in more than one jurisdiction with consolidated revenues of at least €750 million for two of the four previous fiscal years. If Bermuda constituent entities of a multi-national group are subject to tax under the CIT Act, such tax is charged at a rate of 15 percent of the net income of such constituent entities (as determined in accordance with the CIT Act, including after adjusting for any relevant foreign tax credits applicable to the Bermuda constituent entities). No tax is chargeable under the CIT Act until tax years starting on or after January 1, 2025.
While we believe we would satisfy the definition of a multi-national group under the CIT Act based upon the location of our subsidiaries and our consolidated revenues, and that therefore we would be treated as a Bermuda Consistent Entity and be subject to the CIT Act, we do not expect the CIT Act to have a material effect on our ability to make payments in respect of the Notes since the CIT Act does not impose any withholding tax, and payments in respect of the Notes are expected to be made prior to the imposition of any tax under the CIT Act on FIHL’s net income.
United Kingdom Tax Considerations
The following paragraphs are not, and are not intended to be, an exhaustive analysis of the United Kingdom tax consequences of the acquisition, ownership and disposal of the Notes. In particular, they only apply to persons who hold the Notes as absolute beneficial owners and do not address the tax consequences which may be relevant to certain other categories of holders, for example, dealers in securities, financial institutions, banks, insurance companies, collective investment schemes or persons connected with us or clearance services, intermediaries or persons who benefit from special exemptions or rules. Moreover, the paragraphs below assume that the holders of the Notes have invested in the Notes for bona fide commercial purposes and not with the purpose of avoiding a liability for taxation. The comments below are not intended to be, nor should they be considered as, legal or tax advice. Holders of Notes and prospective investors, who are in any doubt as to their tax position, should consult their own independent professional adviser immediately.

Hybrid Capital Instruments
The Notes should constitute “hybrid capital instruments” for the purposes of the rules set out in the United Kingdom Finance Act 2019 (the “HCI rules”) provided that (i) the Issuer is entitled to defer or cancel a payment of interest under the Notes, (ii) the Notes have no other significant equity features and (iii) the Issuer has made an effective hybrid capital election in respect of the Notes pursuant to section 475C United Kingdom Corporation Tax Act 2009 (“CTA 2009”).
The Notes have no other significant equity features provided that (i) the Notes carry neither significant voting rights in the Issuer nor a right to exercise a dominant influence over the Issuer (ii) any provision in the Notes for altering the amount of the principal is limited to write-down or conversion events in certain qualifying cases (one of the qualifying cases is where a provision is included solely because of a need to comply with a regulatory or other legal requirement and the provision does not include a right exercisable by the Noteholder) and (iii) any provision for the Noteholder to receive anything other than interest or principal is limited to conversion events in qualifying cases (the meaning of which is the same as above).
A hybrid capital election will only be valid if it is made within six months of the Notes being issued and the Notes are not issued in consequence of, or otherwise in connection with, any arrangements, the main purpose, or one of the main purposes of which, is to secure a tax advantage.
The Issuer intends to make a hybrid capital election in respect of the Notes, promptly following their issue. Consequently, the Issuer expects that the HCI rules should apply to the Notes. The analysis set out in the following paragraphs has been prepared on the basis that the Notes will be treated for United Kingdom tax purposes as hybrid capital instruments for the purposes of Part 5 CTA 2009. If the Notes were not to be treated as hybrid capital instruments, the United Kingdom tax treatment may be different from that described below.
Withholding Tax
We may be required to withhold an amount from payments of interest on the Notes on account of United Kingdom income tax at the basic rate (currently 20 percent) unless any exemptions or reliefs are available.
Payments of interest on the Notes may be made without deduction of United Kingdom income tax in accordance with section 882 of the United Kingdom Income Tax Act 2007 (“ITA 2007”) if such payments are of interest on a “quoted Eurobond”. The Notes will constitute “quoted Eurobonds” provided they are, and continue to be, listed on a recognized stock exchange. For these purposes, HM Revenue & Customs currently designate the Bermuda Stock Exchange (BSX) a recognized stock exchange and the Notes should be regarded as listed on that exchange provided they are admitted to trading and officially listed in accordance with the provisions of that exchange.
In other cases, an amount must generally be withheld from payments of interest on the Notes that has a United Kingdom source on account of United Kingdom income tax at the basic rate (currently 20 percent), subject to any other available exemptions and reliefs. However, where an applicable double tax treaty provides for a lower rate of withholding tax (or for no tax to be withheld) in relation to a Noteholder, HM Revenue and Customs can issue a notice to the Issuer to pay interest to the Noteholder without deduction of tax (or for interest to be paid with tax deducted at the rate provided for in the relevant double tax treaty).
Stamp Duty and Stamp Duty Reserve Tax (“SDRT”)
No United Kingdom stamp duty or SDRT should be payable (i) upon the issue of the Notes by Fidelis Insurance Holdings Limited or (ii) on agreements to transfer Notes, provided that the Notes are not registered in a register in the United Kingdom, by or on behalf of the Issuer.
If the condition above was not satisfied, the HCI rules apply an exemption from all stamp duties on the transfer of hybrid capital instruments. This means that no liability to UK stamp duty or stamp duty reserve tax should arise on the issue or transfer of the Notes.

UNDERWRITING
Wells Fargo Securities, LLC, Barclays Capital Inc. and Lloyds Securities Inc. are acting as representatives of the underwriters named below. Subject to the terms and conditions of an underwriting agreement between us and Wells Fargo Securities, LLC, Barclays Capital Inc. and Lloyds Securities Inc., each underwriter named below has, severally and not jointly, agreed to purchase, and we have agreed to sell to that underwriter, the principal amount of Notes set forth opposite each underwriter’s name in the following table.

Underwriters	Principal Amount of Notes
Wells Fargo Securities, LLC	$230,000,000
Barclays Capital Inc.	65,000,000
Lloyds Securities Inc.	65,000,000
BMO Capital Markets Corp.	20,000,000
Citigroup Global Markets Inc.	20,000,000
Total	$400,000,000
The underwriting agreement provides that the underwriters are obligated to purchase all of the Notes, if any are purchased.
The underwriters are offering the Notes, subject to prior sale, when, as and if issued to and accepted by them, subject to approval of legal matters by their counsel, including the validity of the Notes, and other conditions contained in the underwriting agreement, such as the receipt by the underwriters of officer’s certificates and customary legal opinions. The underwriters reserve the right to withdraw, cancel or modify offers to investors and to reject orders in whole or in part.
The Notes sold by the underwriters to the public will initially be offered at the public offering price listed on the cover page of this prospectus supplement. Any Notes sold by the underwriters to dealers may be sold at such price less a concession not in excess of 0.675% of the principal amount of the Notes. The underwriters may allow, and dealers may re-allow, a concession not in excess of 0.450% of the principal amount of the Notes, to other dealers. After the initial offering, the public offering price, concession or any other term of this offering may be changed.
The following table shows the per note and total underwriting discount to be paid to the underwriters by us in connection with this offering:

Per Note	1.125%
Total	$4,500,000
We estimate that the total expenses of this offering, including printing fees and legal and accounting expenses, but excluding registration and filing fees and the underwriting discounts, will be approximately $1.0 million.
We have also agreed to indemnify and hold harmless the several underwriters against certain liabilities, including liabilities under the Securities Act, or to contribute to payments the underwriters may be required to make in respect of those liabilities.
During the period from the date hereof through and including the closing date of this offering, the Issuer has agreed not to, without the prior written consent of the representatives of the underwriters, offer, sell, contract to sell or otherwise dispose of any debt securities issued or guaranteed by the Issuer and having a tenor of more than one year.
New Issue of Notes
The Notes are a new issue of securities with no established trading market. We will apply for the Notes to be admitted to the official list of the BSX. However, there can be no assurance that the official listing will be obtained or, if obtained, maintained. We cannot assure you that the prices at which the Notes will sell in the market after this offering will not be lower than the initial offering price or that an active trading market for the Notes will develop and continue after this offering. Certain of the underwriters have advised us that they currently intend to make a market in the Notes. However, they are not obligated to do so, and they may discontinue any market-making activities with respect to the Notes at any time without notice. In addition, market-making activity will be subject to the limits imposed by the Securities Act and the Exchange Act. Accordingly, we cannot assure you as to the liquidity of, or the trading market for, the Notes.
Price Stabilization and Short Positions
In connection with this offering, the underwriters may purchase and sell Notes in the open market. These transactions may include over-allotment, stabilizing transactions and covering transactions. Over-allotment involves sales in excess of the principal amount of the Notes the underwriters are obligated to purchase, which creates a short position for the underwriter. Stabilizing transactions permit bids to purchase the underlying security so long as the stabilizing bids do not exceed a specified maximum. Covering transactions involve purchases of the Notes in the open market after the distribution has been completed in order to cover short positions. These transactions may be effected in the over-the-counter market or otherwise.
These activities may stabilize, maintain or otherwise affect the market price of the Notes. As a result, the price of the Notes may be higher than the price that otherwise might exist in the open market. Neither the underwriters nor we make any representation or prediction as to the direction or magnitude of any effect that the transactions described above may have on the price of the Notes. In addition, there is no obligation on the part of the underwriters to engage in such transactions, and neither the underwriters nor we make any representation that any underwriter will engage in these transactions or that these transactions, once commenced, will not be discontinued without notice.
Initial Settlement
We expect to deliver the Notes against payment therefor on or about the date specified in the last paragraph of the cover page of this prospectus supplement, which will be the third business day following the date of pricing of the Notes (such settlement cycle being herein referred to as “T+3”). Under Rule 15c6-1 under the Exchange Act, trades in the secondary market generally are required to settle in one business day, unless the parties to any such trade expressly agree otherwise. Accordingly, purchasers who wish to trade Notes prior to the business day preceding the closing date will be required, by virtue of the fact that the Notes initially will settle T+3, to specify an alternate settlement cycle at the time of any such trade to prevent a failed settlement. Purchasers of Notes who wish to trade Notes prior to the first business day before settlement should consult their own advisor.
Other Relationships
The underwriters and certain of their affiliates are full service financial institutions engaged in various activities, which may include securities trading, commercial and investment banking, financial advisory, investment management, investment research, principal investment, hedging, lending, financing and brokerage activities. The underwriters and certain of their affiliates have, from time to time, performed, and may in the future perform, various commercial and investment banking and financial advisory services for the Issuer and its affiliates, for which they received or may in the future receive customary fees and expenses.
In the ordinary course of their various business activities, the underwriters and certain of their affiliates may make or hold a broad array of investments and actively trade debt and equity securities (or related derivative securities) and financial instruments (including bank loans) for their own account and for the accounts of their customers, and such investment and securities activities may involve securities and/or instruments of the Issuer or its affiliates. If the underwriters or their affiliates have a lending relationship with us, certain of the underwriters or their affiliates may hedge their credit exposure to us consistent with their customary risk management policies. Typically, the underwriters and their affiliates would hedge such exposure by entering into transactions which consist of either the purchase of credit default swaps or the creation of short positions in our securities or the securities of our affiliates, including potentially the Notes offered hereby. Any such credit default swaps or short positions could adversely affect future trading prices of the Notes offered hereby. The underwriters and certain of their affiliates may also communicate independent investment recommendations, market color or trading ideas and/or publish or express independent research views in respect of such securities or instruments and may at any time hold, or recommend to clients that they acquire, long and/or short positions in such securities and instruments.

Selling Restrictions
Notice to Prospective Investors in the European Economic Area
The Notes are not intended to be offered, sold or otherwise made available to and should not be offered, sold or otherwise made available to any retail investor in the European Economic Area (the “EEA”). For these purposes, a retail investor means a person who is one (or more) of the following: (i) a retail client as defined in point (11) of Article 4(1) of Directive 2014/65/EU (as amended, “MiFID II”); (ii) a customer within the meaning of Directive (EU) 2016/97 (as amended, the “Insurance Distribution Directive”), where that customer would not qualify as a professional client as defined in point (10) of Article 4(1) of MiFID II; or (iii) not a qualified investor as defined in Regulation (EU) 2017/1129 (as amended, the “Prospectus Regulation”). Consequently, no key information document required by Regulation (EU) No 1286/2014 (as amended, the “PRIIPs Regulation”) for offering or selling the Notes or otherwise making them available to retail investors in the EEA has been prepared and therefore offering or selling the Notes or otherwise making them available to any retail investor in the EEA may be unlawful under the PRIIPs Regulation. This prospectus supplement and any other related documents or materials have been prepared on the basis that any offer of Notes in any Member State of the EEA will be made pursuant to an exemption under the Prospectus Regulation from the requirement to publish a prospectus for offers of Notes. This prospectus supplement and any other related documents or materials are not a prospectus for the purposes of the Prospectus Regulation.
Notice to Prospective Investors in the United Kingdom
The Notes are not intended to be offered, sold or otherwise made available to and should not be offered, sold or otherwise made available to any retail investor in the UK. For these purposes, a retail investor means a person who is one (or more) of the following: (i) a retail client, as defined in point (8) of Article 2 of Regulation (EU) No 2017/565 as it forms part of domestic law in the UK by virtue of the European Union (Withdrawal) Act 2018, as amended (the “EUWA”); (ii) a customer within the meaning of the provisions of the Financial Services and Markets Act 2000, as amended (the “FSMA”) and any rules or regulations made under the FSMA to implement the Insurance Distribution Directive, where that customer would not qualify as a professional client, as defined in point (8) of Article 2(1) of Regulation (EU) No 600/2014 as it forms part of domestic law in the UK by virtue of the EUWA and as amended; or (iii) not a qualified investor as defined in Article 2 of Regulation (EU) 2017/1129 as it forms part of domestic law in the UK by virtue of the EUWA and as amended (the “UK Prospectus Regulation”). Consequently, no key information document required by Regulation (EU) No 1286/2014 as it forms part of domestic law in the UK by virtue of the EUWA and as amended (the “UK PRIIPs Regulation”) for offering or selling the Notes or otherwise making them available to retail investors in the UK has been prepared and therefore offering or selling the Notes or otherwise making them available to any retail investor in the UK may be unlawful under the UK PRIIPs Regulation. This prospectus supplement and any other related documents or materials have been prepared on the basis that any offer of Notes in the UK will be made pursuant to an exemption under the UK Prospectus Regulation and the FSMA from the requirement to publish a prospectus for offers of Notes. This prospectus supplement and the accompanying prospectus are not a prospectus for the purposes of the UK Prospectus Regulation or the FSMA.
To the extent this prospectus supplement, the accompanying prospectus, and any other document or materials relating to the issue of the Notes are distributed in the UK, they will only be directed at persons who are qualified investors under the UK Prospectus Regulation and who are also (i) investment professionals falling within Article 19(5) of the Financial Services and Markets Act 2000 (Financial Promotion) Order 2005, as amended (the “Financial Promotion Order”), (ii) are persons falling within Article 49(2)(a) to (d) (“high net worth companies, unincorporated associations etc.”) of the Financial Promotion Order, (iii) are outside the UK, or (iv) are persons to whom an invitation or inducement to engage in investment activity (within the meaning of Section 21 of the FSMA) in connection with the issue or sale of the Notes may otherwise lawfully be communicated or caused to be communicated (all such persons together being referred to as “relevant persons”). This prospectus supplement and any other related documents or materials are directed only at relevant persons and must not be acted on or relied on by persons who are not relevant persons. In the UK, the Notes, or any investment or investment activity to which this prospectus supplement relates, are only available to, and any invitation, offer or agreement to subscribe, purchase or otherwise acquire the Notes will be engaged in only with, relevant persons.

This prospectus supplement must not be acted on or relied on by persons who are not relevant persons. Any investment or investment activity to which this prospectus supplement and the accompanying prospectus relates is available only to relevant persons and will be engaged in only with relevant persons. Recipients of this prospectus supplement and the accompanying prospectus are not permitted to transmit it to any other person. The Notes are not being offered to the public in the UK. Any person who is not a relevant person should not act or rely on this prospectus supplement or any of its contents.
Notice to Prospective Investors in Switzerland
The Notes may not be publicly offered, directly or indirectly, in Switzerland within the meaning of the Swiss Financial Services Act (“FinSA”) and no application has or will be made to admit the Notes to trading on any trading venue (exchange or multilateral trading facility) in Switzerland. Neither this prospectus supplement nor any other offering or marketing material relating to the Notes constitutes a prospectus pursuant to the FinSA, and neither this prospectus supplement nor any other offering or marketing material relating to the Notes may be publicly distributed or otherwise made publicly available in Switzerland.
Notice to Prospective Investors in Canada
The Notes may be sold in Canada only to purchasers purchasing, or deemed to be purchasing, as principal that are accredited investors, as defined in National Instrument 45 106 Prospectus Exemptions or subsection 73.3(1) of the Securities Act (Ontario), and that are permitted clients, as defined in National Instrument 31 103 Registration Requirements, Exemptions and Ongoing Registrant Obligations. Any resale of the Notes must be made in accordance with an exemption from, or in a transaction not subject to, the prospectus requirements of applicable Canadian securities laws.
Securities legislation in certain provinces or territories of Canada may provide a purchaser with remedies for rescission or damages if this prospectus supplement and the accompanying prospectus (including any amendment thereto) contain a misrepresentation, provided that the remedies for rescission or damages are exercised by the purchaser within the time limit prescribed by the securities legislation of the purchaser’s province or territory. The purchaser should refer to any applicable provisions of the securities legislation of the purchaser’s province or territory for particulars of these rights or consult with a legal advisor.
Pursuant to section 3A.3 of National Instrument 33 105 Underwriting Conflicts (NI 33 105), the underwriters are not required to comply with the disclosure requirements of NI 33 105 regarding underwriter conflicts of interest in connection with this prospectus supplement.
Notice to Prospective Investors in Hong Kong
The Notes have not been and may not be offered, sold or delivered in Hong Kong by means of any document other than (i) in circumstances which do not constitute an offer or invitation to the “public” within the meaning of the Securities and Futures Ordinance (Cap. 571 of the Laws of Hong Kong) (“Securities and Futures Ordinance”), or (ii) to “professional investors” as defined in the Securities and Futures Ordinance and any rules made thereunder, and in the manner as permitted under the Securities and Futures Ordinance or the Companies (Winding Up and Miscellaneous Provisions) Ordinance (Cap. 32 of the Laws of Hong Kong) (“Companies (Winding Up and Miscellaneous Provisions) Ordinance”), or in other circumstances which do not result in the document constituting a “prospectus” as defined in the Companies (Winding Up and Miscellaneous Provisions) Ordinance. No advertisement, offer, invitation or document relating to the Notes has been or may be issued, circulated or distributed, or in the possession of any person for the purpose of issue, circulation or distribution (in each case whether in Hong Kong or elsewhere), which is directed at, or the contents of which are likely to be accessed or read by, the public in Hong Kong (except if permitted to do so under the securities laws of Hong Kong) other than with respect to Notes which are or are intended to be disposed of only to persons outside Hong Kong or only to “professional investors” in Hong Kong as defined in the Securities and Futures Ordinance and any rules made thereunder, or in the manner as permitted under the Securities and Futures Ordinance or the Companies (Winding Up and Miscellaneous Provisions) Ordinance.

The contents of this prospectus supplement have not been reviewed, approved or authorized by any regulatory authority in Hong Kong and this prospectus supplement has not been registered with the Registrar of Companies in Hong Kong. Accordingly, this prospectus supplement may not be issued, circulated or distributed in Hong Kong, and the Notes may not be offered for subscription to members of the public in Hong Kong. Each person acquiring any Notes will be required to confirm, and is deemed by the acquisition of Notes to have confirmed, that he is aware of the restriction on offers of the Notes described in this prospectus supplement and that he is not acquiring, and has not been offered any Notes in circumstances that contravene any such restrictions. Any person in any doubt about the content of this prospectus supplement is advised to obtain independent professional advice.
Notice to Prospective Investors in Japan
The Notes have not been and will not be registered under the Financial Instruments and Exchange Act of Japan (Law No. 25 of 1948, as amended) (the “FIEA”) and disclosure under the FIEA has not been and will not be made with respect to the Notes. Accordingly, the Notes may not be offered or sold, directly or indirectly, in Japan, or to, or for the benefit of, any Japanese Person or to others for re-offering or resale, directly or indirectly, in Japan or to, or for the benefit of, any Japanese Person, except pursuant to an exemption from the registration requirements of, and otherwise in compliance with, the FIEA and other relevant laws, regulations and ministerial guidelines promulgated by relevant Japanese governmental or regulatory authorities in effect at the relevant time. For the purposes of this paragraph, “Japanese Person” shall mean any person resident in Japan, including any corporation or other entity organized under the laws of Japan.
Notice to Prospective Investors in Singapore
This prospectus supplement has not been registered as a prospectus with the Monetary Authority of Singapore. Accordingly, this prospectus supplement and any other document or material in connection with the offer or sale, or invitation for subscription or purchase, of the Notes may not be circulated or distributed, nor may the Notes be offered or sold, or be made the subject of an invitation for subscription or purchase, whether directly or indirectly, to persons in Singapore other than (i) to an institutional investor (as defined in Section 4A of the Securities and Futures Act, Chapter 289 of Singapore, as modified from time to time (the “SFA”)) pursuant to Section 274 of the SFA, (ii) to a relevant person (as defined in Section 275(2) of the SFA ) pursuant to Section 275(1) of the SFA, or any person pursuant to Section 275(1A) of the SFA, and in accordance with the conditions specified in Section 275 of the SFA and (where applicable) Regulation 3 of the Securities and Futures (Classes of Investor) Regulations 2018 of Singapore, where each such person is (1) an expert investor (as defined in Section 4A of the SFA) or (2) not an individual, or (iii) otherwise pursuant to, and in accordance with the conditions of, any other applicable provision of the SFA, in each case subject to conditions set forth in the SFA.
Where the Notes are subscribed or purchased under Section 275 of the SFA by a relevant person which is a corporation (which is not an accredited investor (as defined in Section 4A of the SFA)) the sole business of which is to hold investments and the entire share capital of which is owned by one or more individuals, each of whom is an accredited investor, the securities (as defined in Section 239(1) of the SFA) of that corporation shall not be transferable for six months after that corporation has acquired the Notes under Section 275 of the SFA except: (1) to an institutional investor pursuant to Section 274 of the SFA or to a relevant person (as defined in Section 275(2) of the SFA) pursuant to Section 275(1) of the SFA, or to any person pursuant to Section 275(1A) and in accordance with the conditions specified in Section 275 of the SFA; (2) (in the case of a corporation) where the transfer arises from an offer referred to in Section 276(3)(i)(B) of the SFA or (in the case of a trust) where the transfer arises from an offer referred to in Section 276(4)(i)(B) of the SFA; (3) where no consideration is or will be given for the transfer; (4) where the transfer is by operation of law; (5) as specified in Section 276(7) of the SFA; or (6) as specified in Regulation 37A of the Securities and Futures (Offers of Investments) Securities and Securities-based Derivative Contracts Regulations 2018 of Singapore.
Singapore Securities and Futures Act Product Classification—Solely for the purposes of its obligations pursuant to sections 309B(1)(a) and 309B(1)(c) of the SFA, the Issuer has determined, and hereby notifies all relevant persons (as defined in Section 309A of the SFA) that the Notes are “prescribed capital markets products” (as defined in the and the Securities and Futures (Capital Markets Products) Regulations 2018) and Excluded Investment Products (as

defined in MAS Notice SFA 04-N12: Notice on the Sale of Investment Products and MAS Notice FAA-N16: Notice on Recommendations on Investment Products).
Notice to Prospective Investors in Taiwan
The Notes have not been and will not be registered or filed with, or approved by, the Financial Supervisory Commission of Taiwan and/or any other regulatory authority of Taiwan pursuant to relevant securities laws and regulations and may not be sold, issued or offered within Taiwan through a public offering or in circumstances which could constitute an offer within the meaning of the Securities and Exchange Act of Taiwan or relevant laws and regulations that requires a registration, filing or approval of the Financial Supervisory Commission of Taiwan and/or other regulatory authority of Taiwan. No person or entity in Taiwan has been authorized to offer or sell the Notes in Taiwan.
Notice to Prospective Investors in the United Arab Emirates
The Notes have not been, and are not being, publicly offered, sold, promoted or advertised in the United Arab Emirates (including the Dubai International Financial Centre or the Abu Dhabi Global Market) other than in compliance with the laws of the United Arab Emirates (and the Dubai International Financial Centre and the Abu Dhabi Global Market) governing the issue, offering and sale of securities. Further, this prospectus supplement does not constitute a public offer of securities in the United Arab Emirates (including the Dubai International Financial Centre and the Abu Dhabi Global Market) and is not intended to be a public offer. The prospectus supplement has not been approved by or filed with the Central Bank of the United Arab Emirates, the Securities and Commodities Authority, the DFSA or the Abu Dhabi Global Market’s Financial Services Regulatory Authority.

LEGAL MATTERS
The validity of the Notes offered hereby will be passed upon for us by Willkie Farr & Gallagher (UK) LLP, London, United Kingdom with respect to New York State law. Certain legal matters will be passed upon for us by Conyers Dill & Pearman Limited, Hamilton, Bermuda with respect to matters of Bermuda law. The underwriters have been represented in connection with this offering by Cravath, Swaine & Moore LLP, New York, New York.
EXPERTS
The consolidated financial statements of FIHL as of December 31, 2024 and 2023 and for each of the years in the three-year period ended December 31, 2024, and management’s assessment of the effectiveness of internal control over financial reporting as of December 31, 2024 have been incorporated by reference herein in reliance upon the reports of KPMG Audit Limited, independent registered public accounting firm, incorporated by reference herein, and upon the authority of said firm as experts in accounting and auditing. To the extent that KPMG Audit Limited audits and reports on financial statements of FIHL issued at future dates, and consents to the use of its report thereon, such financial statements also will be incorporated by reference herein in reliance upon its report and said authority
WHERE YOU CAN FIND MORE INFORMATION
This prospectus supplement does not contain all of the information set forth in the prospectus and exhibits and schedules to the prospectus or the documents incorporated by reference herein and therein. For further information with respect to our company and the Notes covered by this prospectus supplement, reference is made to the registration statement, including the exhibits and schedules thereto and the documents incorporated by reference herein and therein. You should rely only on the information contained in this prospectus supplement, the prospectus, or incorporated by reference herein or therein.
Statements contained in this prospectus supplement and the documents incorporated by reference herein and therein as to the contents of any contract or other document referred to in this prospectus supplement are not necessarily complete and, where that contract or other document has been filed as an exhibit to the registration statement, each statement in this prospectus supplement and the documents incorporated by reference herein and therein is qualified in all respects by the exhibit to which the reference relates.
We are subject to the informational requirements of the Exchange Act. Accordingly, we are required to file reports and other information with the SEC, including annual reports on Form 20-F and periodic reports on Form 6-K. Our SEC filings, including our registration statement, our annual and periodic reports and other information, are available, free of charge, on the SEC’s website, www.sec.gov.
We also maintain a website at www.fidelisinsurance.com. We will make the information filed with or furnished to the SEC available free of charge through our website as soon as reasonably practicable after we electronically file such material with, or furnish it to, the SEC. Information contained on, or accessible through our website is not incorporated by reference into and does not constitute a part of this prospectus or any other report or documents we file with or furnish to the SEC. We have included these website addresses in this prospectus solely as inactive textual references.
As a foreign private issuer, we are exempt under the Exchange Act from the rules prescribing the furnishing and content of proxy statements, and our officers, directors and principal shareholders are exempt from the reporting and short-swing profit recovery provisions contained in Section 16 of the Exchange Act. In addition, we are not required under the Exchange Act to file periodic reports and financial statements with the SEC as frequently or as promptly as U.S. companies whose securities are registered under the Exchange Act.

INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE
The SEC allows us to “incorporate by reference” information into this prospectus supplement, which means that we can disclose important information to you by referring you to another document filed separately with the SEC. The documents incorporated by reference into this prospectus supplement contain important information that you should read about us and the information incorporated by reference is considered to be a part of this document, except for any information superseded by information that is included directly in this prospectus supplement or incorporated by reference subsequent to the date of this prospectus supplement. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this prospectus supplement. The information incorporated by reference is deemed to be part of this prospectus supplement and later information that FIHL files with the SEC will automatically update and supersede that information.
We incorporate by reference into this prospectus supplement the following documents or information that we have filed with the SEC, which contain important information about us and our financial condition:
•our Annual Report on Form 20-F for the year ended December 31, 2024, as filed with the SEC on March 11, 2025 (SEC File No. 001-41731);
•our Current Report on Form 6-K, as filed with the SEC on May 15, 2025 (only our Unaudited Consolidated Financial Statements and Management’s Discussion and Analysis of Financial Condition and Results of Operations for the three months ended March 31, 2025, contained in Exhibit 99.1); and
•any future filings on Form 20-F made with the SEC after the date of this prospectus supplement and prior to the termination of the offering of the securities offered by this prospectus supplement, and any future reports on Form 6-K furnished to the SEC during that period that are identified in those forms as being incorporated by reference into this prospectus.
You can obtain any of the filings incorporated by reference into this prospectus supplement through us or from the SEC through the SEC’s website at http://www.sec.gov. We will provide to each person, including any beneficial owner, to whom a prospectus supplement is delivered, without charge upon written or oral request, a copy of any or all of the documents that are incorporated by reference into this prospectus supplement but not delivered with the prospectus supplement, including exhibits which are specifically incorporated by reference into such documents. Requests should be directed to: Fidelis Insurance Holdings Limited, Attn: Investor Relations, Wellesley House South, 90 Pitts Bay Road, Pembroke, Bermuda HM08. Our telephone number is +1 (441) 279-2590. Exhibits to the filings will not be sent, unless those exhibits have been specifically incorporated by reference into this prospectus supplement.

PROSPECTUS
FIDELIS INSURANCE HOLDINGS LIMITED
Common Shares
Preference Securities
Debt Securities
Warrants
Units
Rights to Purchase Common Shares, Preference Securities, Debt Securities or Units
We may offer and sell from time to time, in one or more offerings and on terms that we will determine at the time of each offering, Common Shares, preference securities, debt securities, warrants or units that include any of these securities, or rights to purchase Common Shares, preference securities, debt securities or units. In addition, selling shareholders to be named in a prospectus supplement may offer and sell from time to time securities in such amounts as are set forth in such prospectus supplement. We will not receive any proceeds from any sales of our securities by any selling shareholder to be named in a prospectus supplement.
This prospectus describes the general manner in which we or a selling shareholder may offer any securities using this prospectus. Each time we offer and sell securities, we will provide the specific terms of each offering of securities, including the price and the type and amount of securities to be offered and sold, in a supplement to this prospectus. In addition, in connection with certain offers and sales of securities by the selling shareholders, we and the selling shareholders will provide, if applicable, a prospectus supplement to this prospectus containing specific information about the offering by the selling shareholders and the amounts, prices and terms of the securities being offered. The supplement may also add, update or change information contained in this prospectus with respect to that offering. You should read this prospectus and the applicable prospectus supplement carefully before you invest.
We and any selling shareholders may offer and sell these securities directly to purchasers or to or through one or more underwriters, dealers and agents, and on a continuous or delayed basis. If we and any selling shareholders sell securities to or through underwriters, dealers or agents, we will include their names and the fees, commissions and discounts that they will receive, as well as the net proceeds in the applicable prospectus supplement. See the sections of this prospectus entitled “About this Prospectus” and “Plan of Distribution” for more information. This prospectus may not be used to sell securities unless it is accompanied by the applicable prospectus supplement. The delivery of this prospectus together with a prospectus supplement relating to the offered securities shall not constitute an offer of any other securities covered by this prospectus.
Our Common Shares are listed on the New York Stock Exchange (“NYSE”) under the symbol “FIHL.” On May 15, 2025, the last reported sale price of our Common Shares on NYSE was $17.17 per Common Share.
Investing in our securities involves a high degree of risk. See “Risk Factors” on page 7 of this prospectus and in the applicable prospectus supplement for a discussion of risks that you should consider before you invest in our securities.
Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus. Any representation to the contrary is a criminal offense.
Prospectus dated May 15, 2025

ABOUT THIS PROSPECTUS
This prospectus is part of an automatic “shelf” registration statement on Form F-3ASR, that we filed with the Securities and Exchange Commission (“SEC”) as a “well-known seasoned issuer” as defined in Rule 405 under the Securities Act of 1933, as amended (the “Securities Act”). Under the shelf registration process, we or a selling shareholder may offer and sell from time to time any combination of the securities described in this prospectus in one or more offerings in amounts, at prices and on terms that we determine at the time of the offering.
The rules and regulations of the SEC allow us to omit from this prospectus certain information that is included in the registration statement. For further information about us and our securities, you should review the registration statement and the exhibits filed with the registration statement. In addition, the SEC allows us to incorporate by reference into this prospectus information in the reports and other documents that we file with the SEC, which means that we can disclose important information to you by referring you to those reports and other documents. The information incorporated by reference is considered to be part of this prospectus, and information that we later file with the SEC will automatically update and, where applicable, modify or supersede that information. You may read the registration statement (including its exhibits) and the reports and other documents that we file with the SEC at the SEC’s website, www.sec.gov.
This prospectus provides you with a general description of the securities we and any selling shareholder may offer. Each time we and any selling shareholder offer securities under this shelf registration, we will provide a prospectus supplement that will contain specific information about the terms of that offering. We may also authorize one or more free writing prospectuses to be provided to you that may contain material information relating to these offerings. The prospectus supplement or free writing prospectus may also add, update or change information contained in this prospectus. You should read both this prospectus and the applicable prospectus supplement (and any applicable free writing prospectuses), together with the additional information described under the headings “Where You Can Find More Information” and “Incorporation of Documents by Reference.” To the extent that any information in the prospectus supplement is inconsistent with the information in this prospectus, the information in the prospectus supplement or free writing prospectus, as applicable, will modify or supersede this prospectus.
This prospectus and the applicable prospectus supplement do not constitute an offer to sell or the solicitation of an offer to buy any securities other than the registered securities to which they relate, nor do this prospectus and the applicable prospectus supplement constitute an offer to sell or the solicitation of an offer to buy securities in any jurisdiction to any person to whom it is unlawful to make such offer or solicitation in such jurisdiction.
You should not assume that the information contained in this prospectus and the applicable prospectus supplement is accurate as of any date subsequent to the date set forth on the front of the document or that any information we have incorporated by reference is correct as of any date subsequent to the date of the document incorporated by reference, even though this prospectus and any applicable prospectus supplement is delivered or securities are sold on a later date. Our business, financial condition, results of operations and prospects may have changed since those dates. This prospectus incorporates by reference, and any prospectus supplement or free writing prospectus may contain and incorporate by reference, market data and industry statistics and forecasts that are based on independent industry publications and other publicly available information. Although we believe these sources are reliable, we do not guarantee the accuracy or completeness of this information and we have not independently verified this information. In addition, the market and industry data and forecasts that may be included or incorporated by reference in this prospectus, any prospectus supplement or any applicable free writing prospectus may involve estimates, assumptions and other risks and uncertainties and are subject to change based on various factors, including those discussed under the heading “Risk Factors” contained in this prospectus, the applicable prospectus supplement and any applicable free writing prospectus, and under similar headings in other documents that are incorporated by reference into this prospectus. Accordingly, investors should not place undue reliance on this information.
You should rely only on the information contained in this prospectus, in the applicable prospectus supplement and in any documents incorporated by reference into this prospectus and the applicable prospectus supplement. Neither we, nor the selling shareholders, have authorized any salesperson, dealer or other person to provide you with information different from that contained in this prospectus, in the applicable prospectus supplement or in any documents incorporated by reference into this prospectus or the applicable prospectus supplement, and you are not entitled to rely upon any such different information.
Certain Defined Terms
Capitalized terms used and not otherwise defined in this prospectus shall have the meanings ascribed to them in our Annual Report on Form 20-F for the year ended December 31, 2024, as filed with the SEC on March 11, 2025, or as amended by subsequent annual reports on Form 20-F filed by FIHL, each of which is incorporated by reference in this prospectus (as so amended, the “Annual Report”).

Service of Process and Enforcement of Civil Liabilities
We are a Bermuda exempted company. As a result, the rights of holders of our securities will be governed by Bermuda law and our memorandum of association and the Amended and Restated Bye-Laws. The rights of shareholders or holders of our other securities under Bermuda law may differ from the rights of shareholders or holders of other securities of companies incorporated in other jurisdictions. See “Comparison of Shareholder Rights.” We have appointed Puglisi & Associates as our authorized agent upon which the service may be served in the United States in any action which may be instituted against us arising out of or based on this prospectus. Some of our directors and officers are not residents of the United States, and a substantial portion of our assets are located outside the United States. As a result, it may be difficult for investors to effect service of process on those persons in the United States or to enforce in the United States judgments obtained in U.S. courts against us or those persons based on the civil liability provisions of the U.S. securities laws. It is doubtful whether courts in Bermuda will enforce judgments obtained in other jurisdictions, including the United States, against us or our directors or officers under the securities laws of those jurisdictions or entertain actions in Bermuda against us or our directors or officers under the securities laws of other jurisdictions.

CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS
This prospectus, the documents incorporated by reference herein, and related prospectus supplements contains forward-looking statements within the meaning of Section 27A of the Securities Act and Section 21E of the Securities Exchange Act of 1934, as amended (the “Exchange Act”) and are intended to qualify for the safe harbor for liability established by the Private Securities Litigation Reform Act of 1995. These forward-looking statements are intended to enhance the reader’s ability to assess our future financial and business performance. These statements are based on the beliefs and assumptions of our management, and are subject to known and unknown risks and uncertainties. Generally, statements that are not about historical facts, including statements concerning our possible or assumed future actions or results of operations, are forward-looking statements. Forward-looking statements include, but are not limited to, statements that represent our beliefs, expectations or estimates concerning future operations, strategies, financial results or performance, financings, investments, acquisitions, expenditures or other developments and anticipated trends and competition in the markets in which we operate.
Forward-looking statements can also be identified by the use of forward-looking terminology such as “may,” “believes,” “intends,” “anticipates,” “plans,” “estimates,” “targets,” “potential,” “will,” “can have,” “likely,” “continue,” “expects,” “should,” “could” or similar expressions. Forward looking statements are not guarantees of performance and we caution prospective investors not to rely on them. We qualify all of our forward-looking statements by these cautionary statements, because these forward-looking statements are based on estimates and assumptions that are subject to significant business, economic and competitive uncertainties, many of which are beyond our control or are subject to change. Actual results or other outcomes could differ materially from those expressed or implied in our forward-looking statements, as a result of several factors, including the following:
•our ability to manage risks associated with macroeconomic conditions including any escalation of the Ukraine Conflict or those in the Middle East, or related sanctions and other geopolitical events globally;
•the recent trend of premium rate hardening and factors likely to drive continued rate hardening or a softening leading to a cyclical downturn of pricing in the (re)insurance industry;
•the impact of inflation (including social inflation) or deflation in relevant economies in which we operate;
•our ability to evaluate and measure our business, prospects and performance metrics and respond accordingly;
•the failure of our risk management policies and procedures to be adequate to identify, monitor and manage risks, which may leave us exposed to unidentified or unanticipated risks;
•any litigation to which we are party being resolved unfavorably to our prior expectations, whether through court decisions or otherwise through effecting settlements (where such settlements are capable of being achieved), based on emerging information, the actions of other parties or any other failure to resolve such litigation favorably;
•the inherent unpredictability of litigation and any related settlement negotiations which may or may not lead to an agreed settlement of particular matters;
•the outcomes of probabilistic models which are based on best estimate assumptions and which can differ from actual results or other emerging information as compared to such assumptions;
•the less developed data and parameter inputs for industry catastrophe models for perils such as wildfires and flood;
•the effect of climate change on our business, including the trend towards increasingly frequent and severe catastrophic events;
•the possibility of greater frequency or severity of claims and loss activity than our underwriting, reserving or investment practices have anticipated;
•the development and pattern of earned and written premiums impacting embedded premium value;
•the reliability of pricing, accumulation and estimated loss models;
•the impact of complex causation and coverage issues associated with attribution of losses;
•the actual development of losses and expenses impacting estimates for claims which arose as a result of loss activity, particularly for events where estimates are preliminary until the development of such reserves based on emerging information over time;
•our ability to successfully implement our long-term strategy and compete successfully with more established competitors and increased competition relating to consolidation in the reinsurance and insurance industries;
•any downgrades, potential downgrades or other negative actions by rating agencies relating to us or our industry;

•changes to our strategic relationship with TFP and our dependence on the Delegated Underwriting Authority Agreements for our underwriting and claims-handling operations;
•our dependence on key executives and ability to attract qualified personnel;
•our dependence on letter of credit facilities that may not be available on commercially acceptable terms;
•our potential inability to pay dividends or distributions in accordance with our current dividend policy, due to changing conditions;
•availability of outwards reinsurance on commercially acceptable terms;
•the recovery of losses and reinstatement premiums from our reinsurance providers;
•our potential need for additional capital in the future and the potential unavailability of such capital to us on favorable terms or at all;
•our dependence on clients’ evaluation of risks associated with such clients’ insurance underwriting;
•the suspension or revocation of our subsidiaries’ insurance licenses;
•our potentially being subject to certain adverse tax or regulatory consequences in the U.S., U.K. or Bermuda;
•risks associated with our investment strategy such as market risk, interest rate risk, currency risk and credit default risk;
•the impact of tax reform and changes in the regulatory environment and the potential for greater regulatory scrutiny of the Group as a result of the outsourcing arrangements;
•heightened risk of cybersecurity incidents and their potential impact on our business;
•risks associated with our use or anticipated use emerging technologies, such as artificial intelligence technologies, including potential legal, regulatory and operational risks;
•operational failures, including the operational risk associated with outsourcing to TFP, failure of information systems or failure to protect the confidentiality of customer information, including by service providers, or losses due to defaults, errors or omissions by third parties and affiliates;
•risks relating to our ability to identify and execute opportunities for growth or our ability to complete transactions as planned or realize the anticipated benefits of our acquisitions or other investments;
•FIHL’s status as a foreign private issuer means that it will be subject to Exchange Act reporting obligations that, to some extent, are more lenient and less frequent than those of a U.S. domestic public company (including, for example, that FIHL is not subject to the reporting obligations established by the U.S. proxy rules);
•our ability to maintain the listing of our common shares on the NYSE or another national securities exchange; and
•the other risks identified in this prospectus, any prospectus supplement, the Annual Report and any other documents incorporated by reference herein.
Consequently, such forward-looking statements should be regarded solely as our current plans, estimates or belief as of the date of this prospectus. We do not intend, and do not undertake, any obligation to update any forward-looking statements to reflect future events or circumstances after the date of this prospectus. Given such limitations, prospective investors should not rely on these forward-looking statements in deciding whether to invest in our securities.
In addition, statements that contain “we believe” and similar statements reflect our beliefs and opinions on the relevant subject. These statements are based on information available to us as of the date of this prospectus. While we believe that this information provides a reasonable basis for these statements, this information may be limited or incomplete. These statements are inherently uncertain, and investors are cautioned not to unduly rely on these statements.
Prospective investors should review carefully the section captioned “Risk Factors” in this prospectus and the documents incorporated by reference for a more complete discussion of risks and uncertainties relating to an investment in our securities.

THE COMPANY
References to “Fidelis Insurance Group” refer to Fidelis Insurance Holdings Limited (“FIHL”) and its consolidated subsidiaries. Unless otherwise indicated, or the context otherwise requires, references herein to “Fidelis,” “Group,” “we,” “our,” “us,” and other similar references refer to Fidelis Insurance Group. The term “TFP HoldCo” refers to Shelf Holdco II Limited, as parent company of TFP. References to “The Fidelis Partnership” (formerly known as Fidelis MGU) or “TFP” refer to TFP HoldCo and its consolidated subsidiaries.
Our History; Then to Now
Fidelis Insurance Group is a global specialty insurer, leveraging strategic partnerships to offer innovative and tailored insurance solutions. We have a highly diversified portfolio focused on two segments: Insurance and Reinsurance, which we believe allows us to take advantage of the opportunities presented by evolving (re)insurance markets, proactively shift our business mix across market cycles, and produce superior underwriting returns. Headquartered in Bermuda, with subsidiaries located in Ireland and the UK, Fidelis Insurance Group operating companies have an insurer financial strength rating of A from AM Best, A- from S&P and A3 from Moody’s, as of the date of this prospectus.
Fidelis Insurance Group was formed under the principles of a focused, process-driven and disciplined underwriting and risk selection, strong client and broker relationships and nimble capital deployment. Fidelis completed its initial funding and began underwriting business in June 2015 under the direction of an innovative and experienced management team. Currently, Fidelis Insurance Group is led by Mr. Daniel Burrows who has more than 35 years of experience in the insurance industry and is supported by a highly experienced management team that manages the operations of Fidelis Insurance Group based on our founding principles.
On January 3, 2023, the Separation Transactions were completed and two distinct holding companies and businesses were created: FIHL and TFP HoldCo. FIHL, the parent holding company for Fidelis Insurance Group, owns the insurance operating subsidiaries of Fidelis comprised of Fidelis Insurance Bermuda Limited (“FIBL”), Fidelis Underwriting Limited (“FUL”) and Fidelis Insurance Ireland DAC (“FIID”). Fidelis Insurance Group also has its own service company, FIHL (UK) Services Limited, with a branch in Ireland (“FIHL (UK) Services”). TFP HoldCo is the parent holding company for the managing general underwriting platform, The Fidelis Partnership (“TFP”) that carries on origination and underwriting activities on behalf of Fidelis Insurance Group. The underwriting activities of each of the licensed insurance carriers of Fidelis Insurance Group are outsourced to the corresponding operating subsidiaries of TFP on a jurisdictional basis and each of the operating subsidiaries of TFP has delegated underwriting authority to source and bind contracts for and on behalf of Fidelis Insurance Group. On December 20, 2022, FIHL and TFP HoldCo entered into a rolling 10-year framework agreement (the “Framework Agreement”) that governs the ongoing relationship between the two groups of companies.
Following the consummation of the Separation Transactions, FIHL can access the underwriting expertise of TFP while enabling TFP to attract and retain highly sophisticated underwriting talent by allowing them to focus their time and expertise on underwriting activities which we believe has structural benefits for both groups of companies, including increased flexibility to quickly respond to evolving insurance and reinsurance market conditions and to help sustain our strong underwriting results through access to top talent.
Corporate Information
Fidelis Insurance Holdings Limited is a Bermuda incorporated insurance holding company that was established in 2014. Its principal executive office is located at Wellesley House South, 90 Pitts Bay Road, Pembroke, Bermuda, HM08 and our telephone is +1 (441) 279-2590. Our website is www.fidelisinsurance.com. Information contained on, or that can be accessed through, our website is not part of, and is not incorporated by reference into, this prospectus, and prospective investors should not consider information on our website to be part of this prospectus. Its authorized representative and agent for service of process in the United States is Puglisi & Associates of 850 Library Avenue, Suite 204, Newark, Delaware 19711, United States.

RISK FACTORS
Investing in any securities offered pursuant to this prospectus and the applicable prospectus supplement involves a high degree of risk. Prospective investors should carefully consider the risks discussed in the Annual Report, which is incorporated by reference into this prospectus, our other SEC filings that we file with the SEC after the date of this prospectus, all of which are incorporated by reference into this prospectus as well as other information contained in this prospectus and the relevant prospectus supplement, or any free writing prospectus, including the information contained under the heading “Cautionary Note regarding Forward-Looking Statements,” as updated by our subsequent Exchange Act filings before making an investment decision. The risks described therein are not the only ones we face. Additional risks and uncertainties not currently known to us or that we currently deem to be immaterial may also materially and adversely affect us in the future. Any of these risks could materially adversely affect our business, prospects, financial condition, results of operations or cash flows and could impact any forward-looking statements. Past financial performance may not be a reliable indicator of future performance and historical results should not be used to anticipate results or trends in future periods. The occurrence of any of these risks might cause you to lose all or part of your investment in the offered securities.

USE OF PROCEEDS
Unless we state otherwise in the applicable prospectus supplement, we intend to use the net proceeds from the sale of securities described in this prospectus for general corporate purposes. We may provide additional information on the use of net proceeds from the sale of the offered securities in the relevant prospectus supplement relating to such offered securities. We will not receive any proceeds from any sales of our securities by any selling shareholder to be named in a prospectus supplement.

THE SECURITIES THAT WE MAY OFFER
We, directly or through underwriters, dealers or agents designated by us from time to time, may offer, issue and sell, together or separately, an indeterminate amount of:
•our Common Shares, par value $0.01 per Common Share;
•preference securities;
•debt securities;
•warrants to purchase Common Shares, preference securities and / or debt securities;
•units consisting of two or more of the securities described above; or
•rights to purchase Common Shares, preference securities, debt securities or units.
The Common Shares, the preference securities, the debt securities, the warrants, the units, and the rights to purchase Common Shares, preference securities, warrants, debt securities or units collectively are referred to in this prospectus as the “securities.”
We have summarized below the material terms of the various types of securities that may be offered. We will describe in the applicable prospectus supplement the detailed terms of the securities offered by that supplement. If indicated in the prospectus supplement, the terms of the offered securities may differ from the terms summarized below.
This prospectus may not be used to sell our securities unless it is accompanied by the applicable prospectus supplement.

DESCRIPTION OF SHARE CAPITAL
General
As of the date of this prospectus, our authorized share capital consists of 600,000,000 Common Shares, par value $0.01 per Common Share and 1,000,000 Series A Preference Securities, par value $0.01 per share, and there are 109,117,916 of our Common Shares outstanding and 5,835 of our Series A Preference Securities outstanding.
Common Shares
Other than TFP HoldCo’s Allocation Right, described in our Annual Report, our Common Shares have no pre-emptive rights or other rights to subscribe for additional shares, and no rights of redemption, conversion or exchange. Under certain circumstances and subject to the provisions of the Amended and Restated Bye-Laws, FIHL may be required to make an offer to repurchase shares held by shareholders. All of our outstanding Common Shares are fully paid and non-assessable. For additional information regarding certain provisions relating to our Common Shares under the Companies Act and our Amended and Restated Bye-Laws, compared to a Delaware corporation, please see “Comparison of Shareholder Rights.”
Common Share Dividend and Distribution Rights
Under Bermuda law, a company may not declare or pay dividends or make a distribution out of contributed surplus if there are reasonable grounds for believing that: (i) it is, or would after the payment be, unable to pay its liabilities as they become due; or (ii) the realizable value of its assets would thereafter be less than its liabilities. Under the Amended and Restated Bye-Laws, each Common Share is entitled to dividends, as and when dividends are declared by the Board, subject to any preference dividend right of the holders of any preference securities, including our Series A Preference Securities. The boards of directors of the operating subsidiaries have absolute discretion, subject to statutory requirements, regulatory requirements and the terms of our existing indebtedness, to declare dividends at any time. The Board will decide the appropriate use of any funds received by way of dividend from an operating subsidiary, including, possibly, declaration of dividends or share repurchases by FIHL.
Voting Rights
Holders of our Common Shares have one vote for each Common Share held by them and are entitled to vote, on a non-cumulative basis, at all meetings of the shareholders.
Rights Upon Liquidation
In the event of the liquidation, dissolution or winding up of FIHL, the holders of our Common Shares will be entitled to share equally and ratably in our assets, if any, remaining after the payment of all of our debts and liabilities, subject to the liquidation preference on any issued and outstanding preference securities, including our Series A Preference Securities.
Variation of Rights
If at any time FIHL has more than one class of shares, the rights attaching to any class, unless otherwise provided for by the terms of issue of the relevant class, may be varied with the approval of the Board and with the consent in writing of the holders of a Simple Majority (as defined in the Amended and Restated Bye-Laws) of that class or with the sanction of a resolution passed by a Simple Majority at a separate general meeting of the holders of the shares of the class at which meeting the necessary quorum will be two persons at least holding or representing by proxy a Simple Majority. The Amended and Restated Bye-Laws specify that the creation or issuance of shares ranking pari passu or senior with existing shares will not, unless expressly provided by the terms of issue of existing shares, vary the rights attached to existing shares.
Preference Securities
From time to time, pursuant to the authority granted under the Amended and Restated Bye-Laws to issue shares up to the amount of authorized share capital, the Board may create and issue one or more series of preference securities namely such preference, deferred or other special rights or such restrictions, whether in regard to dividends, voting, return of capital or otherwise, as may be determined. Such preference securities, upon issuance against full consideration (not less than the par value of such securities) will be fully paid and non-assessable.
As of the date of this prospectus, we have in issue 5,835 of our Series A Preference Securities, which are described in more detail below.

General
The particular rights and preferences of any preference securities will be described in the relevant prospectus supplement and our Memorandum of Association, Amended and Restated Bye-Laws and any applicable certificate of designations applicable to the preference securities.
The relevant prospectus supplement will describe the terms of each class or series of preference securities we may offer, including, to the extent applicable:
•the number of securities to be issued and sold and the distinctive designation thereof;
•the dividend rights of the preference securities, whether dividends will be cumulative and, if so, from which date or dates and the relative rights or priority, if any, of payment of dividends on preference securities and any limitations, restrictions or conditions on the payment of such dividends;
•the voting powers, if any, of the preference securities, equal to or greater than one vote per security, which may include the right to vote, as a class or with other classes, to elect one or more of our directors;
•the terms and conditions (including the price or prices, which may vary under different conditions and at different redemption dates), if any, upon which all or any part of the preference securities may be redeemed, at whose option such a redemption may occur, and any limitations, restrictions or conditions on such redemption;
•the terms, if any, upon which the preference securities will be convertible into or exchangeable for our Common Shares or any other shares of any other class, classes or series;
•the relative amounts, and the relative rights or priority, if any, of payment in respect of preference securities, which the holders of the preference securities will be entitled to receive upon our liquidation, dissolution, winding up, amalgamation, merger or sale of assets;
•the terms, if any, of any purchase, retirement or sinking fund to be provided for the preference securities;
•the restrictions, limitations and conditions, if any, upon the issuance of our indebtedness so long as any preference securities are outstanding;
•any other relative rights, preferences, limitations and powers not inconsistent with applicable law, our Memorandum of Association and the Amended and Restated Bye-Laws; and
•if necessary, a discussion of material U.S. federal income tax considerations or other material tax considerations.
Series A Preference Securities
General
The Series A Preference Securities rank senior to our Common Shares and to any other series of preference securities of FIHL ranking junior in right of payment of dividends and distributions of assets upon liquidation, dissolution or winding up to our Series A Preference Securities (such other shares being “Junior Shares”) and will rank pari passu with each other series of shares ranking on parity with our Series A Preference Securities with respect to the payment of dividends and distributions of assets upon liquidation, dissolution or winding up. The Series A Preference Securities rank after the claims of creditors with respect to amounts upon liquidation, dissolution or winding up. The Board may from time to time create and issue new Junior Shares without the approval of the holders of Series A Preference Securities and fix their relative rights, preferences and limitations.
We are generally able to pay dividends and distributions upon liquidation, dissolution or winding-up only out of lawfully available funds for such payment (i.e., after satisfaction of indebtedness and other non-equity claims).
Our Series A Preference Securities are fully paid and non-assessable. Our Series A Preference Securities are not subject to any sinking fund, retirement fund, purchase fund or other similar provisions.
Dividends on Our Series A Preference Securities
Dividends on our Series A Preference Securities are cumulative from the date of original issuance. Consequently, if the Board does not authorize and declare a dividend for any dividend period, holders of our Series A Preference Securities will be entitled to receive a dividend for such period, and such undeclared dividend will accumulate and will be payable.
Dividends on our Series A Preference Securities are cumulative from the date of original issuance and will be payable in cash when, as and if declared by the Board, quarterly in arrears on the fifteenth day of March, June, September and December of each year (or, if such day is not a business day, the first business day thereafter), commencing September 15, 2015 (each, a “Dividend Payment Date”).

The Board may resolve, for any reason and in its absolute discretion, not to declare or pay in full or in part any dividends on our Series A Preference Securities in respect of one or more dividend periods. Dividends will accumulate in each dividend period from and including the preceding Dividend Payment Date to but excluding the applicable Dividend Payment Date for such dividend period. No interest, or sum of money in lieu of interest, will be payable in respect of any dividend payments on our Series A Preference Securities which may be deferred or in arrears.
Dividends accrue (i) from (and including) September 1, 2015 to (but excluding) September 1, 2025 (the “Fixed Rate Period”) at 9.00% of the $10,000 per share liquidation preference per annum (equivalent to $900 per share per annum); and (ii) from (and including) September 1, 2025 (the “Floating Rate Period”), at a floating rate per annum equal to three-month U.S. dollar LIBOR (or such other replacement method) plus 9.773%.
If we have, in the six months prior to any Dividend Payment Date, (a) paid a dividend on our Common Shares or (b) repurchased, retired or otherwise redeemed any of our Common Shares, then the dividend on our Series A Preference Securities payable on such Dividend Payment Date (including, for the avoidance of doubt, any accrued but unpaid dividends) must be declared and paid if the Solvency Condition is met and we have assets legally available therefor (a “Mandatory Dividend”).
We, in consultation with the BMA or any successor group supervisory body, will not declare dividends, including Mandatory Dividends, on any Dividend Payment Date on which the Solvency Condition is not met. The “Solvency Condition” means that FIHL and its consolidated insurance regulatory group must have capital of 125% of the prescribed regulatory minimum on and after any payment.
During the Fixed Rate Period, dividends payable on our Series A Preference Securities are computed on the basis of a 360-day year consisting of twelve 30-day months. During the Floating Rate Period, dividends payable on our Series A Preference Securities will be computed on the basis of actual days elapsed over a year consisting of 365 days.
Liquidation Rights of Our Series A Preference Securities
Upon any voluntary or involuntary liquidation, dissolution or winding-up of FIHL, holders of Series A Preference Securities are entitled to receive out of our assets legally available for distribution to shareholders, after satisfaction of indebtedness and other non-equity claims, if any, a liquidation preference in the amount of $10,000 per share, plus all accrued and unpaid dividends (whether or not earned or declared), if any, to the date fixed for distribution prior to and in preference to holders of our Common Shares and other class or series of our Junior Shares. Holders of our Series A Preference Securities will not be entitled to any other amounts after they have received their full liquidation preference.
In any such distribution, if the assets of FIHL are not sufficient to pay the liquidation preference in full to all holders of Series A Preference Securities, the amounts paid to the holders of Series A Preference Securities will be paid pro rata in accordance with the respective aggregate liquidation preferences of those holders. If the liquidation preference has been paid in full to all holders of Series A Preference Securities, the holders of any other class of share will be entitled to receive all of its remaining assets according to their respective rights and preferences.
Upon any winding up of FIHL or any of its subsidiaries, no amounts will be paid to the holders of Series A Preference Securities until all obligations of FIHL or the relevant subsidiary (as the case may be) to its policyholders and beneficiaries of policyholders have been met.
A consolidation, amalgamation, merger, arrangement or reconstruction involving FIHL or the sale or transfer of all or substantially all of its shares or the property or business of FIHL will not be deemed to constitute a liquidation, dissolution or winding-up of FIHL.
Redemption of Series A Preference Securities
Under Bermuda law, the source of funds that may be used by a company to pay amounts to shareholders on the redemption of their shares in respect of the nominal or par value of their shares is limited to (i) the capital paid up on the shares being redeemed, (ii) funds of the company otherwise available for payment of dividends or distributions or (iii) the proceeds of a new issuance of shares made for purposes of the redemption, and, in respect of the premium over the nominal or par value of their shares, is limited to (A) funds otherwise available for dividends or distributions or (B) amounts paid out of the company’s share premium account before the redemption date.
Under Bermuda law, no redemption may be made by FIHL if there are reasonable grounds for believing that FIHL is, or would after the payment be, unable to pay its liabilities as they become due. In addition, if the redemption price is to be paid out of funds otherwise available for dividends or distributions, no redemption may be made if the realizable value of its assets would thereby be less than its liabilities.

Mandatory Redemption
On June 15, 2050, subject to the Solvency Condition being met and with the prior approval of the BMA (as applicable), we will redeem our Series A Preference Securities in whole at a redemption price equal to the stated liquidation preference of $10,000 per share, plus accrued and unpaid dividends, if any, as of such date.
Optional Redemption by FIHL
Any optional redemption by FIHL of our Series A Preference Securities is subject to the prior approval of the applicable regulatory authority (which as of the date of this prospectus would be the BMA) and the satisfaction of the Solvency Condition.
At any time prior to December 15, 2025, our Series A Preference Securities will be redeemable at the option of FIHL, in whole at any time or in part from time to time, upon prior written notice in accordance with the certificate of designations, at a redemption price equal to the Make Whole Amount (as defined below) plus accrued and unpaid dividends, if any, to, but excluding, the date of redemption. The “Make Whole Amount” for any redemption date will be equal to the greater of (i) the aggregate liquidation preference of our Series A Preference Securities to be redeemed and (ii) the sum of the present values of the aggregate liquidation preference of our Series A Preference Securities to be redeemed and the remaining scheduled payments of dividends on our Series A Preference Securities to be redeemed up to but excluding December 15, 2025 (not including any portion of such payments of dividends accrued to the date of redemption) discounted to the redemption date on a semi-annual basis (assuming a 360-day year consisting of twelve 30-day months) at a rate equal to the U.S. Treasury Rate plus 0.5%.
On and after December 15, 2025, our Series A Preference Securities will be redeemable at the option of FIHL, in whole or in part, upon prior written notice in accordance with the certificate of designations, at a redemption price equal to $10,000 per share, plus accrued and unpaid dividends, if any, to, but excluding, the date fixed for redemption.
Series A Preference Securities Director Appointment Rights
Observer Rights
If the Net Worth (as defined below) is less than 75% of the Total Capitalization (as defined below) (such 75% being the “Observer Capitalization Threshold”), the holders of Series A Preference Securities, acting as a separate class, will have the right to appoint one observer to the Board (the “OCT Appointment Right”). The term of office of such observer appointed pursuant to the OCT Appointment Right will terminate if (i) the Net Worth is equal to or greater than the Observer Capitalization Threshold or (ii) upon the appointment by the holders of Series A Preference Securities, acting as a separate class, of a director pursuant to the DCT Appointment Right (as defined below).
“Net Worth” means, as of the date of determination, the consolidated shareholders’ equity of FIHL as determined on a pro forma basis (as described below) by the Board, acting in good faith and based on the most recently prepared condensed, consolidated annual audited or unaudited quarterly financial statement prepared in accordance with International Financial Reporting Standards or U.S. GAAP (such statements being “Annual or Quarterly Financial Statements”).
“Total Capitalization” means, as of the date of determination, the sum of (i) the Net Worth and (ii) the aggregate principal amount of all outstanding indebtedness of FIHL for borrowed money and the aggregate liquidation preference of all outstanding Series A Preference Securities as determined on a pro forma basis (as described below) by the Board, acting in good faith and based on the most recently prepared Annual or Quarterly Financial Statements.
If FIHL incurs, assumes, redeems, defeases, retires or extinguishes any indebtedness, or issues, redeems or repurchases any Series A Preference Securities or Common Shares subsequent to the date of the most recently prepared Annual or Quarterly Financial Statements for which the Net Worth and the Total Capitalization are being calculated, then the Net Worth and the Total Capitalization will be calculated to give effect to such incurrence, assumption, redemption, defeasance, retirement or extinguishment of indebtedness, or such issuance, redemption or repurchase of Series A Preference Securities or Common Shares, as if the same had occurred prior to such date.
Director Rights
The holders of our Series A Preference Securities may appoint their representative directors to the Board (the “Additional Directors”) in the following circumstances:
(1)if the Net Worth is less than 71% of the Total Capitalization (such 71% being the “Director Capitalization Threshold”) and has not been increased to be equal to or greater than 71% within 90 days, the holders of our Series A Preference Securities, acting as a separate class, will have the right to appoint two directors to the Board (each, a “DCT Additional Director”) (the “DCT Appointment Right”). The term of office of each DCT Additional Director will terminate if the Net Worth is equal to or greater than the Director Capitalization Threshold and the number of directors constituting the Board will automatically be reduced accordingly.

(2)in the event that dividends on our Series A Preference Securities are not paid in full on four Dividend Payment Dates, whether or not declared and whether or not consecutive, the holders of our Series A Preference Securities, acting as a class with any other holders of our Series A Preference Securities that did not receive dividends for four dividend periods, ranking on a parity with our Series A Preference Securities with respect to dividends, liquidation and voting (the “Parity Shares”), will have the right to appoint two directors to the Board (each, a “Nonpayment Additional Director”). The terms of office of such Nonpayment Additional Director will terminate when FIHL has paid or set aside for payment full dividends in arrears for our Series A Preference Securities and such Parity Shares for the current dividend period, and the number of directors constituting the Board will automatically be reduced accordingly.
Maximum Directors
Notwithstanding the rights of the holders of Series A Preference Securities to appoint two DTC Additional Directors and two Nonpayment Additional Directors, the maximum number of Additional Directors that the holders of Series A Preference Securities shall be entitled to appoint to the Board shall be two Additional Directors at any given time. The rights of the holders of Series A Preference Securities to appoint any director shall be subject to the prior approval of the applicable regulatory authority to the extent any such approval is required.
Rights in the Event of a Change of Control
Subject to prior approval of the applicable regulatory authority, in the event of a Change of Control (as defined below), unless FIHL has exercised its right to redeem our Series A Preference Securities, FIHL will be required to send a change of control notice and each holder of our Series A Preference Securities will have the right to convert immediately prior to the Change of Control (to the extent practicable) some or all of our Series A Preference Securities held by such holder into Common Shares (recognized as being at least equivalent regulatory capital and of equal status to our Series A Preference Securities) based on the conversion ratio prescribed in the certificate of designations in respect of our Series A Preference Securities.
“Change of Control” means:
(a)any sale, lease, exclusive license, transfer or other disposition of all or substantially all of the assets of:
(a)FIHL; or
(b)FIHL and its subsidiaries, taken as a whole, to any “person” (as that term is used in Section 13(d)(3) of the Exchange Act), other than to FIHL, any of its subsidiaries or a permitted parent (“Person”); or
(b)any transaction (including a sale of shares, merger or consolidation in which FIHL issues shares of its share capital) in which another Person becomes the beneficial owner of, and the holders of FIHL’s outstanding share capital immediately before such transaction cease to beneficially own, shares representing more than 50% of the voting power (i.e., all classes of equity interests normally entitled to vote in the election of directors or all interests in FIHL with the ability to control the management or actions of FIHL) of FIHL (or the continuing or surviving entity of such transaction) as of immediately following the consummation of the transaction;
provided, however, that an initial public offering or listing, including our 2023 initial public offering, will not constitute a Change of Control for the purposes of this definition.
Other Series A Preference Securities Rights
Senior Capital Issuances
We may issue a class or series of shares or any other securities convertible or exchangeable into equity securities of FIHL ranking on a parity with or senior to our Series A Preference Securities in liquidation preference, voting or dividends, or any debt securities, whether senior or subordinated (“New Securities”); provided that (a) the issuances of such New Securities is part of a bona fide third-party financing and (b) the holders of more than 50% of the combined voting power of our Series A Preference Securities affirmatively consent to the issuance of any New Securities that (x) have a maturity on or prior to December 15, 2025, or an interest step-up or similar provision, which would incentivize FIHL to redeem, repurchase or otherwise repay the New Securities on or prior to December 15, 2025, or (y) would result in Common Shares and the Junior Shares representing in the aggregate less than 75% of the Total Capitalization. For the avoidance of doubt, nothing will prevent FIHL from raising Tier 1 capital (as prescribed by the applicable regulatory authority).
Series A Preference Securities Voting Rights
The holders of our Series A Preference Securities have no voting rights, except:
(a)in respect of certain fundamental changes that will require the approval of the holders of a majority of our outstanding Series A Preference Securities, voting together as a class. Such fundamental changes include, without limitation: (i) any amendment of any provision of the memorandum of association of FIHL or the Amended and Restated Bye-Laws affecting a change in the rights, preferences or privileges of our Series A Preference Securities; or (ii) any interested party transaction, unless approved by a majority of the Board (including a majority of disinterested Directors); and
(b)on any matters on which holders of otherwise non-voting shares are entitled to vote pursuant to the Companies Act.
Consent Right
For so long as any Series A Preference Securities are issued and outstanding, in addition to any other vote or consent of shareholders required by law or by the Amended and Restated Bye-Laws, the sanction of a resolution passed by the holders of more than 50% of the combined voting power of the issued and outstanding Series A Preference Securities voting as a separate class, at which a quorum (consisting of the presence, in person or by proxy, of the holders of 50% of the Series A Preference Securities) is present will be necessary for effecting or validating any issuance of New Securities that (a) have a maturity on or prior to December 15, 2025, or an interest step-up or similar provision that would incentivize FIHL to redeem, repurchase or otherwise repay the New Securities on or prior to December 15, 2025, or (b) would result in the Net Worth being less than 75% of the Total Capitalization.
Certain Provisions of the Amended and Restated Bye-Laws
Certain provisions of the Amended and Restated Bye-Laws may have an anti-takeover effect and may delay, defer or prevent a tender offer or takeover attempt that a shareholder might consider in its best interest, including an attempt that might result in such shareholder’s receipt of a premium over the market price for his or her Common Shares. These provisions are also designed, in part, to encourage persons seeking to acquire control of us to first negotiate with the Board, which could result in an improvement of such persons’ terms.
Number of Directors
The Amended and Restated Bye-Laws provide that the Board shall have not fewer than five directors and not more than fifteen directors with the exact number of directors to be determined from time to time by resolution adopted by the affirmative vote of a simple majority of the Board.
The Amended and Restated Common Shareholders Agreement entitles the Founders to nominate representative directors to the Board, so long as they each beneficially own a specified minimum percentage of our Common Shares. Each Founder is entitled to nominate its representative director to the Board for so long such Founder, together with its Shareholder Affiliate Transferees (as defined below), beneficially owns at least 7.5% of the Common Shares. TFP HoldCo is also entitled to nominate its representative director to the Board for so long as TFP HoldCo, together with its Shareholder Affiliate Transferees, beneficially owns at least 50% of the TFP HoldCo Initial Shares.
“Shareholder Affiliate Transferees” means, with respect any Founder or TFP HoldCo, (i) its affiliates, including any person that has a common general partner, managing member, investment manager or governing body with any such Founder or TFP HoldCo or the funds which own such Founder or TFP HoldCo, and (ii) any general or limited partner or member of such Founder or TFP HoldCo or any of its affiliates and any corporation, partnership or other entity that is an affiliate of such general or limited partner or member, so long as such person remains an affiliate thereof; provided, that, CVC’s Shareholder Affiliate Transferees do not include (a) any portfolio company of CVC or any of its affiliated investment funds or (b) CVC Credit Partners LP and any of its subsidiaries.
The holders of our Series A Preference Securities also have the right to elect directors to the Board under certain circumstances. See “—Preference Securities—Series A Preference Securities Director Appointment Rights—Director Rights” above for further detail.
In accordance with the terms of the Amended and Restated Bye-Laws, the Board is divided into three classes, designated Class I, Class II and Class III, with members of each class serving staggered three-year terms. Each director will serve for a term ending on the date of our third annual general meeting next following the annual general meeting at which such director was elected; provided that directors initially designated as Class I directors will serve for an initial term ending on the date of our first annual general meeting next following the annual general meeting at which such directors were elected, directors initially designated as Class II directors will serve for an initial term ending on our second annual general meeting next following the annual general meeting at which such directors were elected; and directors initially designated as Class III directors will serve for an initial term ending on our third annual general meeting next following the annual general meeting at which such directors were elected.
Our classified Board prevents shareholders from electing an entirely new board at an annual general meeting and could have the effect of delaying or discouraging an acquisition of FIHL or a change in management. The classified board will be in place until the annual general meeting occurring in 2030, following which, all of the directors shall be of one class and shall serve for a term ending at the next following annual general meeting.

Removal of Directors
Shareholders representing 80% of the Total Voting Power may, at any general meeting convened and held for such purpose in accordance with the Amended and Restated Bye-Laws, remove a director for certain specified causes, including but not limited to indictment by a court and willful and material failure or refusal to perform his or her duties as a director.
Notice of any such meeting convened for the purpose of removing a director must contain a statement of the intention so to do and be served on such director not less than sixty days before the meeting and at such meeting such director will be entitled to be heard on the motion for such director’s removal.
Shareholder Advance Notice Procedures
Notice of an annual general meeting and special general meeting must be given to shareholders at least five days before the date of such meeting, stating the date, place and time at which the meeting is to be held and business to be conducted at the meeting, including, for annual general meetings, the election of directors.
A general meeting may be called on shorter notice provided that (i) in the case of an annual general meeting, with the agreement of all of the shareholders entitled to attend and vote at such meeting and (ii) in the case of a special general meeting, with the agreement of a majority in number of the shareholders entitled to attend and vote at such meeting, together holding not less than 95% in nominal value of the shares entitled to be voted at such meeting.
Failure to provide notice of a general meeting to any person entitled to receive notice will invalidate the proceedings conducted at such meeting. The Amended and Restated Bye-Laws contain detailed provisions setting out the manner in which a notice of a general meeting must be served effectively on the shareholders.
Amendments to the Amended and Restated Bye-Laws
The Amended and Restated Bye-Laws provide that no Bye-Law may be rescinded, altered or amended and no new Bye-Law can be made, save in accordance with the Companies Act, unless a resolution is approved by a simple majority of the shareholders, provided that any rescission, alteration or amendment to bye-laws conferring special rights upon each of the Founders and TFP HoldCo, shall require the prior consent of each of the Founders and TFP HoldCo for so long as they each beneficially own a specified minimum percentage of our Common Shares or they have a designated director serving on the Board.
Meetings of Shareholders
Annual General Meetings
An annual general meeting will be held in each year at such time and place as the Board determines, unless FIHL elects to dispense with the holding of annual general meetings in accordance with the Companies Act.
Special General Meetings
The Board may convene a special general meeting whenever in its judgment such a meeting is necessary and in accordance with the advance notice provisions.
Requisitioned General Meetings
Shareholders holding not less than 10% of the paid-up share capital of FIHL carrying the right to vote at general meetings may requisition the Board to convene a special general meeting in accordance with the provisions of the Companies Act and in accordance with the advance notice provisions set out in the Amended and Restated Bye-Laws.

DESCRIPTION OF DEBT SECURITIES
The following is a general description of the terms of debt securities we may issue from time to time unless we provide otherwise in the applicable prospectus supplement. Because this section is a summary, it does not describe every aspect of any debt securities we may issue or the indenture governing any such debt securities. Particular terms of any debt securities we offer will be described in the prospectus supplement relating to such debt securities, and we urge you to read the applicable executed indenture, which will be filed with the SEC at the time of any offering of debt securities, because it, and not this description, will define the rights of holders of such debt securities.
As required by U.S. federal law for all bonds and notes of companies that are publicly offered, any debt securities we issue will be governed by a document called an “indenture,” the form of which is filed as an exhibit to the registration statement of which this prospectus forms a part. We have summarized the general features of the debt securities to be governed by the indenture. The summary is not complete. An indenture is a contract between us and a financial institution acting as trustee on behalf of the holders of the debt securities, and is subject to and governed by the Trust Indenture Act of 1939, as amended. The trustee has two main roles. First, the trustee can enforce holders’ rights against us if we default. There are some limitations on the extent to which the trustee acts on holders’ behalf, described in the second paragraph under “—Events of Default.” Second, the trustee performs certain administrative duties, such as sending interest and principal payments to holders.
A prospectus supplement will describe the particular terms of any series of debt securities we may issue, including some or all of the following:
•the title, ranking and designation of the series of debt securities;
•the total principal amount of the series of debt securities, the denominations in which the offered debt securities will be issued and whether the offering may be reopened for additional securities of that series and on what terms;
•the date or dates on which principal will be payable;
•the rate or rates (which may be either fixed or variable) and/or the method of determining such rate or rates of interest, if any;
•the date or dates from which any interest will accrue, or the method of determining such date or dates, and the date or dates on which any interest will be payable;
•the terms for redemption, extension or early repayment, if any;
•the currencies in which the series of debt securities are issued and payable;
•whether the amount of payments of principal, interest or premium, if any, on a series of debt securities will be determined with reference to an index, formula or other method and how these amounts will be determined;
•the place or places of payment, transfer, conversion and/or exchange of the debt securities;
•the provision for any sinking fund;
•any restrictive covenants;
•events of default;
•the denominations of the debt securities;
•the currency or currencies in which the debt securities will be denominated;
•if the debt securities are to be issued in the form of one or more global securities and, if so, the identity of the depositary for such global security or securities;
•any provisions for legal defeasance or covenant defeasance;
•whether and under what circumstances we will pay additional amounts in respect of any tax, assessment or governmental charge and, if so, whether we will have the option to redeem the debt securities rather than pay the additional amounts (and the terms of this option);
•any provisions for convertibility or exchangeability of the debt securities into or for any other securities;
•whether the debt securities are subject to subordination and the terms of such subordination;
•any listing of the debt securities on any securities exchange;
•if applicable, a discussion of certain U.S. federal income tax considerations, including those related to original issue discount, if applicable; and
•any other material terms.

The debt securities may be secured or unsecured obligations. Unless the prospectus supplement states otherwise, principal, interest and premium, if any, will be paid by us in immediately available funds.
General
The indenture may provide that any debt securities proposed to be sold under this prospectus and the applicable prospectus supplement relating to such debt securities (“offered debt securities”) and any debt securities issuable upon conversion or exchange of other offered securities (“underlying debt securities”) may be issued under the indenture in one or more series.
For purposes of this prospectus, any reference to the payment of principal of, or interest or premium, if any, on, debt securities will include additional amounts if required by the terms of the debt securities.
Debt securities issued under an indenture, when a single trustee is acting for all debt securities issued under the indenture, are called the “indenture securities.” The indenture may also provide that there may be more than one trustee thereunder, each with respect to one or more different series of securities issued thereunder. See “—Resignation of Trustee” below. At a time when two or more trustees are acting under an indenture, each with respect to only certain series, the term “indenture securities” means the one or more series of debt securities with respect to which each respective trustee is acting. In the event that there is more than one trustee under an indenture, the powers and trust obligations of each trustee described in this prospectus will extend only to the one or more series of indenture securities for which it is trustee. If two or more trustees are acting under an indenture, then the indenture securities for which each trustee is acting would be treated as if issued under separate indentures.
Unless otherwise described in a prospectus supplement relating to any debt securities, the indenture may not contain any provisions that would limit us to incur indebtedness.
We refer you to the applicable prospectus supplement relating to any debt securities we may issue from time to time for information with respect to any deletions from, modifications of or additions to the Events of Default or covenants that are described below, including any addition of a covenant or other provision providing event risk or similar protection, that will be applicable with respect to such debt securities.
We have the ability to issue indenture securities with terms different from those of indenture securities previously issued and, without the consent of the holders thereof, to reopen a previous issue of a series of indenture securities and issue additional indenture securities of that series unless the reopening was restricted when that series was created.
Conversion and Exchange
If any debt securities are convertible into or exchangeable for other securities, the related prospectus supplement will explain the terms and conditions of the conversion or exchange, including the conversion price or exchange ratio (or the calculation method), the conversion or exchange period (or how the period will be determined), if conversion or exchange will be mandatory or at the option of the holder or us, provisions for adjusting the conversion price or the exchange ratio and provisions affecting conversion or exchange in the event of the redemption of the underlying debt securities. These terms may also include provisions under which the number or amount of other securities to be received by the holders of the debt securities upon conversion or exchange would be calculated according to the market price of the other securities as of a time stated in the prospectus supplement.
Payment and Paying Agents
We will pay interest to the person listed in the applicable trustee’s records as the owner of the debt security at the close of business on a particular day in advance of each due date for interest, even if that person no longer owns the debt security on the interest due date. That day, often approximately two weeks in advance of the interest due date, is called the “record date.” Because we will pay all the interest for an interest period to the holders on the record date, holders buying and selling debt securities must work out between themselves the appropriate purchase price. The most common manner is to adjust the sales price of the debt securities to prorate interest fairly between buyer and seller based on their respective ownership periods within the particular interest period. This prorated interest amount is called “accrued interest.”
Original Issue Discount
The debt securities may be issued as original issue discount securities (bearing no interest or bearing interest at a rate which at the time of issuance is below market rates) to be sold at a substantial discount below their principal amount and may for various other reasons be considered to have original issue discount for U.S. federal income tax purposes. In general, original issue discount is included in the income of holders on a yield-to-maturity basis. Accordingly, depending on the terms of the debt securities, holders may be required to include amounts in income prior to the receipt thereof. Special U.S. federal income tax and other considerations applicable to original issue discount securities, if material, will be described in the related prospectus supplement.

Events of Default
Holders of debt securities of any series will have rights if an Event of Default occurs in respect of the debt securities of such series and is not cured, as described later in this subsection. The term “Event of Default” in respect of the debt securities of any series means any of the following:
•we do not pay the principal of, or any premium on, a debt security of the series on its due date;
•we do not pay interest on a debt security of the series within 30 days of its due date;
•we remain in breach of a covenant in respect of debt securities of the series for 90 days after we receive a written notice of default stating we are in breach. The notice must be sent by either the trustee or holders of at least 25% of the principal amount of debt securities of the series;
•certain events of bankruptcy, insolvency or reorganization occur (subject in each case to an applicable cure period, if any); and
•any other Event of Default occurs in respect of debt securities of the series described in the prospectus supplement.
An Event of Default for a particular series of debt securities does not necessarily constitute an Event of Default for any other series of debt securities issued under the same or any other indenture. The trustee may withhold notice to the holders of debt securities of any default, except in the payment of principal, premium or interest, if it considers the withholding of notice to be in the best interests of the holders.
Remedies if an Event of Default Occurs
If an Event of Default has occurred and has not been cured or waived, the trustee or the holders of not less than 25% in principal amount of the debt securities of the affected series may declare the entire principal amount of all the debt securities of that series to be due and immediately payable. This is called a declaration of acceleration of maturity. A declaration of acceleration of maturity may be canceled by the holders of a majority in principal amount of the debt securities of the affected series if the default is cured or waived and certain other conditions are satisfied.
Except in cases of default, where the trustee has some special duties, the trustee typically is not required to take any action under an indenture at the request of any holders unless the holders offer the trustee reasonable protection from expenses and liability (called an “indemnity”). If reasonable indemnity is provided, the holders of a majority in principal amount of the outstanding debt securities of the relevant series may direct the time, method and place of conducting any lawsuit or other formal legal action seeking any remedy available to the trustee. The trustee may refuse to follow those directions in certain circumstances.
Before a holder is allowed to bypass the trustee and bring its own lawsuit or other formal legal action or take other steps to enforce its rights or protect its interests relating to any debt securities, the following must occur:
•the holder must give the trustee written notice that an Event of Default has occurred and remains uncured;
•the holders of at least 25% in principal amount of all outstanding debt securities of the relevant series must make a written request that the trustee take action because of the default and must offer reasonable indemnity to the trustee against the cost and other liabilities of taking that action;
•the trustee must not have taken action for 60 days after receipt of the above notice and offer of indemnity; and
•the holders of a majority in principal amount of the debt securities must not have given the trustee a direction inconsistent with the above notice during that 60-day period.
However, a holder is entitled at any time to bring a lawsuit for the payment of money due on its debt securities on or after the due date. Each year, we will furnish to each trustee a written statement of certain of our officers certifying that to their knowledge we are in compliance with the indenture and the debt securities, or else specifying any default.
Waiver of Default
The holders of a majority in principal amount of the relevant series of debt securities may waive a default for all such series of debt securities. If this happens, the default will be treated as if it had not occurred. No one can waive a payment default on a holder’s debt security, however, without the holder’s approval.

Merger or Consolidation
Under the terms of an indenture, we may be permitted to consolidate or merge with another entity. We may also be permitted to sell all or substantially all of our assets to another entity. However, typically we may not take any of these actions unless all the following conditions are met:
•if we do not survive such transaction or we convey, transfer or lease our properties and assets substantially as an entirety, the acquiring company must be a corporation, limited liability company, partnership or trust, or other corporate form, organized under the laws of any state of the United States or the District of Columbia, Bermuda, or any country, which is, on the date of the indenture, a member of the Organization of Economic Co-operation and Development or the European Union, and such company must agree to be legally responsible for our debt securities, and, if not already subject to the jurisdiction of any state of the United States or the District of Columbia, Bermuda, or any country, which is, on the date of the indenture, a member of the Organization of Economic Co-operation and Development or the European Union, the new company must submit to such jurisdiction for all purposes with respect to the debt securities and appoint an agent for service of process;
•alternatively, we must be the surviving company;
•immediately after the transaction there would be no default in performance of any comment or condition;
•we must deliver certain certificates and documents to the trustee; and
•we must satisfy any other requirements specified in the prospectus supplement relating to a particular series of debt securities.
Modification or Waiver
There are three types of changes we may make to an indenture and the debt securities issued thereunder.
Changes Requiring Approval
First, there are changes that we cannot make to debt securities without specific approval of all of the holders. The following is a list of the types of changes that may require specific approval:
•extend the stated maturity of a debt security;
•reduce any the principal of or rate of interest due on a debt security;
•reduce the amount of principal payable upon acceleration of the maturity of a security following a default;
•at any time after a change of control has occurred, reduce any premium payable upon a change of control;
•change the place or currency of payment on a debt security (except as otherwise described in the prospectus or prospectus supplement);
•impair the right of holders to sue for payment;
•reduce the percentage of holders of debt securities whose consent is needed to modify or amend the indenture; and
•change any obligation we have to pay additional amounts.
Changes Not Requiring Approval
The second type of change does not require any vote by the holders of the debt securities. This type is limited to clarifications and certain other changes that would not adversely affect holders of the out standing debt securities in any material respect, including the addition of covenants and guarantees. We also do not need any approval to make any change that affects only debt securities to be issued under the indenture after the change takes effect.
Changes Requiring Majority Approval
Any other change to the indenture and the debt securities may require the following approval:
•if the change affects only one series of debt securities, it must be approved by the holders of a majority in principal amount of that series; and
•if the change affects more than one series of debt securities issued under the same indenture, it must be approved by the holders of a majority in principal amount of all of the series affected by the change, with all affected series voting together as one class for this purpose.

The holders of a majority in principal amount of all of the series of debt securities issued under an indenture, voting together as one class for this purpose, may waive our compliance obligations with respect to some of our covenants in that indenture. However, we cannot obtain a waiver of a payment default or of any of the matters covered by the bullet points included above under “—Modification or Waiver—Changes Requiring Approval.”
Further Details Concerning Voting
We generally will be entitled to set any day not more than 60 days or less than five days prior to the proposed date of such vote as a record date for the purpose of determining the holders of outstanding indenture securities that are entitled to vote or take other action under the indenture. If we set a record date for a vote or other action to be taken by holders of one or more series, that vote or action may be taken only by persons who are holders of outstanding indenture securities of those series on the record date and must be taken within 11 months following the record date.
Book-entry and other indirect holders will need to consult their banks or brokers for information on how approval may be granted or denied if we seek to change the indenture or the debt securities or request a waiver.
Debt securities will not be considered outstanding, and therefore not eligible to vote, if we have deposited or set aside in trust money for their payment or redemption. Debt securities will also not be eligible to vote if they have been fully defeased as described later under “—Defeasance—Legal Defeasance.”
Covenant Defeasance and Defeasance
The following provisions will be applicable to each series of debt securities unless we state in the applicable prospectus supplement that the provisions of covenant defeasance and legal defeasance will not be applicable to that series.
Covenant Defeasance
We can make the deposit described below and be released from some of the restrictive covenants in the indenture under which the particular series was issued. This is called “covenant defeasance.” In that event, the holders would lose the protection of those restrictive covenants but would gain the protection of having money and government securities set aside in trust to repay holders’ debt securities. If applicable, a holder also would be released from the subordination provisions described under “Indenture Provision—Subordination” below. In order to achieve covenant defeasance, we must do the following:
•If the debt securities of the particular series are denominated in U.S. dollars, we must deposit in trust for the benefit of all holders of such debt securities a combination of money and U.S. government or U.S. government agency notes or bonds that will generate enough cash to make interest, principal and any other payments on the debt securities on their various due dates;
•We may be required to deliver to the trustee a legal opinion of our counsel confirming that, under current U.S. federal income tax law, we may make the above deposit without causing the holders to be taxed on the debt securities any differently than if we did not make the deposit and just repaid the debt securities ourselves at maturity; and
•We must deliver to the trustee certain documentation stating that all conditions precedent to covenant defeasance have been complied with.
If we accomplish covenant defeasance, holders can still look to us for repayment of the debt securities if there were a shortfall in the trust deposit or the trustee is prevented from making payment. In fact, if one of the remaining Events of Default occurred (such as our bankruptcy) and the debt securities became immediately due and payable, there might be a shortfall. Depending on the event causing the default, holders may not be able to obtain payment of the shortfall.
Defeasance
As described below, we can legally release ourselves from all payment and other obligations on the debt securities of a particular series (called “defeasance”), (1) if there is a change in U.S. federal tax law that allows us to effect the release without causing the holders to be taxed any differently than if the release had not occurred, and (2) if we put in place the following other arrangements for holders to be repaid:
•If the debt securities of the particular series are denominated in U.S. dollars, we must deposit in trust for the benefit of all holders of such debt securities a combination of money and U.S. government or U.S. government agency notes or bonds that will generate enough cash to make interest, principal and any other payments on the debt securities on their various due dates;
•We may be required to deliver to the trustee a legal opinion confirming that there has been a change in current U.S. federal tax law or an Internal Revenue Service ruling that allows us to make the above deposit without causing the holders to be taxed on the debt securities any differently than if we did not make the deposit and just repaid the debt securities ourselves at maturity. Under current U.S.federal tax law, the deposit and our legal release from the debt securities would be treated as though we paid each holder its share of the cash and notes or bonds at the time the cash and notes or bonds were deposited in trust in exchange for its debt securities and holders would recognize gain or loss on the debt securities at the time of the deposit; and
•We must deliver to the trustee a legal opinion and officers’ certificate stating that all conditions precedent to legal defeasance have been complied with.
If we ever did accomplish legal defeasance, as described above, holders would have to rely solely on the trust deposit for repayment of the debt securities. Holders could not look to us for repayment in the unlikely event of any shortfall. Conversely, the trust deposit would most likely be protected from claims of our lenders and other creditors if we ever became bankrupt or insolvent. If applicable, holders would also be released from the subordination provisions described later under “—Indenture Provisions—Subordination.”
Resignation of Trustee
Each trustee may resign or be removed with respect to one or more series of indenture securities. Upon receiving such notice of resignation, we must promptly appoint a successor trustee, provided that a successor trustee is appointed to act with respect to such series. In the event that two or more persons are acting as trustee with respect to different series of indenture securities under the indenture, each of the trustees will be a trustee of a trust separate and apart from the trust administered by any other trustee.
Indenture Provisions - Subordination
Debt securities may be our subordinated obligations as specified in a supplement to this prospectus. Upon any distribution of our assets upon our dissolution, winding up, liquidation or reorganization, the payment of the principal of (and premium, if any) and interest on any indenture securities denominated as subordinated debt securities is to be subordinated to the extent provided in the indenture in right of payment to the prior payment in full of all Senior Indebtedness (defined below), but our obligation to holders to make payment of the principal of (and premium, if any) and interest on such subordinated debt securities will not otherwise be affected. In addition, no payment on account of principal (or premium, if any), interest or sinking fund, if any, may be made on such subordinated debt securities at any time unless full payment of all amounts due in respect of the principal (and premium, if any), interest and sinking fund, if any, on Senior Indebtedness has been made or duly provided for in money or money’s worth.
In the event that, notwithstanding the foregoing, any payment from us is received by the trustee in respect of subordinated debt securities or by the holders of any of such subordinated debt securities before all Senior Indebtedness is paid in full, the payment or distribution must be paid over to the holders of the Senior Indebtedness or on their behalf for application to the payment of all the Senior Indebtedness remaining unpaid until all the Senior Indebtedness has been paid in full, after giving effect to any concurrent payment or distribution to the holders of the Senior Indebtedness. Subject to the payment in full of all Senior Indebtedness, the holders of such subordinated debt securities will be subrogated to the rights of the holders of the Senior Indebtedness to the extent of payments made to the holders of the Senior Indebtedness out of the distributive share of such subordinated debt securities.
By reason of this subordination, in the event of a distribution of our assets upon our insolvency, certain of our senior creditors may recover more, ratably, than holders of any subordinated debt securities. The related indenture will provide that these subordination provisions will not apply to money and securities held in trust under the defeasance provisions of the indenture.
“Senior Indebtedness” will be defined in an applicable indenture as the principal of (and premium, if any) and unpaid interest on:
•our indebtedness (including indebtedness of others guaranteed by us), whenever created, incurred, assumed or guaranteed, for money borrowed (other than indenture securities issued under the indenture and denominated as subordinated debt securities), unless in the instrument creating or evidencing the same or under which the same is outstanding it is provided that this indebtedness is not senior or prior in right of payment to the subordinated debt securities; and
•renewals, extensions, modifications and refinancings of any of such indebtedness.
The prospectus supplement accompanying any series of indenture securities denominated as subordinated debt securities will set forth the approximate amount of our Senior Indebtedness outstanding as of a recent date.
Trustee
We intend to name the indenture trustee for each series of indenture securities in the related prospectus supplement.
Certain Considerations Relating to Foreign Currencies
Debt securities denominated or payable in foreign currencies may entail significant risks. These risks include the possibility of significant fluctuations in the foreign currency markets, the imposition or modification of foreign exchange controls and potential illiquidity in the secondary market. These risks will vary depending upon the currency or currencies involved and will be more fully described in the applicable prospectus supplement.

Governing Law
Unless otherwise specified in the applicable prospectus supplement, the indentures and the debt securities will be governed by, and construed in accordance with, the laws of the State of New York applicable to agreements made or instruments entered into and, in each case, performed in that state.

DESCRIPTION OF WARRANTS
We may issue warrants for the purchase of our Common Shares, preference securities or debt securities. We may issue warrants independently or together with other securities, and the warrants may be attached to or separate from any offered securities. If a series of warrants will be issued under a separate warrant agreement to be entered into between us and the investors or a warrant agent, we will so specify in the applicable prospectus supplement. The following summary of the material provisions of the warrants and warrant agreements is subject to, and qualified in its entirety by reference to, all the provisions of the warrants and any warrant agreement applicable to a particular series of warrants. The terms of any warrants offered under a prospectus supplement may differ from the terms described below. We urge you to read the applicable prospectus supplement, as well as the complete warrants and warrant agreements that contain the terms of the warrants.
The material terms of any issue of warrants will be described in the prospectus supplement relating to the issue. Those terms may include:
•the number of Common Shares or preference securities purchasable upon the exercise of warrants to purchase such securities and the price at which such number of securities may be purchased upon such exercise;
•a summary of the designation and terms (including, without limitation, liquidation, dividend, conversion and voting rights) of the series of preference securities purchasable upon exercise of warrants to purchase preference securities as set forth in the certificate of designation for such series of preference securities;
•the principal amount of debt securities that may be purchased upon exercise of a debt warrant and the exercise price for the warrants, which may be payable in cash, securities or other property;
•the date, if any, on and after which the warrants and the related debt securities, preference securities or Common Shares will be separately transferable;
•the terms of any rights to redeem or call the warrants;
•the date on which the right to exercise the warrants will commence and the date on which the right will expire;
•if necessary, a discussion of material U.S. federal income tax consequences or other material tax consequences applicable to the warrants; and
•any additional terms of the warrants, including terms, procedures, and limitations relating to the exchange, exercise and settlement of the warrants.
Each warrant will entitle its holder to purchase the principal amount of debt securities or the number of Common Shares of or preference securities at the exercise price set forth in, or calculable as set forth in, the applicable prospectus supplement. Unless we otherwise specify in the applicable prospectus supplement, holders of the warrants may exercise the warrants at any time up to the specified time on the expiration date that we set forth in the applicable prospectus supplement. After the close of business on the expiration date, unexercised warrants will become void.
A holder of warrant certificates may exchange them for new warrant certificates of different denominations, present them for registration of transfer and exercise them at the corporate trust office of the warrant agent or any other office indicated in the applicable prospectus supplement. Until any warrants to purchase debt securities are exercised, the holder of the warrants will not have any rights of holders of the debt securities that can be purchased upon exercise, including any rights to receive payments of principal, premium or interest on the underlying debt securities or to enforce covenants in the applicable indenture. Until any warrants to purchase Common Shares or preference securities are exercised, the holders of the warrants will not have any rights of holders of the underlying Common Shares or preference securities, including any rights to receive dividends or payments upon any liquidation, dissolution or winding up on the Common Shares or preference securities, if any.
Warrant agreements will not generally be qualified as indentures, and warrant agents will not generally be required to qualify as trustees, under the Trust Indenture Act. Therefore, holders of warrants issued under a warrant agreement may not have the protection of the Trust Indenture Act with respect to their warrants.
In the case of any warrants issued under warrant agreements that are not qualified as indentures under the Trust Indenture Act, each warrant agent will act solely as our agent in connection with the issuance and exercise of the applicable warrants and will not assume any obligation or relationship of agency or trust for or with any registered holder of or owner of a beneficial interest in any warrant. A warrant agent will not be obligated to take any action on behalf of those holders or owners to protect their rights under the warrants.
Unless otherwise stated in the prospectus supplement or supplements, the warrants and each warrant agreement will be governed by New York law.

DESCRIPTION OF UNITS
We may issue units consisting of any combination of Common Shares, preference securities, debt securities or warrants to purchase Common Shares, preference securities or debt securities offered under this prospectus in one or more series. We may elect to evidence each series of units by unit certificates that we will issue under a separate unit agreement. We may enter into unit agreements with a unit agent. Each unit agent will be a bank or trust company that we select. We will indicate the name and address of the unit agent in the applicable prospectus supplement relating to a particular series of units.
The following description, together with the additional information included in any applicable prospectus supplement, summarizes the general features of the units that we may offer under this prospectus. You should read any prospectus supplement related to the series of units being offered, as well as the complete unit agreements that contain the terms of the units. Specific unit agreements will contain additional important terms, and we will file as an exhibit to the registration statement of which this prospectus is a part, or will incorporate by reference from another report that we file with the SEC, the form of each unit agreement relating to units offered under this prospectus.
If we offer any units, certain terms of that series of units will be described in the applicable prospectus supplement, including, without limitation, the following, as applicable:
•the title of the series of units;
•identification and description of the separate constituent securities comprising the units;
•the price or prices at which the units will be issued;
•the date, if any, on and after which the constituent securities comprising the units will be separately transferable;
•if applicable, a discussion of certain material U.S. federal income tax considerations or other materials tax consequences applicable to the units; and
•any other material terms of the units and their constituent securities.

DESCRIPTIONS OF RIGHTS
The following is a general description of the terms of the rights we may issue from time to time unless we provide otherwise in the applicable prospectus supplement. Particular terms of any rights we offer will be described in the prospectus supplement relating to such rights.
General
We may issue rights to purchase Common Shares, preference securities, debt securities or units. Rights may be issued independently or together with other securities and may or may not be transferable by the person purchasing or receiving the rights. In connection with any rights offering to our shareholders, we may enter into a standby underwriting, backstop or other arrangement with one or more underwriters or other persons pursuant to which such underwriters or other persons would purchase any offered securities remaining unsubscribed for after such rights offering. In connection with a rights offering to our shareholders, we would distribute certificates evidencing the rights and a prospectus supplement to our shareholders on or about the record date that we set for receiving rights in such rights offering.
The applicable prospectus supplement will describe the following terms of any rights we may issue, including some or all of the following:
•the title and aggregate number of the rights;
•the subscription price or a formula for the determination of the subscription price for the rights and the currency or currencies in which the subscription price may be payable;
•if applicable, the designation and terms of the securities with which the rights are issued and the number of rights issued with each such security or each principal amount of such security;
•the number or a formula for the determination of the number of the rights issued to each security holder;
•the extent to which the rights are transferable;
•in the case of rights to purchase debt securities, the principal amount of debt securities purchasable upon exercise of one right;
•in the case of rights to purchase Common Shares or preference securities, the type and number of securities purchasable upon exercise of one right;
•the date on which the right to exercise the rights will commence, and the date on which the rights will expire (subject to any extension);
•if applicable, the minimum or maximum amount of the rights that may be exercised at any one time;
•the extent to which such rights include an over-subscription privilege with respect to unsubscribed securities;
•if applicable, the procedures for adjusting the subscription price and number of Common Shares or preference securities purchasable upon the exercise of each right upon the occurrence of certain events, including stock splits, reverse stock splits, combinations, subdivisions or reclassifications of Common Shares or preference securities;
•the effect on the rights of any merger, consolidation, sale or other disposition of our business;
•the terms of any rights to redeem or call the rights;
•information with respect to book-entry procedures, if any;
•the terms of the securities issuable upon exercise of the rights;
•if applicable, the material terms of any standby underwriting, backstop or other purchase arrangement that we may enter into in connection with the rights offering;
•if applicable, a discussion of certain material U.S. federal income tax or other material tax considerations; and
•any other terms of the rights, including terms, procedures and limitations relating to the exchange and exercise of the rights.
Exercise of Rights
Each right will entitle the holder to purchase for cash or other consideration such number or principal amount of securities at the subscription price as shall in each case be set forth in, or be determinable as set forth in, the prospectus supplement relating to the rights offered thereby. Rights may be exercised as set forth in the applicable prospectus supplement beginning on the date specified therein and continuing until the close of business on the expiration date set forth in the prospectus supplement relating to the rights offered thereby. After the close of business on the expiration date, unexercised rights will become void.
Upon receipt of payment and a subscription certificate properly completed and duly executed at the corporate trust office of the subscription agent or any other office indicated in the prospectus supplement, we will, as soon as practicable, forward the securities purchasable upon such exercise. If less than all of the rights represented by such subscription certificate are exercised, a new subscription certificate will be issued for the remaining rights. If we so indicate in the applicable prospectus supplement, holders of the rights may surrender securities as all or part of the exercise price for rights.
We may determine to offer any unsubscribed offered securities directly to shareholders, persons other than shareholders, to or through agents, underwriters or dealers or through a combination of such methods, including pursuant to standby underwriting, backstop or other arrangements, as set forth in the applicable prospectus supplement.
Prior to exercising their rights, holders of rights will not have any of the rights of holders of the securities purchasable upon subscription, including, in the case of rights to purchase Common Shares or preference securities, the right to receive dividends, if any, or payments upon our liquidation, dissolution or winding up or to exercise any voting rights or, in the case of rights to purchase debt securities, the right to receive principal, premium, if any, or interest payments, on the debt securities purchasable upon exercise or to enforce covenants in the applicable indenture.

COMPARISON OF SHAREHOLDER RIGHTS
Prospective investors should be aware that the Bermuda Companies Act 1981 (the “Companies Act”), which applies to us, differs in certain material respects from laws generally applicable to U.S. companies incorporated in the State of Delaware and their shareholders. The following is a summary of certain significant differences between the Companies Act (including modifications adopted pursuant to our Amended and Restated Bye-Laws) and Bermuda common law applicable to us and our shareholders, on the one hand, and the provisions of the Delaware General Corporation Law applicable to U.S. companies organized under the laws of Delaware and their shareholders, on the other hand.
Duties of Directors
The Companies Act authorizes the directors of a company, subject to its bye-laws, to exercise all powers of the company except those that are required by the Companies Act or the company’s bye-laws to be exercised by the shareholders of the company. Our Amended and Restated Bye-Laws provide that our business is to be managed and conducted by the Board. In accordance with Bermuda common law, members of a board of directors owe a fiduciary duty to the company to act in good faith in their dealings with or on behalf of the company and exercise their powers and fulfill the duties of their office honestly. This duty includes the following essential elements:
•a duty to act in good faith in the best interests of the company;
•a duty not to make a personal profit from opportunities that arise from the office of director;
•a duty to avoid situations in which there is an actual or potential conflict between a personal interest or the duties owed; and
•a duty to exercise powers for the purpose for which such powers were intended.
The Companies Act imposes a duty on directors and officers of a Bermuda company:
•to act honestly and in good faith with a view to the best interests of the company; and
•to exercise the care, diligence and skill that a reasonably prudent person would exercise in comparable circumstances.
The Companies Act also imposes various duties on directors and officers of a company with respect to certain matters of management and administration of such company.
Under Bermuda law, directors and officers generally owe fiduciary duties to the company itself, not to the company’s individual shareholders or members, creditors, or any class of shareholders, members or creditors. Our shareholders may not have a direct cause of action against our directors.
Under Delaware law, the business and affairs of a company are managed by or under the direction of its board of directors. In exercising their powers, directors are charged with a fiduciary duty of care to protect the interests of the company and a fiduciary duty of loyalty to act in the best interests of its shareholders. The duty of care requires that a director act in good faith, with the care that an ordinarily prudent person would exercise under similar circumstances. Under this duty, a director must inform himself of, and disclose to shareholders, all material information reasonably available regarding a significant transaction. The duty of loyalty requires that a director act in a manner he or she reasonably believes to be in the best interests of the company. He or she must not use his or her corporate position for personal gain or advantage. This duty prohibits self-dealing by a director and mandates that the best interests of the company and its shareholders take precedence over any interest possessed by a director, officer or controlling shareholder and not shared by the shareholders generally. In general, actions of a director are presumed to have been made on an informed basis, in good faith and in the honest belief that the action taken was in the best interests of the company. However, this presumption may be rebutted by evidence of a breach of one of the fiduciary duties. Should such evidence be presented concerning a transaction by a director, a director must prove the procedural fairness of the transaction, and that the transaction was of fair value to the company.
Interested Directors
Bermuda law provides that a transaction entered into by us in which a director has an interest will not be voidable by us and such director will not be liable to us for any profit realized pursuant to such transaction as a result of such interest, provided that the nature of the interest is disclosed at the first opportunity, either at a meeting of directors or in writing to the directors. While we are not aware of any Bermuda case law on the meaning of “first opportunity,” a Bermuda court will likely employ a practical interpretation of those words.
Subject to the NYSE rules and applicable U.S. securities laws, our Amended and Restated Bye-Laws do not require directors to recuse themselves from any discussion or decision involving any contract or proposed contract or arrangement in which the director is directly or indirectly interested so long as the nature of the interest is disclosed, and such director may be counted in the quorum for such meeting, unless the Board by resolution of a simple majority of the Board (which vote shall exclude the interested director) requires the director to abstain from any vote on the conflicted matter.

Under Delaware law, such transaction would not be voidable if: (i) the material facts as to such interested director’s relationship or interests are disclosed or are known to the board of directors and the board in good faith authorizes the transaction by the affirmative vote of a majority of the disinterested directors; (ii) such material facts are disclosed or are known to the shareholders entitled to vote on such transaction and the transaction is specifically approved in good faith by vote of the majority of shares entitled to vote on the matter; or (iii) the transaction is fair as to the company as of the time it is authorized, approved or ratified. Under Delaware law, such interested director could be held liable for a transaction in which such director derived an improper personal benefit.
Voting Rights and Quorum Requirements
Under Bermuda law, the voting rights of our shareholders are regulated by our Amended and Restated Bye-Laws and, in certain circumstances, the Companies Act. Generally, except as otherwise provided in the Amended and Restated Bye-Laws or the Companies Act, any action or resolution requiring approval of the shareholders may be passed by a simple majority of the shareholders. Any individual who is our shareholder and who is present at a meeting may vote in person, as may any corporate shareholder that is represented by a duly authorized representative at a meeting of shareholders. Our Amended and Restated Bye-Laws also permit attendance at general meetings by proxy, provided that the instrument appointing the proxy is in the form specified in the Amended and Restated Bye-Laws or such other form as the Board may determine.
Holders of the Common Shares have one vote for each Common Share held by them and are entitled to vote at all meetings of the shareholders.
In the event of the liquidation, dissolution or winding up of FIHL, the holders of the Common Shares will be entitled to share equally and ratably in our assets, if any, remaining after the payment of all our debts and liabilities, subject to the liquidation preference on any issued and outstanding preference securities, including our Series A Preference Securities.
If at any time, FIHL has more than one class of shares, the rights attaching to any class, unless otherwise provided for by the terms of issue of the relevant class, may be varied with the approval of the Board and with the consent in writing of the holders of a Simple Majority (as defined in the Amended and Restated Bye-Laws) of that class or with the sanction of a resolution passed by a Simple Majority at a separate general meeting of the holders of the shares of the class at which meeting the necessary quorum will be two persons at least holding or representing by proxy a Simple Majority. The Amended and Restated Bye-Laws specify that the creation or issuance of shares ranking pari passu or senior with existing shares will not, unless expressly provided by the terms of issue of existing shares, vary the rights attached to existing shares.
Under Delaware law, unless otherwise provided in a company’s certificate of incorporation, each shareholder is entitled to one vote for each share of stock held by the shareholder. Delaware law provides that unless otherwise provided in a company’s certificate of incorporation or bylaws, a majority of the shares entitled to vote, present in person or represented by proxy, constitutes a quorum at a meeting of shareholders. In matters other than the election of directors, with the exception of special voting requirements related to extraordinary transactions, and unless otherwise provided in a company’s certificate of incorporation or bylaws, the affirmative vote of a majority of shares present in person or represented by proxy and entitled to vote at a meeting in which a quorum is present is required for shareholder action, and the affirmative vote of a plurality of shares present in person or represented by proxy and entitled to vote at the meeting is required for the election of directors.
Amalgamations, Mergers and Similar Arrangements
The amalgamation or merger of a Bermuda company with another company or corporation (other than certain affiliated companies) requires the amalgamation or merger agreement to be approved by the company’s board of directors and by its shareholders. Unless the company’s bye-laws provide otherwise, the approval of 75% of the shareholders voting at such meeting is required to approve the amalgamation or merger agreement, and the quorum for such meeting must be two persons holding or representing more than one-third of the issued shares of the company.
Under Bermuda law, in the event of an amalgamation or merger of a Bermuda company with another company or corporation, a shareholder of the Bermuda company who did not vote in favor of the amalgamation or merger and is not satisfied that fair value has been offered for such shareholder’s shares may, within one month of notice of the shareholders meeting, apply to the Supreme Court of Bermuda to appraise the fair value of those shares.
Under Delaware law, with certain exceptions, a merger, consolidation or sale of all or substantially all the assets of a corporation must be approved by the board of directors and a majority of the issued and outstanding shares entitled to vote on such transaction. A shareholder of a company participating in certain merger and consolidation transactions may, under certain circumstances, be entitled to appraisal rights, such as having a court determine the fair value of the stock or requiring the company to pay such value in cash. However, such appraisal right is not available to shareholders if the stock received in such transaction is listed on a national securities exchange, including the NYSE.

Acquisitions
Under Bermuda law, an acquiring party is generally able to acquire compulsorily the common shares of minority holders of a company in the following ways:
•By a procedure under the Companies Act known as a “scheme of arrangement.” The Companies Act enables the Supreme Court of Bermuda to approve a scheme of arrangement between a company and its shareholders or any class of shareholders. If the requisite majority (being a majority in number of shareholders representing 75% in value) agrees to the acquisition of their shares pursuant to the terms of the scheme, and the Supreme Court sanctions the scheme, the remaining shares can be compulsorily acquired. Schemes may provide for the target’s shares to be either transferred or cancelled, but unlike a transfer scheme, a cancellation scheme requires the company to pass a solvency test. In either case, dissenting shareholders do not have express statutory appraisal rights although shareholders have a right to appear at the hearing, and the Supreme Court will only sanction a scheme if the Supreme Court is satisfied that the scheme is fair. Shares owned by the acquirer can be voted to approve the scheme, but the Supreme Court will be concerned to see that the shareholders approving the scheme are fairly representative of the general body of shareholders.
•If the acquiring party is a company, by acquiring pursuant to a tender offer 90% of the shares or class of shares not already owned by, or by a nominee for, the acquiring party (the “offeror”), or any of its subsidiaries. If an offeror has, within four months after the making of an offer for all the shares or class of shares not owned by, or by a nominee for, the offeror, or any of its subsidiaries, obtained the approval of the holders of 90% or more of all the shares to which the offer relates, the offeror may, at any time within two months beginning with the date on which the approval was obtained, by notice compulsorily acquire the shares of any non-tendering shareholder on the same terms as the original offer unless the Supreme Court of Bermuda (on application made within a one-month period from the date of the offeror’s notice of its intention to acquire such shares) orders otherwise.
•Where the acquiring party or parties hold not less than 95% of the shares or a class of shares of the company, by acquiring, pursuant to a notice given to the remaining shareholders or class of shareholders, the shares of such remaining shareholders or class of shareholders. When this notice is given, the acquiring party is entitled and bound to acquire the shares of the remaining shareholders on the terms set out in the notice, unless a remaining shareholder, within one month of receiving such notice, applies to the Supreme Court of Bermuda for an appraisal of the value of their shares. This provision only applies where the acquiring party offers the same terms to all holders of shares whose shares are being acquired.
Delaware law provides that a parent corporation, by resolution of its board of directors and without any shareholder vote, may merge with any subsidiary of which it owns at least 90% of each class of its capital stock. Upon any such merger, and in the event the parent corporation does not own all of the stock of the subsidiary, dissenting shareholders of the subsidiary are entitled to certain appraisal rights. Delaware law also provides, subject to certain exceptions, that if a person acquires 15% of voting stock of a company, the person is an “interested shareholder” and may not engage in “business combinations” with the company for a period of three years from the time the person acquired 15% or more of voting stock.
Dissenters’ Rights of Appraisal
Under Bermuda law, in the event of an amalgamation or merger of a Bermuda company with another company or corporation, a shareholder of the Bermuda company who did not vote in favor of the amalgamation or merger and who is not satisfied that fair value has been offered for such shareholder’s shares may, within one month of notice of the shareholders’ meeting, apply to the Supreme Court of Bermuda to appraise the fair value of those shares. Under Bermuda law, each share of an amalgamating or merging company carries the right to vote in respect of an amalgamation or merger whether or not it otherwise carries the right to vote.
In addition, any minority shareholder receiving notice that the holders of 95% or more of a company’s shares or class of shares intend to compulsorily acquire the minority shareholder’s shares may, within one month of receiving the notice, apply to the Supreme Court of Bermuda to appraise the value of the shares.
Appraisal rights are available under Delaware law for any class or series of common shares of a corporation in a merger or consolidation, subject to limited exceptions, such as a merger or consolidation of corporations listed on a national securities exchange in which listed stock is the offered consideration.
Shareholders’ Suits
Class actions and derivative actions are generally not available to shareholders under Bermuda law. The Bermuda courts, however, would ordinarily be expected to permit a shareholder to commence an action in the name of a company to remedy a wrong to the company where the act complained of is alleged to be beyond the corporate power of the company or illegal, or would result in the violation of the company’s memorandum of association or bye-laws.

Furthermore, consideration would be given by a Bermuda court to acts that are alleged to constitute a fraud against the minority shareholders or, for instance, where an act requires the approval of a greater percentage of the company’s shareholders than that which actually approved it.
Class actions and derivative actions generally are available to shareholders under Delaware law for, among other things, breach of fiduciary duty, corporate waste and actions not taken in accordance with applicable law. In such actions, the court generally has discretion to permit the winning party to recover attorneys’ fees incurred in connection with such action.
Indemnification of Directors and Officers
Section 98 of the Companies Act provides generally that a Bermuda company may indemnify its directors, officers and auditors against any liability which by virtue of any rule of law would otherwise be imposed on them in respect of any negligence, default, breach of duty or breach of trust, except in cases where such liability arises from fraud or dishonesty of which such director, officer or auditor may be guilty in relation to the company. Section 98 further provides that a Bermuda company may indemnify its directors, officers and auditors against any liability incurred by them in defending any proceedings, whether civil or criminal, in which judgment is awarded in their favor or in which they are acquitted or granted relief by the Supreme Court of Bermuda pursuant to Section 281 of the Companies Act. Section 98 of the Companies Act further provides that a company may advance moneys to an officer or auditor for the costs, charges and expenses incurred by the officer or auditor in defending any civil or criminal proceedings against them, on condition that the officer or auditor shall repay the advance if any allegation of fraud or dishonesty is proved against them.
We have adopted provisions in our Amended and Restated Bye-Laws that provide that we shall indemnify our officers and directors in respect of their actions and omissions except in respect of fraud or dishonesty. Pursuant to our Amended and Restated Bye-Laws, our shareholders have agreed to waive any claim or right of action such shareholder may have, whether individually or by or in our right, against any director or officer on account of any action taken by such director or officer, or the failure of such director or officer to take any action in the performance of his or her duties with or for us or any of our subsidiaries, provided that such waiver does not extend to any matter in respect of any fraud or dishonesty in relation to us which may attach to such director or officer.
Under Delaware law, a corporation may include in its certificate of incorporation a provision that, subject to the limitations described below, eliminates or limits director liability to the corporation or its shareholders for monetary damages for breaches of their fiduciary duty of care. Under Delaware law, a director’s liability cannot be eliminated or limited for: (i) breaches of the duty of loyalty; (ii) acts or omissions not in good faith or that involve intentional misconduct or a knowing violation of law; (iii) the payment of unlawful dividends or expenditure of funds for unlawful stock purchases or redemptions; or (iv) transactions from which such director derived an improper personal benefit.
Delaware law provides that a corporation may indemnify a director, officer, employee or agent of the corporation against any liability or expenses incurred in any civil, criminal, administrative or investigative proceeding if they acted in good faith and in a manner they reasonably believed to be in or not opposed to the best interests of the corporation and, with respect to any criminal proceeding, had no reasonable cause to believe their conduct was unlawful, except that in any action brought by or in the right of the corporation, such indemnification may be made only for expenses (not judgments or amounts paid in settlement) and may not be made even for expenses if the officer, director or other person is adjudged liable to the corporation (unless otherwise determined by the court). In addition, under Delaware law, to the extent that a director or officer of a corporation has been successful on the merits or otherwise in defense of any proceeding referred to above, he or she must be indemnified against expenses (including attorneys’ fees) actually and reasonably incurred by that party. Furthermore, under Delaware law, a corporation is permitted to maintain directors’ and officers’ insurance.
Meeting of Shareholders
The Companies Act requires an annual meeting of shareholders unless waived by resolution of shareholders. Our Amended and Restated Bye-Laws provide that, subject to an election made by us in accordance with the Companies Act to dispense with the holding of annual general meetings, an annual general meeting will be held in each year at such time and place as the Board determines.
Under our Amended and Restated Bye-Laws, a special general meeting of shareholders may be held when the Board, in its judgment, decides such a meeting is necessary. In addition, the Board shall, on the requisition of shareholders holding at the date of the deposit of the requisition not less than 10% of our paid-up share capital, forthwith proceed to convene a special general meeting and the provisions of the Companies Act shall apply.
Delaware law permits the board of directors or any person who is authorized under a corporation’s certificate of incorporation or bylaws to call a special meeting of shareholders.
Notice of Shareholder Meetings
Bermuda law and our Amended and Restated Bye-Laws require that notice of an annual general meeting and special general meeting must be given to each shareholder entitled to attend and vote thereat at least five days before the date of such meeting, stating the date, place and time at which the meeting is to be held and business to be conducted at the meeting, including, for annual general meetings, the election of directors.
A general meeting shall, notwithstanding that it is called on shorter notice than that specified in the Amended and Restated Bye-Laws, be deemed to have been properly called provided that (i) in the case of an annual general meeting, with the agreement of all of the shareholders entitled to attend and vote at such meeting and (ii) in the case of a special general meeting, with the agreement of a majority in number of the shareholders entitled to attend and vote at such meeting, together holding not less than 95% in nominal value of the shares entitled to be voted at such meeting.
The accidental omission to give notice of a general meeting to, or the non-receipt of a notice of a general meeting by, any person entitled to receive notice shall not invalidate the proceedings conducted at such meeting. The Amended and Restated Bye-Laws contain detailed provisions setting out the manner in which a notice of a general meeting must be served effectively on the shareholders.
Under Delaware law, a company is generally required to give written notice of any meeting not less than ten days or more than sixty days before the date of the meeting to each shareholder entitled to vote at the meeting.
Dividends and Other Distributions
Under Bermuda law, a company may not declare or pay a dividend, or make a distribution out of contributed surplus, if there are reasonable grounds for believing that (i) it is, or would after the payment be, unable to pay its liabilities as they become due; or (ii) the realizable value of its assets would thereafter be less than its liabilities. “Contributed surplus” is defined for purposes of Section 54 of the Companies Act to include the proceeds arising from donated shares, credits resulting from the redemption or conversion of shares at less than the amount set up as nominal capital, and donations of cash and other assets to the company.
Under Delaware law, subject to any restrictions contained in the company’s certificate of incorporation, a company may pay dividends out of surplus or, if there is no surplus, out of net profits for the fiscal year in which the dividend is declared and for the preceding fiscal year. Delaware law also provides that dividends may not be paid out of net profits if, after the payment of the dividend, capital is less than the capital represented by the outstanding stock of all classes having a preference upon the distribution of assets.
Inspection of Corporate Records
Members of the general public have the right to inspect our public documents available at the office of the Registrar of Companies in Bermuda.
These documents include our memorandum of association and any charges on our assets. Our shareholders have the additional right to inspect our Amended and Restated Bye-Laws, minutes of general meetings and audited financial statements, all of which must be presented to the annual general meeting of shareholders.
The register of members of a company is also open to inspection by shareholders and members of the general public without charge. The register of members is required to be open for inspection for not less than two hours in any business day (subject to the ability of a company to close the register of members for not more than 30 days in a year). A company is required to maintain its share register in Bermuda but may, subject to the provisions of the Companies Act, establish a branch register outside of Bermuda. A company is required to keep at its registered office a register of directors and officers and a list of its directors must be filed with the Registrar of Companies where it will be available for public inspection. Bermuda law does not, however, provide a general right for shareholders to inspect or obtain copies of any other corporate records.
Delaware law requires that a company, within ten days before a meeting of shareholders, prepare and make available a complete list of shareholders entitled to vote at the meeting. This list must be open to the examination of any shareholder for any purpose relating to the meeting for a period of at least ten days prior to the meeting, either on a reasonably accessible electronic network or during ordinary business hours at the principal place of business of the company. Delaware law also permits a shareholder to inspect the company’s books and records if the shareholder can establish that he or she is a shareholder of the company, that the shareholder has complied with Delaware law with respect to the form and manner of making demand for inspection of corporate records, and that the inspection by the shareholder is for a proper purpose.
Shareholder Proposals
Under Bermuda law, upon the requisition in writing of such number of shareholders as is hereinafter specified and at their own expense (unless the company otherwise resolves), the company will be required to: (i) give notice to all shareholders entitled to receive notice of the annual general meeting of any resolution which may properly be moved and is intended to be moved at the next annual general meeting; and/or (ii) circulate to all shareholders entitled to receive notice of any general meeting a statement of not more than one thousand words with respect to the matter referred to in any proposed resolution or any business to be conducted at such general meeting. The number of shareholders necessary for a requisition under the foregoing sentence is (x) either any number of shareholders representing not less than 1/20th of the total voting rights of all members having at the date of the requisition a right to vote at that meeting to which the requisition relates; or (y) not less than one hundred shareholders.
Delaware law does not include a provision restricting the manner in which nominations for directors may be made by shareholders or the manner in which business may be brought before a meeting, although restrictions may be included in a Delaware corporation’s certificate of incorporation or bylaws.
Amendment of Memorandum of Association/Certificate of Incorporation
Bermuda law provides that the memorandum of association of a company may be amended by a resolution passed at a general meeting of shareholders of which due notice has been given. Certain amendments to the memorandum of association may require approval of the Bermuda Minister of Finance, who may grant or withhold approval at his or her discretion.
Under Bermuda law, the holders of an aggregate of not less than 20% in par value of a company’s issued share capital have the right to apply to the Bermuda courts for an annulment of any amendment of the memorandum of association adopted by shareholders at any general meeting, other than an amendment which alters or reduces a company’s share capital as provided in the Companies Act. When such an application is made, the amendment becomes effective only to the extent that it is confirmed by the Bermuda court. An application for an annulment of an amendment of the memorandum of association must be made within 21 days after the date on which the resolution altering the company’s memorandum of association is passed and may be made on behalf of persons entitled to make the application by one or more of their designees as such holders may appoint in writing for such purpose. No application may be made by the shareholders voting in favor of the amendment.
Under Delaware law, amendment of the certificate of incorporation, which is the equivalent of a memorandum of association, of a company must be made by a resolution of the board of directors setting forth the amendment, declaring its advisability, and either calling a special meeting of the shareholders entitled to vote or directing that the proposed amendment be considered at the next annual meeting of the shareholders. Delaware law requires that, unless a greater percentage is provided for in the certificate of incorporation, a majority of the outstanding voting power of the corporation is required to approve the amendment of the certificate of incorporation at the shareholders’ meeting. If the amendment would alter the number of authorized shares or par value or otherwise adversely affect the powers, preferences or special rights of any class of a company’s stock, the holders of the issued and outstanding shares of such affected class, regardless of whether such holders are entitled to vote by the certificate of incorporation, are entitled to vote as a class upon the proposed amendment. However, the number of authorized shares of any class may be increased or decreased, to the extent not falling below the number of shares then outstanding, by the affirmative vote of the holders of a majority of the stock entitled to vote, if so provided in the company’s original certificate of incorporation.
Amendment of Bye-Laws
Our Amended and Restated Bye-Laws provide that the Amended and Restated Bye-Laws may be amended upon a resolution approved by a simple majority of the Board and by a resolution approved by a simple majority of the shareholders, provided that any rescission, alteration or amendment to bye-laws conferring special rights on each of the Founders and TFP HoldCo shall require the prior consent of each of the Founders and TFP HoldCo for so long as they each beneficially own a specified minimum percentage of our Common Shares or they have a designated director serving on the Board.
Under Delaware law, unless the certificate of incorporation or bylaws provide for a different vote, holders of a majority of the voting power of a corporation and, if so provided in the certificate of incorporation, the directors of the corporation have the power to adopt, amend and repeal the bylaws of a corporation.
Dissolution
Under Bermuda law, a solvent company may be wound up by way of a shareholders’ voluntary liquidation. Prior to the company entering liquidation, a majority of the directors are each required to make a statutory declaration, which states that the directors have made a full inquiry into the affairs of the company and have formed the opinion that the company will be able to pay its debts within a period of 12 months of the commencement of the winding-up and must file the statutory declaration with the Registrar of Companies in Bermuda. The general meeting is required to be convened primarily for the purposes of passing a resolution that the company be wound up voluntarily and appointing a liquidator. The winding-up of the company is deemed to commence at the time of the passing of the resolution.
Under Delaware law, a corporation may voluntarily dissolve (i) if a majority of the board of directors adopts a resolution to that effect and the holders of a majority of the issued and outstanding shares entitled to vote thereon vote for such dissolution; or (ii) if all shareholders entitled to vote thereon consent in writing to such dissolution.

SELLING SHAREHOLDERS
We may register securities covered by this prospectus for re-offers and resales by any selling shareholders to be named in a prospectus supplement. Because we are a well-known seasoned issuer, as defined in Rule 405 of the Securities Act, we may add secondary sales of securities by any selling shareholders by filing a prospectus supplement with the SEC. We may register these securities to permit selling shareholders to resell their securities when they deem appropriate. A selling shareholder may resell all, a portion or none of their securities at any time and from time to time. We may register those securities for sale through an underwriter or other plan of distribution as set forth in a prospectus supplement. See “Plan of Distribution.” Selling shareholders may also sell, transfer or otherwise dispose of some or all of their securities in transactions exempt from the registration requirements of the Securities Act. We may pay all expenses incurred with respect to the registration of the securities owned by the selling shareholder, other than underwriting fees, discounts or commissions, which will be borne by the selling shareholder. We will provide you with a prospectus supplement naming the selling shareholder, the amount of securities to be registered and sold and other terms of the securities being sold by a selling shareholder.

PLAN FOR DISTRIBUTION
We and any selling shareholders may sell the securities covered by this prospectus from time to time pursuant to underwritten public offerings, negotiated transactions, block trades or a combination of these methods or through underwriters or dealers, through agents and/or directly to one or more purchasers. The securities may be distributed from time to time in one or more transactions:
•at a fixed price or prices, which may be changed;
•at market prices prevailing at the time of sale;
•at prices related to such prevailing market prices; or
•at negotiated prices.
Each time that we and any selling shareholders sell securities covered by this prospectus, we will provide a prospectus supplement or supplements that will describe the method of distribution and set forth the terms and conditions of the offering of such securities, including the offering price of the securities and the proceeds to us, if applicable.
Offers to purchase the securities being offered by this prospectus may be solicited directly. Agents may also be designated to solicit offers to purchase the securities from time to time. Any agent involved in the offer or sale of our securities will be identified in a prospectus supplement.
If a dealer is utilized in the sale of the securities being offered by this prospectus, the securities will be sold to the dealer, as principal. The dealer may then resell the securities to the public at varying prices to be determined by the dealer at the time of resale.
If an underwriter is utilized in the sale of the securities being offered by this prospectus, an underwriting agreement will be executed with the underwriter at the time of sale and the name of any underwriter will be provided in the prospectus supplement that the underwriter will use to make resales of the securities to the public. In connection with the sale of the securities, we or the purchasers of securities for whom the underwriter may act as agent, may compensate the underwriter in the form of underwriting discounts or commissions. The underwriter may sell the securities to or through dealers, and those dealers may receive compensation in the form of discounts, concessions or commissions from the underwriters and/or commissions from the purchasers for which they may act as agent. Unless otherwise indicated in a prospectus supplement, an agent will be acting on a best efforts basis and a dealer will purchase securities as a principal, and may then resell the securities at varying prices to be determined by the dealer.
Any compensation paid to underwriters, dealers or agents in connection with the offering of the securities, and any discounts, concessions or commissions allowed by underwriters to participating dealers, will be described in the applicable prospectus supplement. Underwriters, dealers and agents participating in the distribution of the securities may be deemed to be underwriters within the meaning of the Securities Act, and any discounts and commissions received by them and any profit realized by them on resale of the securities may be deemed to be underwriting discounts and commissions. We may enter into agreements to indemnify underwriters, dealers and agents against civil liabilities, including liabilities under the Securities Act, or to contribute to payments they may be required to make in respect thereof and to reimburse those persons for certain expenses.
Any Common Shares issued by us will be traded on NYSE unless we specify otherwise in the prospectus supplement, but any other securities may or may not be publicly traded or listed on a recognized securities exchange. To facilitate the offering of securities, certain persons participating in the offering may engage in transactions that stabilize, maintain or otherwise affect the price of the securities. This may include over-allotments or short sales of the securities, which involve the sale by persons participating in the offering of more securities than were sold to them. In these circumstances, these persons would cover such over-allotments or short positions by making purchases in the open market or by exercising their over-allotment option, if any. In addition, these persons may stabilize or maintain the price of the securities by bidding for or purchasing securities in the open market or by imposing penalty bids, whereby selling concessions allowed to dealers participating in the offering may be reclaimed if securities sold by them are repurchased in connection with stabilization transactions. The effect of these transactions may be to stabilize or maintain the market may be discontinued at any time.
If indicated in the applicable prospectus supplement, underwriters or other persons acting as agents may be authorized to solicit offers by institutions or other suitable purchasers to purchase the securities at the public offering price set forth in the prospectus supplement, pursuant to delayed delivery contracts providing for payment and delivery on the date or dates stated in the prospectus supplement. These purchasers may include, among others, commercial and savings banks, insurance companies, pension funds, investment companies and educational and charitable institutions. Delayed delivery contracts will be subject to the condition that the purchase of the securities covered by the delayed delivery contracts will not at the time of delivery be prohibited under the laws of any jurisdiction in the United States to which the purchaser is subject. The underwriters and agents will not have any responsibility with respect to the validity or performance of these contracts.
We may engage in at-the-market offerings into an existing trading market in accordance with Rule 415(a)(4) under the Securities Act. In addition, we may enter into derivative transactions with third parties, or sell securities not covered by this prospectus to third parties in privately negotiated transactions. If the applicable prospectus supplement so indicates, in connection with those derivatives, the third parties may sell securities covered by this prospectus and the applicable prospectus supplement, including in short sale transactions. If so, the third party may use securities pledged by us or borrowed from us or others to settle those sales or to close out any related open borrowings of stock, and may use securities received from us in settlement of those derivatives to close out any related open borrowings of stock. The third party in such sale transactions will be an underwriter and, if not identified in this prospectus, will be named in the applicable prospectus supplement. In addition, we may otherwise loan or pledge securities to a financial institution or other third party that in turn may sell the securities short using this prospectus and an applicable prospectus supplement. Such financial institution or other third party may transfer its economic short position to investors in our securities or in connection with a concurrent offering of other securities.
The specific terms of any lock-up provisions in respect of any given offering will be described in the applicable prospectus supplement.
The underwriters, dealers and agents may engage in transactions with us, or perform services for us, in the ordinary course of business for which they receive compensation.

LEGAL MATTERS
The validity of the securities offered by this prospectus will be passed upon, as applicable, by our principal legal advisors in the United States and United Kingdom, Willkie Farr & Gallagher (UK) LLP, located at CityPoint, 1 Ropemaker Street, EC2Y 9AW London, United Kingdom and our principal legal advisors in Bermuda, Conyers Dill & Pearman Limited, located at Clarendon House, 2 Church Street, Hamilton HM 11, Bermuda. Additional legal matters may be passed upon for us or any underwriters, dealers or agents by counsel that we will name in the relevant prospectus supplement.
EXPERTS
The consolidated financial statements of Fidelis Insurance Holdings Limited as of December 31, 2024 and 2023 and for each of the years in the three-year period ended December 31, 2024, and management’s assessment of the effectiveness of internal control over financial reporting as of December 31, 2024 have been incorporated by reference herein in reliance upon the reports of KPMG Audit Limited, independent registered public accounting firm, incorporated by reference herein, and upon the authority of said firm as experts in accounting and auditing. To the extent that KPMG Audit Limited audits and reports on financial statements of Fidelis Insurance Holdings Limited issued at future dates, and consents to the use of its report thereon, such financial statements also will be incorporated by reference herein in reliance upon its report and said authority.
WHERE YOU CAN FIND MORE INFORMATION
This prospectus is part of an automatic “shelf” registration statement on Form F-3ASR that we have filed with the SEC, including exhibits, schedules and amendments thereto, of which this prospectus is a part, under the Securities Act with respect to the securities covered by this prospectus. This prospectus does not contain all of the information set forth in the registration statement and exhibits and schedules to the registration statement or the documents incorporated by reference herein and therein. For further information with respect to our company and the securities covered by this prospectus, reference is made to the registration statement, including the exhibits and schedules thereto and the documents incorporated by reference herein and therein. You should rely only on the information contained in this prospectus, relevant prospectus supplements, or incorporated by reference herein or therein.
Statements contained in this prospectus and the documents incorporated by reference herein and therein as to the contents of any contract or other document referred to in this prospectus are not necessarily complete and, where that contract or other document has been filed as an exhibit to the registration statement, each statement in this prospectus and the documents incorporated by reference herein and therein is qualified in all respects by the exhibit to which the reference relates.
We are subject to the informational requirements of the Exchange Act. Accordingly, we are required to file reports and other information with the SEC, including annual reports on Form 20-F and periodic reports on Form 6-K. Our SEC filings, including our registration statement, our annual and periodic reports and other information, are available, free of charge, on the SEC’s website, www.sec.gov.
We also maintain a website at www.fidelisinsurance.com. We will make the information filed with or furnished to the SEC available free of charge through our website as soon as reasonably practicable after we electronically file such material with, or furnish it to, the SEC. Information contained on, or accessible through our website is not incorporated by reference into and does not constitute a part of this prospectus or any other report or documents we file with or furnish to the SEC. We have included these website addresses in this prospectus solely as inactive textual references.
As a foreign private issuer, we are exempt under the Exchange Act from the rules prescribing the furnishing and content of proxy statements, and our officers, directors and principal shareholders are exempt from the reporting and short-swing profit recovery provisions contained in Section 16 of the Exchange Act. In addition, we are not required under the Exchange Act to file periodic reports and financial statements with the SEC as frequently or as promptly as U.S. companies whose securities are registered under the Exchange Act.
INCORPORATION OF DOCUMENTS BY REFERENCE
The SEC allows us to “incorporate by reference” information into this prospectus, which means that we can disclose important information to you by referring you to another document filed separately with the SEC. The documents incorporated by reference into this prospectus contain important information that you should read about us and the information incorporated by reference is considered to be a part of this document, except for any information superseded by information that is included directly in this prospectus or incorporated by reference subsequent to the date of this prospectus. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this prospectus.
We incorporate by reference into this prospectus the following documents or information that we have filed with the SEC:
•our Annual Report on Form 20-F for the year ended December 31, 2024, as filed with the SEC on March 11, 2025 (SEC File No. 001-41731);

•our registration statement on Form 8-A, filed with the SEC on June 28, 2023 (SEC File No. 333-271270) pursuant to Section 12(b) of the Exchange Act, and any subsequent amendment or report filed for the purpose of updating such description;
•our Current Report on Form 6-K, as filed with the SEC on May 15, 2025 (only our Unaudited Consolidated Financial Statements and Management’s Discussion and Analysis of Financial Condition and Results of Operations for the three months ended March 31, 2025, contained in Exhibit 99.1); and
•any future filings on Form 20-F made with the SEC after the date of this prospectus and prior to the termination of the offering of the securities offered by this prospectus, and any future reports on Form 6-K furnished to the SEC during that period that are identified in those forms as being incorporated by reference into this prospectus.
You can obtain any of the filings incorporated by reference into this prospectus through us or from the SEC through the SEC’s website at http://www.sec.gov. We will provide to each person, including any beneficial owner, to whom a prospectus is delivered, without charge upon written or oral request, a copy of any or all of the documents that are incorporated by reference into this prospectus but not delivered with the prospectus, including exhibits which are specifically incorporated by reference into such documents. Requests should be directed to: Fidelis Insurance Holdings Limited, Attn: Investor Relations, Wellesley House South, 90 Pitts Bay Road, Pembroke, Bermuda HM08. Our telephone number is +1 (441) 279-2590.

FIDELIS INSURANCE HOLDINGS LIMITED
$400,000,000 7.750% FIXED-RATE RESET SUBORDINATED
NOTES DUE 2055

PROSPECTUS SUPPLEMENT
June 10, 2025
INCLUDING PROSPECTUS DATED
May 15, 2025
Joint Book-Running Managers

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